UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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Citrix Systems, Inc.

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Dear Fellow Shareholder,	April 25, 2019

On behalf of Citrix, thank you for your continued investment. We value your support, which is essential to the success of our efforts to deliver long-term value and positively impact the livelihood of people around the world.

I would like to direct you to my CEO Letter, which can be found in this year’s Annual Report available at investors.citrix.com/financials/annual-reports. In my letter, I discuss our mission to power a better way to work, while delivering solutions that enable workforce mobility and flexibility, making it possible for anyone to do their best work anywhere, any time, on any device. I also summarize our 2018 results – a year of strong financial performance and acceleration of our subscription model transition. Further, I discuss our long-term strategy of accelerating to the cloud, unifying our portfolio and expanding into new areas.

At Citrix, we take corporate responsibility seriously and work together to provide a better tomorrow for the next generation, by building a diverse and inclusive culture, operating more responsibly as we work toward a more sustainable world, and conducting our business in an ethical, transparent and accountable way, which generates value for all our stakeholders.

We hope that you can attend our annual meeting. Even if you plan to attend, we encourage you to vote your shares in advance of the meeting.

Very truly yours,

DAVID J. HENSHALL

Chief Executive Officer, President

and Director

CITRIX SYSTEMS, INC. | 2019 PROXY STATEMENT

CITRIX SYSTEMS, INC.

851 West Cypress Creek Road

Fort Lauderdale, Florida 33309

NOTICE OF 2019 ANNUAL MEETING OF SHAREHOLDERS

To Be Held at 5:00 p.m. Eastern Time on Tuesday, June 4, 2019

To the Shareholders of Citrix Systems, Inc.:

The 2019 Annual Meeting of Shareholders of Citrix Systems, Inc., a Delaware corporation, will be held on Tuesday, June 4, 2019, at 5:00 p.m. Eastern time, at our offices at 851 West Cypress Creek Road, Fort Lauderdale, Florida 33309, United States for the following purposes:

1.

to elect ten members to the Board of Directors, each to serve for a one-year term and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal;

2.	to approve an amendment to our Amended and Restated 2014 Equity Incentive Plan;

3.	to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2019;

4.	to hold an advisory vote on the compensation of our Named Executive Officers; and

5.	to transact such other business as may properly come before the 2019 Annual Meeting or any adjournments or postponements thereof.

The proposal for the election of directors relates solely to the election of ten directors nominated by our Board of Directors and does not include any other matters relating to the election of directors, including, without limitation, the election of directors nominated by any shareholder.

Only shareholders of record at the close of business on April 9, 2019 are entitled to notice of and to vote at the 2019 Annual Meeting and at any adjournment or postponement thereof.

All shareholders are cordially invited to attend the 2019 Annual Meeting in person. To ensure your representation at the 2019 Annual Meeting, we urge you to vote via the Internet at www.proxyvote.com or by telephone by following the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail and which instructions are also provided on that website, or, if you have requested a proxy card by mail, by signing, voting and returning your proxy card to Vote Processing, c/o Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, New York 11717. For specific instructions on how to vote your shares, please review the instructions for each of these voting options as detailed in your Notice of Internet Availability and in this Proxy Statement. If you attend the 2019 Annual Meeting, you may vote in person even if you have previously returned your proxy card or have voted via the Internet or by telephone.

In addition to their availability at www.proxyvote.com, this Proxy Statement and our Annual Report to Shareholders are available for viewing, printing and downloading at investors.citrix.com/financials/annual-reports.

By Order of the Board of Directors,

ANTONIO G. GOMES Executive Vice President, General Counsel and Secretary

Fort Lauderdale, Florida

April 25, 2019

WHETHER OR NOT YOU PLAN TO ATTEND THE 2019 ANNUAL MEETING, PLEASE PROMPTLY COMPLETE YOUR PROXY AS INDICATED ABOVE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. PLEASE REVIEW THE INSTRUCTIONS FOR EACH OF YOUR VOTING OPTIONS DESCRIBED IN THIS PROXY STATEMENT AND THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS YOU RECEIVED IN THE MAIL.

CITRIX SYSTEMS, INC.

851 West Cypress Creek Road

Fort Lauderdale, Florida 33309

PROXY STATEMENT

For the 2019 Annual Meeting of Shareholders

To Be Held on June 4, 2019

April 25, 2019

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Citrix Systems, Inc., a Delaware corporation, for use at the 2019 Annual Meeting of Shareholders to be held on Tuesday, June 4, 2019 at 5:00 p.m. Eastern time, at our offices at 851 West Cypress Creek Road, Fort Lauderdale, Florida 33309, United States, or at any adjournments or postponements thereof. An Annual Report to Shareholders, containing financial statements for the year ended December 31, 2018, and this Proxy Statement are being made available to all shareholders entitled to vote at the 2019 Annual Meeting. The Notice of Internet Availability was mailed, and this Proxy Statement and the form of proxy were first made available, to shareholders on or about April 25, 2019.

The purposes of the 2019 Annual Meeting are to:

•	elect ten directors for one-year terms;

•	approve an amendment to our Amended and Restated 2014 Equity Incentive Plan;

•	ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2019;

•	hold an advisory vote to approve the compensation of our Named Executive Officers; and

•	to transact such other business as may properly come before the 2019 Annual Meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on April 9, 2019, which we refer to as the record date, will be entitled to receive notice of and to vote at the 2019 Annual Meeting. As of that date, 132,101,238 shares of our common stock, $0.001 par value per share, were issued and outstanding. Shareholders are entitled to one vote per share on any proposal presented at the 2019 Annual Meeting. If you are a shareholder of record, you may vote via the Internet at www.proxyvote.com or by telephone at 1-800-690-6903 by following the instructions on the Notice of Internet Availability of Proxy Materials or physical proxy card you received in the mail and which are also provided on that website; or, if you have requested a proxy card by mail, by signing, voting and returning your proxy card. If you are a shareholder who holds shares through a brokerage firm, bank, trust or other similar organization (that is, in “street name”), please refer to the instructions from the broker or organization holding your shares

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by:

•	filing with our Secretary, before the taking of the vote at the 2019 Annual Meeting, a written notice of revocation bearing a later date than the proxy;

•	properly casting a new vote via the Internet or by telephone at any time before the closure of the Internet or telephone voting facilities;

•	duly completing a later-dated proxy relating to the same shares and delivering it to our Secretary before the taking of the vote at the 2019 Annual Meeting; or

•	attending the 2019 Annual Meeting and voting in person (although attendance at the 2019 Annual Meeting will not in and of itself constitute a revocation of a proxy).

Any written notice of revocation or subsequent proxy should be sent so as to be delivered to our principal executive offices at Citrix Systems, Inc., 851 West Cypress Creek Road, Fort Lauderdale, Florida 33309, Attention: Secretary, before the taking of the vote at the 2019 Annual Meeting.

2019 Proxy Statement	1

The representation in person or by proxy of at least a majority of the outstanding shares of our common stock entitled to vote at the 2019 Annual Meeting is necessary to constitute a quorum for the transaction of business. Abstentions and broker non-votes (discussed below) will be counted as present or represented for purposes of determining the presence or absence of a quorum for the 2019 Annual Meeting. When a quorum is present at any meeting of shareholders, the holders of a majority of the stock present or represented and voting on a matter shall decide any matter to be voted upon by the shareholders at such meeting, except when a different vote is required by express provision of law, our amended and restated certificate of incorporation (as currently in effect, our “Certificate of Incorporation”) or our amended and restated bylaws (as currently in effect, our “Bylaws”).

For Proposal 1 (the election of ten directors), each nominee shall be elected as a director if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Any director who fails to receive the required number of votes for his or her re-election is required to submit his or her resignation to the Board of Directors. Our Nominating and Corporate Governance Committee (excluding any director nominee who failed to receive the required number of votes) will promptly consider any such director’s resignation and make a recommendation to the Board of Directors as to whether such resignation should be accepted. The Board of Directors is required to act on the Nominating and Corporate Governance Committee’s recommendation within 90 days of the certification of the shareholder vote for the 2019 Annual Meeting.

For each of Proposal 2 (approval of an amendment to our Amended and Restated 2014 Equity Incentive Plan), Proposal 3 (the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2019), and Proposal 4 (the advisory vote to approve the compensation of our Named Executive Officers), an affirmative vote of a majority of the stock present, in person or represented by proxy, and voting on such matter is required for approval.

Broadridge Financial Solutions will tabulate the votes at the 2019 Annual Meeting. The vote on each matter submitted to shareholders will be tabulated separately.

Broker non-votes are shares held by a nominee (such as a bank or brokerage firm) which, although counted for purposes of determining a quorum, are not voted on a particular matter because voting instructions have not been received from the nominees’ clients (who are the beneficial owners of such shares). Under national securities exchange rules, nominees who hold shares of common stock in street name for, and have transmitted our proxy solicitation materials to, their customers but do not receive voting instructions from such customers, are not permitted to vote such customers’ shares on non-routine matters. Proposal 3 is considered a routine matter under such rules and nominees therefore have discretionary voting power as to Proposal 3. For non-routine matters, these broker non-votes shall not be counted as votes cast and therefore will have no effect on Proposals 1, 2 and 4. Similarly, abstentions are not counted as votes cast and thus will have no effect on any proposal.

The persons named as attorneys-in-fact in the proxies, David J. Henshall and Antonio G. Gomes, were selected by the Board of Directors and are officers of Citrix. All properly executed proxies submitted in time to be counted at the 2019 Annual Meeting will be voted by such persons at the 2019 Annual Meeting. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications. If no such specifications are indicated, such proxies will be voted FOR Proposal 1 (the election of each of the director nominees), FOR Proposal 2 (approval of an amendment to our Amended and Restated 2014 Equity Incentive Plan), FOR Proposal 3 (the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2019), and FOR Proposal 4 (the advisory vote to approve the compensation of our Named Executive Officers).

Aside from the proposals included in this Proxy Statement, our Board of Directors knows of no other matters to be presented at the 2019 Annual Meeting. If any other matter should be presented at the 2019 Annual Meeting upon which a vote may properly be taken, shares represented by all proxies received by the Board of Directors will be voted with respect to such matter in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

No dissenters’ rights are available under the General Corporation Law of the State of Delaware, our Certificate of Incorporation or our Bylaws to any shareholder with respect to any of the matters proposed to be voted on at the 2019 Annual Meeting.

Unless otherwise indicated, references in this Proxy Statement to “Citrix,” the “company,” “we” and “us” refer to Citrix Systems, Inc., a Delaware corporation and its consolidated subsidiaries.

2

Proxy Highlights

This summary should be read in conjunction with our Annual Report on Form 10-K for the year ended December 31, 2018 and the entire Proxy Statement.

Accelerating to the Cloud

Citrix is powering a better way to work with unified workspace, networking, and analytics solutions that help organizations unlock innovation, engage customers, and boost productivity, without sacrificing security. With Citrix, users get a seamless work experience and IT has a unified platform to secure, manage, and monitor diverse technologies in complex cloud environments.

As the world embraces cloud solutions, we continue to accelerate our transformation, focusing on three strategic priorities. First, we are accelerating our transition to a subscription-based business model with all our solutions offered as cloud services, giving organizations flexibility in how they work. Second, we are unifying our portfolio to simplify user and IT experience. Finally, we are prioritizing innovation, organically and through acquisitions, to meet the evolving needs of our customers and position Citrix for long-term sustainable growth.

We believe execution of our strategic priorities will continue to drive results for our stakeholders. Exiting 2018, progress in our business transformation to a cloud-based subscription business was reflected in:

•	Bookings: More than 42% of total product bookings were subscription-based in 2018, up from 28% in 2017

•	Deferred and unbilled revenue: Deferred and unbilled revenue, or future committed revenue, grew 12% year-over-year to $2.2 billion[1]

•	Reported revenue: Subscription revenue grew 45% year-over-year

•	Mix within total subscription revenue: Software as a Service (SaaS) revenue accounted for 60% of total subscription revenue and 9% of total revenue in 2018

[1]

Unbilled revenue primarily represents contractually committed future billings under our subscription agreements that have not been invoiced and, accordingly, are not recorded in accounts receivable and deferred revenue within our consolidated financial statements.

2019 Proxy Statement	3

2018 Highlights:

As illustrated in the graph below, our total shareholder return (assuming reinvestment of dividends)(1), or TSR, over the five-year period ended on December 31, 2018 was approximately 105%.

(1)	For purposes of this graph, the reinvestment of Citrix’s $0.35 per share cash dividend paid on December 21, 2018 was calculated using the closing price on Nasdaq on December 31, 2018.
(2)	In January 2017, we completed the separation of our GoTo business and its subsequent merger with LogMeIn, Inc. For the purpose of this graph, the distribution of LogMeIn common stock to our shareholders in connection with such separation and merger is treated as a non-taxable cash dividend of $18.59 (equal to the opening price of LogMeIn common stock on February 1, 2017 multiplied by .1718 of a share of LogMeIn common stock). Such amount was deemed reinvested in Citrix common stock at the closing price on February 1, 2017 using the daily dividend reinvestment methodology. Other financial data providers may use different methodologies to adjust for the GoTo separation, which may produce different results.

4

Executive Compensation Highlights

Concept	Implementation
Link executive target compensation directly with company performance

•  To provide direct alignment with returns to shareholders and incentives to drive long-term success, target compensation(1) for our Named Executive Officers was(2):

•   56.5%, on average, performance-based(3)

•   89.9%, on average, at risk(4)

Payout opportunity levels for our executive variable cash compensation plan should motivate performance that meets or exceeds our financial plan objectives while mitigating undue exposure to under-performance of these objectives

•  In 2018, each executive officer’s variable cash compensation plan award was based 100% on the achievement of objective financial operating targets consistent with our corporate operating plan

•  Based on 2018 company performance, variable cash compensation plan awards for 2018 paid 170.9% of the target amount

•  Over the past ten years, our variable cash compensation plan awards have paid out between 58.8% and 170.9% and paid above 100% only half of the time

Our executives should be incentivized to achieve financial goals that are directly tied to our multi-year business strategy and a driver of value creation for our shareholders

•  At least 50% of annual equity awards to executive officers are awarded as performance-based restricted stock units; and for 2018, these annual awards vest based on subscription bookings as a percentage of total product and subscription bookings, which we believe is an indicator of the success of our business transformation

Our compensation program should be tailored to the specific challenges facing the company and the company’s strategic initiatives at any given time

•  Each year, our variable cash compensation plan and performance-based equity awards granted to executive officers are designed to fit our strategic and operational initiatives and reflect feedback we receive from our shareholders

(1)

Includes 2018 base salary and target variable cash compensation, both in effect at the end of 2018, and the grant date fair value of equity compensation granted in 2018. Does not include the performance-based awards granted in August 2017 for retention purposes that are included in the Summary Compensation Table and Grants of Plan-Based Awards Table as described herein.

(2)

Calculations excludes Mark M. Coyle, our former Interim Chief Financial Officer, who served in such role from July 10, 2017 through February 18, 2018 and Andrew H. Del Matto, our former Executive Vice President and Chief Financial Officer who joined Citrix on February 19, 2018 and, as announced on April 24, 2019, Mr. Del Matto’s employment with our company will end on April 26, 2019.

(3)	Performance-based compensation includes target variable cash compensation and performance-based restricted stock units granted in 2018.
(4)	At risk compensation includes target variable cash compensation and equity compensation granted in 2018.

See Individual Executive Compensation Decisions beginning on page 51 for further details regarding our Named Executive Officers’ compensation.

2019 Proxy Statement	5

Governance Highlights

The following summary of our governance policies and facts highlights our commitment to governance practices that protect shareholder rights:

✓	Proxy access	✓	Long-standing commitment to corporate responsibility

✓	Annual elections of all directors	✓	Stock ownership guidelines for executive officers and directors

✓	Majority voting for director elections	✓	Policies prohibiting hedging, short selling and pledging of our common stock

✓	Lead independent director	✓	Commitment to evolving and diversifying our Board of Directors

✓	Active shareholder engagement	✓	Independent directors regularly meet without management present

✓	Annual Board self-assessment process	✓	Board oversight of risk management

✓	Executive compensation recovery policy	✓	Annual say-on-pay vote

Shareholder Engagement

Our Board of Directors welcomes and values the views and insights of our shareholders and conducts an annual outreach effort to connect with our larger shareholders in order to ensure open lines of communication. Further, our executives regularly engage with shareholders to better understand their perspective on a wide range of strategy, business and governance issues.

In 2019, we reached out to our largest shareholders and proxy advisory firms to understand their perspectives and discuss our governance and executive compensation policies with a goal to use feedback received from shareholders and proxy advisory firms to inform our governance and executive compensation decisions for 2019. As a result, we held meetings in early 2019 with institutional shareholders representing over 32% of Citrix’s outstanding common stock. We also met with proxy advisory firms during the same period. These shareholder meetings covered a wide range of topics, including: our subscription model transition and strategy; corporate governance practices such as board composition; our diversity and inclusion programs; cybersecurity and data privacy; succession planning and shareholder views regarding pay ratio disclosure; and other matters of shareholder interest. Peter J. Sacripanti, the Chairperson of our Compensation Committee and a member of our Nominating and Corporate Governance Committee, and David J. Henshall, our President and Chief Executive Officer, participated in each meeting along with other senior executives of the company.

Members of the leadership team, the Chairperson of our Compensation Committee, and other members of our Board of Directors who participate in shareholder engagement meetings regularly discuss shareholder feedback with relevant Board committees and the full Board of Directors. In general, feedback from our shareholders regarding our compensation programs and corporate governance practices has been positive. The Board of Directors carefully considers the feedback from shareholders and has implemented their feedback into our executive compensation and corporate governance practices, including:

•	increasing our focus on our diversity and inclusion initiatives, including diversity of our Board of Directors;

•	implementing an operational performance metric for our 2018 and 2019 performance-based equity awards to align with our strategic initiatives; and

•	increasing our focus on Corporate Social Responsibility (CSR) programs and initiatives with oversight by the Nominating and Corporate Governance Committee.

We believe it is important to continue to engage with our shareholders on a regular basis to understand their perspectives and to give them a voice in shaping our governance and executive compensation policies and practices.

6

Our Board of Directors

The following table provides summary information about each director nominee and the standing committees on which they currently serve. Each director will be elected for a one-year term.

2019 Proxy Statement	7

Voting Matters

The proposals to be considered at the 2019 Annual Meeting are as follows:

		Board recommendation	See page number for more detail

PROPOSAL 1	Election of Directors	FOR each Nominee	77

PROPOSAL 2	Amendment to Amended and Restated 2014 Equity Incentive Plan	FOR	78

PROPOSAL 3	Ratification of Appointment of Independent Registered Public Accounting Firm for 2019	FOR	87

PROPOSAL 4	Advisory Vote to Approve the Compensation of our Named Executive Officers (Say-on-Pay)	FOR	88

8

Part 1 Corporate Governance

Corporate Governance Cycle

Our annual corporate governance cycle is shown below:

Independence of Members of Our Board

Our Board of Directors has determined that eight of our directors (Ms. Caldwell, Mr. Cohn, Mr. Daleo, Mr. Demo, Dr. Gopal, Mr. Hogan, Ms. Kilcoyne, and Mr. Sacripanti) are independent within the meaning of the director independence standards of The Nasdaq Stock Market LLC, or Nasdaq, and the Securities and Exchange Commission, or the SEC, including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended. Furthermore, our Board of Directors has determined that each member of each of our regular standing committees of the Board of Directors is independent within the meaning of Nasdaq’s and the SEC’s director independence standards. In making this determination, our Board of Directors solicited information from each of our directors regarding whether such director, or any member of his or her immediate family, had a direct or indirect material interest in any transactions involving Citrix, was involved in a debt relationship with Citrix or received personal benefits outside the scope of such person’s normal compensation. The Board of Directors determined that each of Mr. Calderoni, who served as our Executive Chairman through December 31, 2018 and currently serves as our Chairman but no longer as an employee of the company, and

Mr. Henshall, who is currently serving as our President and Chief Executive Officer, is not independent within these definitions. Our Board of Directors considered the responses of our directors, and independently considered the commercial agreements, acquisitions, and other material transactions entered into by Citrix during 2018.

Board Leadership Structure

Our Corporate Governance Guidelines provide our Board of Directors with flexibility to select the appropriate leadership structure based on the specific needs of our business and the best interests of our shareholders. Our Corporate Governance Guidelines set forth our general policy that the positions of Chairperson of the Board of Directors and Chief Executive Officer will be held by different persons. In certain circumstances, however, our Board of Directors may determine that it is in our best interests for the same person to hold the positions of Chairperson and Chief Executive Officer, or, in the case of Mr. Calderoni’s appointment as Executive Chairman in July 2015, for the position of Chairperson to also be an executive role. In such event, the Board of Directors will appoint an independent member of our Board of Directors as the Lead Independent Director, who is currently Nanci E. Caldwell. While Mr. Calderoni ceased to

2019 Proxy Statement	9

be Executive Chairman on January 1, 2019, he continues as Chairman in a non-employee capacity and Ms. Caldwell continues in the position of Lead Independent Director. Our general policy is that the position of Chairperson or Lead Independent Director, as the case may be, will be held by an independent member of our Board of Directors. The Chairperson or Lead Independent Director, as the case may be, will preside at executive sessions of the independent directors and will have such further responsibilities as the full Board of Directors may designate from time to time.

Executive Sessions of Independent Directors

Executive sessions of the independent directors are held at least four times a year following regularly scheduled in-person meetings of our Board of Directors. Executive sessions do not include Messrs. Calderoni and Henshall, and the Lead Independent Director of our Board of Directors, Ms. Caldwell, is responsible for chairing the executive sessions.

Executive Succession

Executive succession is regularly reviewed and discussed by our Board of Directors in Board meetings and in executive sessions of the Board of Directors. At least one Board meeting each year is focused on human capital, including formal reviews of executive talent, organizational structure and succession planning for the role of Chief Executive Officer and other senior executive roles. In these sessions, among other things, our Board of Directors reviews the assumptions, processes and strategy for various succession events and reviews potential internal and external successor candidates. The Board of Directors’ goal is to have a long-term and continuing program for effective executive development and succession and to be prepared for both short-term unexpected loss of a key leader and permanent transitions.

Considerations Governing Director Nominations

Director Qualifications

The Nominating and Corporate Governance Committee of our Board of Directors is responsible for reviewing with the Board of Directors from time to time the appropriate qualities, skills and characteristics desired of members of the Board of Directors in the context of the needs of the business and in light of the current make-up of our Board of Directors. This assessment includes consideration of the following minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by all directors:

10

The Nominating and Corporate Governance Committee also may consider numerous other qualities, skills and characteristics when evaluating director nominees, such as:

•	an understanding of and experience in software, hardware or services, technology, accounting, governance, finance and/or marketing;

•	leadership experience with public companies or other major complex organizations;

•	experience on another public company board; and

•	the specific needs of our Board of Directors and the committees of our Board of Directors at that time.

Our Board of Directors believes that a diverse membership with varying perspectives and breadth of experience is an important attribute of a well-functioning board and will enhance the quality of the Board of Director’s deliberations and decisions. As a result, the Nominating and Corporate Governance Committee will consider the diversity of background and experience of a director nominee (such as diversity of knowledge, skills, experience and expertise) as well as diversity of personal characteristics (such as diversity of gender, race, ethnicity, culture, thought and geography) among its members in the overall context of the composition of the Board of Directors. The Nominating and Corporate Governance Committee and the Board of Directors discuss the composition of our Board of Directors, including diversity of background and experience, as part of the annual Board of Directors evaluation process.

Process for Identifying and Evaluating Director Nominees

Our Board of Directors delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board of Directors, and of management, will be requested to take part in the process as appropriate. Generally, the Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management and the other directors, through the use of search firms or other advisers, through the recommendations submitted by shareholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee gathers information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the Nominating and Corporate Governance Committee deems to be helpful in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our Board of Directors. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board of Director’s approval as director nominees for election to our Board of Directors. The Nominating and Corporate Governance Committee also recommends candidates to the Board of Directors for appointment to the committees of the Board of Directors. The Chairman of the Board of Directors assists the Nominating and Corporate Governance Committee with Board composition and evolution planning, including review of committee memberships.

Board Evaluation Program

Our Board of Directors undertakes an evaluation process each year. In early 2019, our Board of Directors, with the assistance of an outside advisor, conducted one-on-one interview discussions to assess the Board’s performance and how to best serve the interests of our shareholders in the future. These one-on-one interview discussions focused on an assessment of the structure, composition, processes, roles, relationships and culture of our Board of Directors and its committees. The interview discussions also addressed appropriate Board size, committee composition and the functional, business and organizational skills that may be required of future Board members, executive succession, and perspectives on long-term corporate strategy. The results of the evaluation were shared with the Chairman of the Board of Directors and Lead Independent Director, and discussed in executive session with the full Board of Directors present.

Procedures for Recommendation of Director Nominees by Shareholders

The Nominating and Corporate Governance Committee will consider director nominee candidates who are recommended by our shareholders. Shareholders, in submitting recommendations to the Nominating and Corporate Governance Committee for director nominee candidates, shall follow the procedures described below.

Generally, the Secretary of the company must receive any such recommendation for nomination not later than the close

2019 Proxy Statement	11

of business on the 120th day, nor earlier than the close of business on the 150th day, prior to the first anniversary of the date the Proxy Statement was sent to shareholders in connection with our preceding year’s annual meeting.

All recommendations for nomination must comply with the requirements for shareholder nominations set forth in our Bylaws, including that any such recommendation must be in writing and include the following:

•	name and address of the shareholder making the recommendation, as they appear on our books and records, and of such record holder’s beneficial owner;

•	number of shares of our capital stock that are owned beneficially and held of record by such shareholder and such beneficial owner;

•	name of the individual recommended for consideration as a director nominee;

•	all other information relating to the recommended candidate that would be required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including the recommended candidate’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if approved by our Board of Directors and elected; and

•	a written statement from the shareholder making the recommendation stating why such recommended candidate meets Citrix’s criteria and would be able to fulfill the duties of a director.

Nominations must be sent to the attention of our Secretary by one of the two methods listed below:

By U.S. mail (including courier or expedited delivery service) to:

Citrix Systems, Inc.

851 West Cypress Creek Road

Fort Lauderdale, FL 33309

Attn: Secretary of Citrix Systems, Inc.

By facsimile to: (954) 337-4607

Attn: Secretary of Citrix Systems, Inc.

Our Secretary will promptly forward any such nominations to the Nominating and Corporate Governance Committee. As a requirement for being considered for nomination to our

Board of Directors, a candidate will need to comply with the following minimum procedural requirements:

•	a candidate must undergo a comprehensive private investigation background check by a qualified firm of our choosing;

•	a candidate must complete a detailed questionnaire regarding his or her experience, background and independence;

•	a candidate must submit to the Board of Directors his or her written consent to serve as director if elected; and

•	a candidate must submit to our Board of Directors a statement to the effect that (1) if elected, he or she will tender promptly following his or her election an irrevocable resignation effective upon his or her failure to receive the required vote for re-election at the next meeting at which he or she would face re-election, and (2) upon acceptance of his or her resignation by our Board of Directors, in accordance with our Corporate Governance Guidelines, he or she shall resign as a member of the Board of Directors.

Once the Nominating and Corporate Governance Committee receives the nomination of a candidate and the candidate has complied with the minimum procedural requirements above, such candidacy will be evaluated and a recommendation with respect to such candidate will be delivered to our Board of Directors.

Our Bylaws also provide that shareholders satisfying certain requirements, including ownership and holding period requirements with respect to our common stock, may nominate directors for potential inclusion in our Proxy Statement. In general, a shareholder, or a group of up to twenty shareholders, owning three percent or more of our outstanding common stock continuously for at least three years may nominate and include in our proxy materials director nominees constituting up to two individuals, or 20% of the Board of Directors, whichever is greater, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in our Bylaws. See Additional Information — Shareholder Proposals on page 89 for further information.

Policy Governing Director Attendance at Annual Meetings of Shareholders

All directors are offered the opportunity to attend our annual meeting of shareholders at our expense. Other than Mr. Henshall, no members of our Board of Directors attended our annual meeting of shareholders held in June 2018.

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Code of Ethics

We have adopted a “code of ethics,” as defined by regulations promulgated under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, which we refer to as our Code of Business Conduct and which applies to all of our directors and employees worldwide, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of our Code of Business Conduct is available in the Corporate Governance section of our website at http://www.citrix.com/about/governance.html.

A copy of our Code of Business Conduct may also be obtained, free of charge, upon a request directed to: Citrix Systems, Inc., 851 West Cypress Creek Road, Fort Lauderdale, Florida 33309, Attention: Investor Relations. We intend to disclose any amendment to or waiver of a provision of our Code of Business Conduct, to the extent required by rules and regulations, that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website, available at http://www.citrix.com/about/governance.html. For more corporate governance information, you are invited to access the Corporate Governance section of our website available at http://www.citrix.com/about/governance.html.

Risk Oversight

We view risk appraisal and oversight as being a primary component of our governance and management framework. To that end, our Board of Directors plays an active role in reviewing Citrix’s corporate strategy and priorities on an ongoing basis, and also encourages management to promote a culture that actively manages risks as a part of our corporate strategy and day-to-day business operations.

Our Board of Directors is involved in risk oversight through its direct decision-making authority with respect to significant matters as well as the oversight of management by the Board of Directors and its committees. Among other areas, the Board of Directors is directly involved in overseeing risks related to our overall corporate strategy, including product, go-to-market and sales strategy, executive officer succession, cybersecurity, business continuity, crisis preparedness and competitive and reputational risks.

The committees of the Board of Directors execute their oversight responsibility for risk management as follows:

•	The Audit Committee has responsibility for overseeing our internal financial and accounting controls, work performed by our independent registered public accounting firm and our internal audit function and overseeing risks related to our investments, financing activities, capital allocation strategies and world-wide insurance programs. As part of its oversight function, the Audit Committee regularly reviews the policies and processes by which our exposure to certain significant areas of risk is assessed and managed. The Audit Committee also regularly discusses with management and our independent registered public accounting firm our major financial and controls-related risk exposures and steps that management has taken to monitor and control such exposures. In addition, we have, under the supervision of the Audit Committee, established procedures available to all employees for the anonymous and confidential submission of complaints relating to any matter to encourage employees to report questionable activities directly to our Audit Committee.

•	The Compensation Committee is responsible for ensuring that our compensation practices are consistent with our overall philosophy and drive the intended outcomes, overseeing risks related to our cash and equity-based compensation programs and practices, and evaluating whether our compensation plans encourage participants to take excessive risks that are reasonably likely to have a material adverse effect on Citrix. For a detailed discussion of our efforts to manage compensation-related risks, see Compensation-Related Risk Assessment below.

•	The Nominating and Corporate Governance Committee is responsible for overseeing risks related to the composition and structure of our Board of Directors and its committees, our corporate governance and certain areas of regulatory compliance. In this regard, the Nominating and Corporate Governance Committee conducts an annual evaluation of the Board of Directors and its committees, plans for Board member and executive officer succession, reviews transactions between Citrix and our officers, directors, affiliates of officers and directors, or other related parties for conflicts of interest, and annually reviews our most significant compliance policies and compliance training program. The Nominating and Corporate Governance Committee also periodically reviews reputational, intellectual property and litigation-related risks with management.

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We maintain a risk management program to identify, scope, communicate and manage risks across Citrix. As part of this program, our Internal Audit team, acting with executive sponsorship, facilitates a cross-functional engagement process that assesses and prioritizes risks that we face and monitors certain of our risk management initiatives. The Audit Committee receives a report concerning our risk management efforts on a regular basis.

In addition to the risk oversight work of the committees as described above, the full Board of Directors oversees cybersecurity risks, which includes key aspects of corporate security, product security, and the security of our cloud operations. As part of these efforts, the Board of Directors receives periodic in-person updates concerning management’s efforts to address cybersecurity risks. Further, our Board of Directors formed a Cybersecurity Committee of the Board to oversee management’s investigation of and response to the cyber incident we disclosed on our website on March 8, 2019. The work of the Cybersecurity Committee is supported by external forensic experts, legal counsel and strategic communications advisors.

Compensation-Related Risk Assessment

We believe that our executive officer and employee compensation plans are appropriately structured so as not to incent excessive risk taking that would be reasonably likely to have a material adverse effect on our business. In particular, the Compensation Committee considered the following aspects of our compensation plans and policies when evaluating these areas.

•	Our Board of Directors annually approves a corporate operating plan with goals that it believes are appropriate and reasonable in light of past performance and current market opportunities. Our corporate operating plan is the basis for the performance targets in our annual variable cash compensation plans.

•	For our variable cash compensation plans, awards are based on the achievement of at least two objective performance measures, thus diversifying the risk associated with any single indicator of performance.

•	For our variable cash compensation plans, we select performance measures that we believe are less susceptible to manipulation (for example, non-GAAP corporate operating margin) than other performance measures that we could select (for example, non-GAAP earnings per share).

•	We model amounts payable under proposed variable cash compensation plan structures against various scenarios and assess those payouts as a percentage of non-GAAP earnings per share, non-GAAP corporate operating income and other variables to ensure that our framework appropriately balances pay versus return to shareholders.

•	All of our executive and corporate variable cash compensation plans are capped at 200% of payout awards so as to prevent award payments in excess of specific returns to the business and our shareholders, even if we dramatically exceed our performance or financial targets.

•	Assuming achievement of a threshold level of performance, payouts under our performance-based plans if target performance metrics are not achieved result in compensation at levels below full target payout, rather than an “all-or-nothing” approach, which could engender excessive risk taking.

•	We implemented a performance-based restricted stock unit program for 2018, which awards our executive officers with restricted stock units based on subscription bookings as a percentage of total product and subscription bookings, which we believe is an indicator of the success of our business transformation and a driver of value creation for our shareholders. This program has been capped at 200% of target awards to prevent excessive compensation even if we dramatically outperform our goals.

•	Our base salary component of compensation does not encourage risk taking because it is a fixed amount.

•	No opportunities for non-qualified deferrals of compensation were offered to our executive officers in 2018 and none will be offered in 2019.

•	The Compensation Committee, or in the case of our President and Chief Executive Officer, the entire Board of Directors, determines achievement levels under our variable cash compensation plan and performance-vesting restricted stock unit awards after reviewing the company’s performance.

•	Our executive stock ownership policy requires executives to hold significant levels of stock, which aligns an appropriate portion of their personal wealth to our long-term performance.

•	Our executive officers are subject to a formal executive compensation recovery policy, or “clawback” policy, which allows us to recoup from our executive officers excess proceeds from certain incentive compensation received by such executive due to a material restatement of Citrix’s financial results due to an executive officer engaging in an act of embezzlement, fraud, willful misconduct or breach of fiduciary duty.

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Corporate Responsibility

At Citrix, we are committed to improving the lives of our employees, customers, partners, shareholders, and the communities in which we live and work. We believe that a strong focus on corporate responsibility and conducting our business in an ethical, transparent and accountable way generates value for all our stakeholders.

Our approach to corporate responsibility encompasses the following initiatives: Diversity, Inclusion and Belonging, Corporate Citizenship, Sustainability, Supply Chain Oversight and Trust.

Diversity, Inclusion and Belonging. At Citrix, diversity, inclusion and belonging is about leveraging the innovative power of human difference. We believe that including different backgrounds, beliefs, perspectives and capabilities in our workforce fuels innovation and creates value for our employees, customers, partners and shareholders. We have incorporated diversity, inclusion and belonging into our policies and practices, education and events, and executive and community programs, which include:

•	Executive Oversight Committee: Provides guidance, sponsorship, and thought leadership for company-wide diversity, inclusion and belonging initiatives;

•	Diversity, Inclusion and Belonging Team: Team focused on diversity, inclusion and belonging strategy development, initiative execution and measurement of outcomes that support our values and culture;

•	Attracting Talent: A number of programs and initiatives enhance the diversity and inclusion experience for candidates and employees, including: attending National Society of Black Engineers, Fairygodboss Women in Sales, and Grace Hopper conferences for employee development and talent attraction;

•	Employee Resource Groups: 16 employee-run chapters around the globe that address career development, mentoring, advocacy, and networking for groups such as women, LGBTQ, Latino, veterans and black professionals;

•	Community Programs: Supporting and sponsoring diversity-focused scholarships, as well as programs designed to support women and veterans in pursuit of a technology career, including partnering with Girls Who Code by sponsoring attendees for the Girls Who Code Summer Immersion Program and supporting a Girls Who Code summer internship program at Citrix;

•	Metrics: Leveraging industry benchmarks and third-party data to better analyze our workforce representation, hiring and retention trends, and workforce composition to identify focus areas and improvement opportunities;

•	Executive and Employee Training: Offering a number of inclusion, diversity and unconscious bias programs for senior leaders and employees including an Inclusion Architects Program to drive engagement and culture change and developing a diversity, inclusion and belonging toolkit to assist people in mitigating bias and behaving more inclusively; and

•	External Website: Highlighting our diversity and inclusion and oversight committee mission statement, metrics, programs and achievements in a dedicated section on Citrix.com, for customers, partners, shareholders and potential employees.

We have been publicly recognized for our commitment to inclusion and diversity initiatives. Most recently, in 2017, 2018 and 2019, Citrix was designated as one of the “Best Places to Work for LGBTQ Equality” by the Human Rights Campaign Foundation and received a score of 100 percent on the foundation’s Corporate Equality Index survey.

To ensure that our President and Chief Executive Officer drives a diverse and inclusive culture, as part of our President and Chief Executive Officer’s annual evaluation, he is evaluated on, among other things, his leadership of the business, which includes driving a diverse and inclusive culture.

Board diversity is also a top priority at Citrix. We believe that a diverse membership with varying perspectives and breadth of experience is an important attribute of a well-functioning Board of Directors and will enhance the quality of the Board of Director’s deliberations and decisions. As a result, the Nominating and Corporate Governance Committee of our Board of Directors considers the diversity of background and experience of a director nominee inclusive of diversity of knowledge, skills, experience and expertise, as well as, diversity of personal characteristics, such as diversity of gender, race, ethnicity, culture, thought and geography among its members in the overall context of the composition of the Board of Directors as documented in our Corporate Governance Guidelines and our Nominating and Corporate Governance Committee Charter. The Nominating and Corporate Governance Committee and the Board of Directors discuss the composition of our Board of Directors, including diversity of background and experience, as part of the annual Board of Directors evaluation process. In 2018, we added two new directors to the Board of Directors, Mr. Hogan and Ms. Kilcoyne, as part of the continuing evolution and diversification of our Board of Directors.

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Corporate Citizenship. We strive to be a good corporate citizen and support the communities in which we live and work. We are proud of our robust corporate giving program. We are even more proud of our generous employees, and we support their generosity through our charitable match program and our “day of impact” worldwide volunteer program.

During 2018, together, we:

•	served 1,245 charities in 40 countries through volunteer work and donations by our employees;

•	contributed $1,909,989, up 8% from last year, in total community investment, including employee donations, which were matched by Citrix; and

•	contributed 37,609 volunteer hours, up 24% from last year, to charities that serve low income communities with a focus on education programs, environmental stewardship, health services, and disaster relief.

Sustainability. We build sustainability-enabling products and services. Our technology gives people the opportunity to work and share information from anywhere on any device. Using our technology, our customers become less reliant on equipment, paper and commuter time.

For example, Citrix technology helps customers achieve their sustainability goals, including:

•	minimize the number of physical servers they have, drastically reducing energy consumption;

•	broaden client device options to include more low power alternatives such as thin clients and tablets;

•	safely and securely store unlimited files in the cloud, reducing paper, printing and postage needs; and

•	provide remote access to applications, programs, data, and collaboration tools, to reduce environmental cost associated with commuting, office space usage and team travel.

While our biggest opportunity to impact the sustainability of our communities is through our products and services, we are also investing in best practices to reduce our energy footprint. For example, we have programs designed to reduce our carbon footprint and have invested in sustainable design features and green operations in many of our offices.

Supply Chain Oversight. We are committed to advancing supply chain responsibility and strive to enhance transparency and promote greater accountability in our own operations and with our suppliers. Citrix outsources product manufacturing and recycling to suppliers and vendors that follow the highest environmental standards in the industry, such as ISO 14001. Further, we require our suppliers to adopt a policy of responsible sourcing. We also prohibit our suppliers from profiting from the sale of tantalum, tin, tungsten, and gold (also known as “conflict minerals”) that funds conflict in the Democratic Republic of the Congo (DRC) and adjoining countries, and we require that our suppliers source such minerals from socially responsible suppliers. Additionally, we participate in organizations focused on conducting operations in a socially and environmentally responsible manner, including organizations that support social, environmental and ethical responsibility in the electronics industry supply chain.

Trust. In 2018, we prepared for the arrival of the General Data Protection Regulation. In an effort to enhance our transparency, in 2018 we launched the Citrix Trust Center (https://www.citrix.com/about/trust-center/); a place where our customers and partners can go to learn more about Citrix’s privacy and security programs.

For more information about corporate responsibility efforts, please refer to our website at https://www.citrix.com/about/.

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Policy Governing Shareholder Communications with our Board

Our Board of Directors provides to every security holder the ability to communicate with the Board of Directors as a whole and with individual directors on the Board of Directors through an established process for security holder communication as follows:

•	For communications directed to our Board of Directors as a whole, security holders may send such communications to the attention of the Chairperson of the Board of Directors by one of the two methods listed below:

By U.S. mail (including courier or expedited delivery service) to:

Citrix Systems, Inc.

851 West Cypress Creek Road

Fort Lauderdale, FL 33309

Attn: Chairperson of the Board of Directors, c/o Secretary

By facsimile to: (954) 337-4607

Attn: Chairperson of the Board of Directors, c/o Secretary

•	For security holder communications directed to an individual director in his or her capacity as a member of our Board of Directors, security holders may send such communications to the attention of the individual director by one of the two methods listed below:

By U.S. mail (including courier or expedited delivery service) to:

Citrix Systems, Inc.

851 West Cypress Creek Road

Fort Lauderdale, FL 33309

Attn: Secretary of Citrix Systems, Inc.

By facsimile to: (954) 337-4607

Attn: Secretary of Citrix Systems, Inc.

We will forward any such security holder communication to the Chairperson of the Board of Directors, as a representative of the Board of Directors, or to the director to whom the communication is addressed, on a periodic basis. We will forward such communications by certified U.S. mail to an address specified by each director and the Chairperson of the Board of Directors for such purposes or by secure electronic transmission.

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Part 2 Board of Directors

Our Directors

The following table sets forth our current directors, who are being nominated for re-election at the 2019 Annual Meeting. All ten directors are nominated for re-election to one-year terms at the 2019 Annual Meeting.

The biographical description below for each director nominee includes the specific experience, qualifications, attributes and skills that led to the conclusion by our Board of Directors that such person should serve as a director of Citrix.

Name	Position(s) with Citrix

Robert M. Calderoni	Chairman of the Board of Directors

Nanci E. Caldwell	Lead Independent Director

Jesse A. Cohn	Director

Robert D. Daleo	Director

Murray J. Demo	Director

Ajei S. Gopal	Director

David J. Henshall	Director, President and Chief Executive Officer

Thomas E. Hogan	Director

Moira A. Kilcoyne	Director

Peter J. Sacripanti	Director

Director Nominees

Robert M. Calderoni
Chairman, Citrix Systems, Inc., former Executive Chairman of Citrix Systems, Inc.; former Interim Chief Executive Officer and President, Citrix Systems, Inc.; former Chairman and Chief Executive Officer of Ariba, Inc., Sunnyvale, CA (Cloud applications and business network company)
Age: 59
Director Since: June 2014
Chairman Since: July 2015

Other Boards: Since 2003, Mr. Calderoni has served on the Board of Directors of Juniper Networks, Inc., a publicly-traded networking company; since 2007, he has served on the Board of Directors of KLA-Tencor, a publicly-traded semiconductor equipment company; and since January 2017, he has served on the Board of Directors, and is currently Chairman, of LogMeIn, Inc., a publicly-traded remote access and remote software company.

Key Director Qualifications: Mr. Calderoni served as Chairman and Chief Executive Officer of Ariba, Inc., a cloud applications and business network company, from October 2001 until it was acquired by SAP, a publicly-traded software and IT services company, in October 2012, and then continued as Chief Executive Officer of Ariba following the acquisition until January 2014. Mr. Calderoni also served as a member of the global managing board at SAP AG between November 2012 and January 2014 and as President SAP Cloud at SAP AG from June 2013 to January 2014. Mr. Calderoni has also held senior finance roles at Apple and IBM and served as Chief Financial Officer of Avery Dennison Corporation, a publicly-traded packaging and labelling

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solutions company. From October 2015 to January 2016, Mr. Calderoni served as the Interim Chief Executive Officer and President of Citrix. Mr. Calderoni served as Executive Chairman of Citrix from July 2015 through December 2018. Mr. Calderoni currently serves as Chairman of the Board of Citrix. The Board believes Mr. Calderoni’s qualifications to sit on our Board of Directors include his extensive leadership and business development experience as the leader of a publicly-traded software-as-a-service company and his deep financial, accounting, corporate finance and operations expertise, including business transition situations, gleaned through his experience in managing large-scale global enterprises.

Nanci E. Caldwell
Lead Independent Director, Citrix Systems, Inc.; former Executive Vice President and Chief Marketing Officer, PeopleSoft, Inc., Pleasanton, California (Human resources management software company)
Age: 61
Director Since: July 2008
Committees: Compensation, Nominating and Corporate Governance (Chair)

Other Boards: Since December 2015, Ms. Caldwell has served on the Board of Directors of Equinix, Inc., a publicly-traded IT data center company, as well as the Board of Directors of Canadian Imperial Bank of Commerce, a publicly-traded financial institution. Since November 2016, Ms. Caldwell has served on the Board of Directors of Donnelley Financial Solutions, Inc., a publicly-traded financial communications and data services company, and since February 2017, Ms. Caldwell has served on the Board of Directors of Talend SA, a publicly-traded data integration company.

Key Director Qualifications: Since 2005, Ms. Caldwell has served as a member of a number of Boards of both public and private technology companies, including Deltek, Inc., a publicly-traded enterprise management software company from 2005 to 2012; Network General, now NetScout Inc., a publicly-traded provider of integrated network performance management solutions from 2005 to 2007; and Hyperion Solutions Corporation, a publicly-traded provider of performance management software acquired by Oracle in 2007, from 2006 to 2007. From April 2001 until it was acquired by Oracle in December 2004, Ms. Caldwell served as Executive Vice President and Chief Marketing Officer for PeopleSoft, Inc., a publicly-traded human resource management software company. In addition, from June 2009 to December 2014, Ms. Caldwell served as a member of the Board of Tibco Software Inc., a publicly-traded business integration and process management software company. The Board believes Ms. Caldwell’s qualifications to sit on our Board of Directors include her extensive experience with technology and software companies, including in the areas of sales and marketing, as well as her executive leadership and management expertise with publicly-traded companies.

Jesse A. Cohn
Partner and Head of U.S. Equity Activism, Elliott Management Corporation, New York, NY (Hedge fund manager)
Age: 38
Director Since: July 2015
Committees: Nominating and Corporate Governance

Other Boards: Since March 2019, Mr. Cohn has served on the Board of Directors of eBay Inc., a publicly-traded e-commerce company.

Key Director Qualifications: Mr. Cohn is a partner and head of U.S. equity activism at Elliott Management Corporation, a $32 billion investment firm. Mr. Cohn joined Elliott in 2004 and manages both public and private investments for the firm. Mr. Cohn also serves on the Board of Directors of several private companies. Mr. Cohn initially joined the Board in connection

2019 Proxy Statement	19

with our entry into a cooperation agreement with affiliates of Mr. Cohn’s employer, Elliott Management. The Board believes Mr. Cohn’s qualifications to sit on our Board of Directors include the breadth of his knowledge of technology/software companies, including his service on the boards of directors of MSC Software, E2Open, SonicWall, Quest Software and Ark Continuity.

Robert D. Daleo
Retired Vice Chairman, Thomson Reuters, New York, NY (Integrated information solutions provider)
Age: 69
Director Since: May 2013
Committees: Audit (Chair)

Key Director Qualifications: Prior to his retirement in December 2012, Mr. Daleo served as Vice Chairman of Thomson Reuters, a publicly-traded global provider of integrated information solutions to business and professional customers. Mr. Daleo previously served as Executive Vice President and Chief Financial Officer of Thomson Reuters or its predecessors from 1998 through 2011, and was a member of The Thomson Corporation Board from 2001 to April 2008. Prior to joining The Thomson Corporation, he held various financial and operational leadership positions with The McGraw-Hill Companies, Inc., a publicly-traded content and analytics provider, and Automatic Data Processing, Inc., a publicly-traded provider of business outsourcing solutions. The Board believes Mr. Daleo’s qualifications to sit on our Board of Directors include his experience in managing a large-scale global enterprise, extensive financial accounting, corporate finance, operations and business development expertise through his experience as Chief Financial Officer of a large multinational company, as well as his prior board-level experience with Thomson Reuters and Equifax Inc.

Murray J. Demo
Executive Vice President and Chief Financial Officer, Rubrik, Inc., Palo Alto, CA (Cloud data management company)
Age: 57
Director Since: February 2005
Committees: Audit

Key Director Qualifications: Mr. Demo currently serves as Executive Vice President and Chief Financial Officer of Rubrik, Inc., a privately-held cloud data management company. From October 2015 to January 2018, Mr. Demo served as Chief Financial Officer of Atlassian Corporation, a publicly-traded enterprise software company. Previously, Mr. Demo served as Executive Vice President and Chief Financial Officer of Dolby Laboratories, a publicly-traded global leader in entertainment technologies, from May 2009 until June 2012. Mr. Demo has also served as Executive Vice President and Chief Financial Officer of LiveOps, a privately-held virtual call center company, and as Executive Vice President and Chief Financial Officer of Postini, Inc., a security software company, which was acquired by Google in September 2007. Mr. Demo also held various executive-level finance roles at Adobe Systems, including Executive Vice President and Chief Financial Officer. Mr. Demo previously served on the Board of Xoom Corporation, a formerly publicly-traded global online money transfer provider that was acquired by PayPal in November 2015, from May 2012 to November 2015; and from December 2011 to December 2015, Mr. Demo served on the Board of Directors of Atlassian Corporation. The Board believes Mr. Demo’s qualifications to sit on our Board of Directors include his extensive experience with finance and accounting matters for global organizations in the technology industry, including the experience that he has gained in his roles as Chief Financial Officer of publicly-traded companies.

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Ajei S. Gopal
President and Chief Executive Officer, ANSYS, Inc., Canonsburg, PA (Engineering simulation software provider)
Age: 57
Director Since: September 2017
Committees: Compensation

Other Boards: Since February 2011, Dr. Gopal has served on the Board of Directors of ANSYS, Inc., a publicly-traded provider of engineering simulation software.

Key Director Qualifications: Since January 2017, Dr. Gopal has served as President and Chief Executive Officer of ANSYS, Inc., a publicly-traded provider of engineering simulation software. Dr. Gopal served as President and Chief Operating Officer of ANSYS from August 2016 through December 2016. Prior to joining ANSYS, Dr. Gopal served as an Operating Partner at Silver Lake Partners, a technology investment equity firm, from April 2013 to August 2016, including a secondment to serve as Interim President and Chief Operating Officer of Symantec Corporation from April 2016 to August 2016. Dr. Gopal has also served as Senior Vice President at Hewlett-Packard Company, a publicly-traded hardware, software and IT services company, from May 2011 to April 2013. Dr. Gopal has also served as Executive Vice President at CA Technologies, a publicly-traded business software company, from July 2006 to May 2011 and as Executive Vice President and Chief Technology Officer at Symantec Corporation, a publicly-traded cybersecurity software and services organization, from September 2004 to July 2006. The Board believes Dr. Gopal’s qualifications to sit on our Board of Directors include his experience in global operations, business growth strategies and investment discipline, as well as product development and innovation in large software and technology companies.

David J. Henshall
President and Chief Executive Officer, Citrix Systems, Inc.
Age: 50
Director Since: July 2017

Other Boards: Since January 2017, Mr. Henshall has served on the Board of Directors of LogMeIn, Inc., a publicly-traded remote access and remote software company.

Key Director Qualifications: Mr. Henshall has served as our President and Chief Executive Officer and as a member of our Board of Directors since July 2017. Mr. Henshall served as our Executive Vice President and Chief Financial Officer beginning in September 2011 and as our Chief Operating Officer beginning in February 2014. Mr. Henshall was appointed Acting Chief Executive Officer and President from October 2013 to February 2014. From January 2006 to September 2011, Mr. Henshall served as our Senior Vice President and Chief Financial Officer, and from April 2003 to January 2006, he served as our Vice President and Chief Financial Officer. The Board believes Mr. Henshall’s qualifications to sit on our Board of Directors include his decades of experience in the software industry, including his 16 years as an executive at Citrix, and his deep understanding of our historical and current business strategies, objectives, markets and products.

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Thomas E. Hogan
Chairman and Chief Executive Officer, Kony, Inc., Austin, TX (digital strategy company)
Age: 59
Director Since: December 2018
Committees: Audit

Key Director Qualifications: Since 2014, Mr. Hogan has served as Chief Executive Officer of Kony, Inc., a privately-held digital strategy company. He was appointed Chairman of the Board of Kony, Inc. in 2017. Prior to joining Kony, Mr. Hogan served as Senior Vice President of Software at Hewlett Packard, a publicly-traded hardware, software and IT services company, from January 2006 to November 2009 and as Executive Vice President of Sales, Marketing, and Strategy from November 2009 to March 2011. Mr. Hogan has also served as President and Chief Executive Officer of Vignette, a publicly-traded enterprise content management company, from 2002 to 2006 and as Senior Vice President of Global Sales and Operations at Siebel Software, a customer relationship management application software company from January 1999 to January 2001. Mr. Hogan began his career at IBM in January 1982, where he held a variety of executive positions. The Board believes Mr. Hogan’s qualifications to sit on our Board of Directors include his decades of executive and operational experience with technology and software companies.

Moira A. Kilcoyne
Founder MAK Management Consulting, New York, NY (private strategic management consulting company) and Retired Managing Director/Chief Information Officer, Morgan Stanley, New York, NY (American multinational investment bank and financial services company)
Age: 57
Director Since: June 2018
Committees: Audit

Other Boards: Since December 2016, Ms. Kilcoyne has served on the Board of Directors Quilter plc, a publicly-traded advice, investments and wealth management provider.

Key Director Qualifications: Ms. Kilcoyne held various senior management roles at Morgan Stanley between 1989 and 2016, including most recently serving as Global Co-Chief Information Officer and Managing Director and Co-Head of Global Technology and Data from 2013 until 2016, and as the Chief Information Officer of Brokerage Venture, Wealth and Investment Management and as a Managing Director from 2010 until 2013. During 2007, Ms. Kilcoyne served as Managing Director and Head of Corporate Systems at Merrill Lynch before returning to Morgan Stanley. Ms. Kilcoyne began her career at IBM, where she served in multiple technical roles before moving on to Morgan Stanley. The Board believes Ms. Kilcoyne’s qualifications to sit on our Board of Directors include her extensive global technology and operations experience, especially related to the financial industry.

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Peter J. Sacripanti
Chairman Emeritus and Partner, McDermott Will & Emery, New York, NY (International law firm)
Age: 63
Director Since: December 2015
Committees: Compensation (Chair), Nominating and Corporate Governance

Other Boards: Since January 2017, Mr. Sacripanti has served on the Board of Directors of LogMeIn, Inc., a publicly-traded remote access and remote software company.

Key Director Qualifications: Since 1996, Mr. Sacripanti has served as a Partner at McDermott Will & Emery, an international law firm with 2,000 full-time employees in North America, Europe and Asia. In this position, he represents and defends major corporations and industry groups, including Fortune 500 companies. From 2009 to 2016, Mr. Sacripanti served as co-chairman of the firm’s Executive Committee. The Board believes Mr. Sacripanti’s qualifications to sit on our Board of Directors include his management of an international business organization and his years of experience representing large corporations on a variety of legal matters.

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Meetings and Meeting Attendance

Our Board of Directors met twelve times during the year ended December 31, 2018. Each of the directors attended at least 75% of the aggregate of the total number of meetings of our Board of Directors and the total number of meetings of all committees of our Board of Directors on which he or she served during fiscal 2018.

Our Board Committees

Our Board of Directors has standing Audit, Compensation, and Nominating and Corporate Governance Committees. Each of the Audit, Compensation, and Nominating and Corporate Governance Committees has a written charter that has been approved by the Board of Directors. Each committee reviews the appropriateness of its charter at least annually. The table below provides current membership for each standing Board committee.

Name	Audit	Compensation	Nominating and Corporate Governance

Robert M. Calderoni

Nanci E. Caldwell		🌑	🌑

Jesse A. Cohn			🌑

Robert D. Daleo	🌑

Murray J. Demo	🌑

Ajei S. Gopal		🌑

David J. Henshall

Thomas E. Hogan	🌑

Moira A. Kilcoyne	🌑

Peter J. Sacripanti		🌑	🌑

    🌑 Chair         🌑 Member

From time to time, our Board of Directors may form committees in addition to our standing committees.

Audit Committee

Our Board of Directors has determined that each member of the Audit Committee meets the independence requirements promulgated by Nasdaq and the SEC, including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended. In addition, our Board of Directors has determined that each member of the Audit Committee is financially literate and that Messrs. Daleo and Demo each qualify as an “audit committee financial expert” under the rules of the SEC. The Audit Committee met eight times during the year ended December 31, 2018. The Audit Committee operates under a written charter adopted by our Board of

Directors, a current copy of which is available in the Corporate Governance section of our website at http://www.citrix.com/about/governance.html.

As described more fully in its charter, the Audit Committee oversees our accounting and financial reporting processes, internal controls and audit functions. In fulfilling its role, the Audit Committee:

•	reviews the financial reports and related disclosure provided by us to the SEC, our shareholders or the general public;

•	reviews our internal financial and accounting controls;

•	oversees the appointment, compensation, retention and work performed by any independent registered public accounting firms we engage;

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•	oversees procedures designed to improve the quality and reliability of the disclosure of our financial condition and results of operations;

•	oversees our internal audit function;

•	serves as the Qualified Legal Compliance Committee of Citrix in accordance with Section 307 of the Sarbanes-Oxley Act of 2002, and the related rules and regulations promulgated by the SEC;

•	recommends, establishes and monitors procedures designed to facilitate (1) the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters, and (2) the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters;

•	engages advisers as necessary; and

•	determines the funding from us that is necessary or appropriate to carry out the Audit Committee’s duties.

In June 2018, the Finance Committee was merged into the Audit Committee. As a result, the Audit Committee also advises the Board of Directors on matters relating to our investment policies, financing activities and worldwide insurance programs.

Finance Committee

Prior to merging the Finance Committee into the Audit Committee in June 2018, our Board of Directors had determined that each member of the Finance Committee met the independence requirements promulgated by Nasdaq. The members of the Finance Committee also served on the Audit Committee. The Finance Committee met two times during the year ended December 31, 2018. The Finance Committee operated under a written charter adopted by our Board of Directors.

Compensation Committee

Our Board of Directors has determined that each of the members of the Compensation Committee is independent as defined by the Nasdaq rules. In addition, each member of the Compensation Committee is an “outside director” as defined in Section 162(m) of the Internal Revenue Code of 1986, and is a “non-employee” director as defined under Section 16 of the Securities Exchange Act of 1934, as amended. The Compensation Committee met seven times during the year ended December 31, 2018. The Compensation Committee operates under a written charter adopted by our Board of

Directors, a current copy of which is available in the Corporate Governance section of our website at http://www.citrix.com/about/governance.html.

As described more fully in its charter, the Compensation Committee is responsible for determining and making recommendations with respect to all forms of compensation to be granted to our executive officers and preparing an annual report on executive compensation for inclusion in the Proxy Statement for our annual meeting of shareholders in accordance with applicable rules and regulations.

In fulfilling its role, the Compensation Committee also:

•	reviews and makes recommendations to our management on company-wide compensation programs and practices;

•	approves the salary, variable cash compensation, equity-based and other compensation arrangements of our executive officers reporting directly to our President and Chief Executive Officer;

•	recommends, subject to approval by the entire Board of Directors, the salary, variable cash compensation, equity-based and other compensation arrangements of our President and Chief Executive Officer;

•	selects a peer group to conduct a competitive analysis of the compensation paid to our executive officers and considers the composition of such peer group on an annual basis;

•	appoints, retains, compensates, terminates and oversees the work of any independent experts, consultants and other advisers, reviews and approves the fees and retention terms for such experts, consultants and other advisers and considers at least annually the independence of such consultants;

•	considers the independence of and potential conflicts of interests with compensation consultants, legal counsel or other advisers, including based on factors required to be considered by the SEC or Nasdaq;

•	evaluates director compensation and recommends to the full Board of Directors appropriate levels of director compensation;

•	establishes policies and procedures for the grant of equity-based awards and periodically reviews our equity award grant policy;

•	recommends, subject to approval by the entire Board of Directors, any equity-based plans and any material amendments to those plans;

2019 Proxy Statement	25

•	evaluates whether our compensation plans encourage participants to take excessive risks that are reasonably likely to have a material adverse effect on Citrix;

•	evaluates our compensation philosophy and reviews actual compensation for consistency with our compensation philosophy;

•	reviews and recommends for inclusion in our annual Proxy Statement the Compensation Discussion and Analysis section; and

•	reviews and evaluates, on a periodic basis, our stock ownership guidelines for directors and executive officers and recommends any modifications to such guidelines to the Board of Directors for its approval.

The Compensation Committee has the authority to engage its own outside advisers, including experts in particular areas of compensation, as it determines appropriate, apart from counsel or advisers hired by management. In December 2016, the Compensation Committee retained Frederic W. Cook & Co., Inc., which we refer to as FW Cook, as its independent compensation consultant to assist the committee in evaluating the compensation of our executive officers and directors and has continued to work with FW Cook during 2017 and 2018.

Our Corporate Governance Guidelines and the charter of the Compensation Committee provide that any independent compensation consultant, such as FW Cook, engaged by the Compensation Committee works for the Compensation Committee, not our management, with respect to executive officer and director compensation matters. Please read the Compensation Discussion and Analysis included in this Proxy Statement for additional information on the role of, and amounts paid to, FW Cook in the compensation review process for 2018.

Nominating and Corporate Governance Committee

Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee meets the independence requirements promulgated by Nasdaq. The Nominating and Corporate Governance Committee met five times during the year ended December 31, 2018. The Nominating and Corporate Governance Committee operates under a written charter adopted by our Board of Directors, a current copy of which is available at the Corporate Governance section of our website at http://www.citrix.com/about/governance.html.

As described more fully in its charter, the Nominating and Corporate Governance Committee:

•	reviews and makes recommendations to our Board of Directors regarding the Board’s composition and structure;

•	establishes criteria for membership on the Board of Directors and evaluates corporate policies relating to the recruitment of members of the Board of Directors;

•	recommends to our Board of Directors the nominees for election or re-election as directors at our annual meeting of shareholders;

•	reviews policies and procedures with respect to transactions between Citrix and our officers, directors, affiliates of officers and directors, or other related parties; and

•	establishes, implements and monitors policies and processes regarding principles of corporate governance in order to assist the Board of Directors in complying with its fiduciary duties to us and our shareholders. As described above in the section entitled Procedures for Recommendation of Director Nominees by Shareholders, the Nominating and Corporate Governance Committee will consider nominees recommended by shareholders.

Cybersecurity Committee

On March 22, 2019, our Board of Directors formed a Cybersecurity Committee to oversee management’s investigation of and response to the cyber incident we disclosed on our website on March 8, 2019. The Cybersecurity Committee consists of Ms. Kilcoyne (Chair) and Messrs. Daleo and Calderoni, each of whom served on the Cybersecurity Committee since its formation. The Cybersecurity Committee was formed in 2019 and, as a result, did not meet during 2018.

In fulfilling its role, the Cybersecurity Committee:

•	oversees management’s investigation of and response to the cyber incident we disclosed on our website on March 8, 2019, including the investigation and remediation of any vulnerabilities identified as part of management’s investigation; and

•	oversees management’s work to implement policies, procedures, IT systems and other technical measures to improve the quality of, reliability of and security of the company’s systems and networks.

The Cybersecurity Committee is supported by external forensic experts, legal counsel, and strategic communications advisors and may engage other advisors as necessary to fulfil its role.

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Director Compensation

2018 Non-employee Director Cash Compensation

It is our policy that our employee directors do not receive cash or equity compensation for their service as members of our Board of Directors.

The Compensation Committee, with assistance from its independent compensation consultant, FW Cook, oversees director compensation and reviews the appropriateness of our non-employee directors’ compensation on a regular basis. Most recently, in October 2018, FW Cook prepared a comprehensive benchmarking of our non-employee director cash compensation program against the compensation programs offered by our peer companies and reviewed this benchmarking in detail with the Compensation Committee.

Under our non-employee director cash compensation program, non-employee members of our Board of Directors receive retainer fees, which are paid in cash in semi-annual installments (pro-rated if a director joins mid-year). Each non-employee director was entitled to receive the retainers detailed in the tables below (provided that committee chairpersons were only entitled to receive a retainer as committee chair and were not entitled to the non-chair membership retainer for the committee(s) he or she chairs). In addition, non-employee directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending meetings of our Board of Directors or any of its committees that are conducted in person. In December 2018, after review and discussion of updated benchmarking of our non-employee director cash compensation program by the Compensation Committee’s independent compensation consultant, our Compensation Committee approved, effective January 1, 2019, an increase in the annual retainer to be paid to the Lead Independent Director from $35,000 to $40,000, a decrease in the annual retainer to be paid to the chairperson of the Compensation Committee from $40,000 to $32,500, and an increase in the annual retainer to be paid to the chairperson of each of the Audit Committee from $40,000 to $42,500 and the Nominating and Corporate Governance Committee from $20,000 to $25,000. The Compensation Committee also approved an annual retainer of $100,000 to be paid to the Chairman of the Board commencing January 1, 2019, in addition to the Annual Board Member Retainer.

The following table summarizes our 2018 non-employee director cash compensation program:

Board Retainers

Compensation Element	Annual Cash Compensation

Annual Board Member Retainer	$60,000(1)

Annual Retainer for Lead Independent Director	$35,000 (in addition to Annual Board Member Retainer)(2)

Committee Retainers

Committee	Annual Cash Compensation
	Chair	Member

Audit Committee	Annual: $40,000(3)	Annual: $17,500

Compensation Committee	Annual: $40,000(4)	Annual: $15,000

Finance Committee	None	None

Nominating and Corporate Governance Committee	Annual: $20,000(5)	Annual: $10,000

(1)	Annual retainer of $100,000 (in addition to Annual Board Member Retainer) for our non-employee Chairman of the Board of Directors is effective January 1, 2019.
(2)	Annual retainer for the Lead Independent Director was increased to $40,000, effective January 1, 2019.
(3)	Annual retainer for the chairperson of the Audit Committee was increased to $42,500, effective January 1, 2019.
(4)	Annual retainer for the chairperson of the Compensation Committee was decreased to $32,500, effective January 1, 2019.
(5)	Annual retainer for the chairperson of the Nominating and Corporate Governance Committee was increased to $25,000, effective January 1, 2019.

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In connection with ad hoc committees that may be formed from time to time, committee fees, if any, are determined by the Board of Directors upon the recommendation of the Compensation Committee with advice from its independent compensation consultant.

Non-employee Director Equity-based Compensation

Equity Awards to our Non-employee Directors

The Compensation Committee, with assistance from its independent compensation consultant, reviews the appropriateness of equity awards granted to our non-employee directors under the company’s Amended and Restated 2014 Equity Incentive Plan, which we refer to as the Amended and Restated 2014 Plan, on a regular basis. In October 2018, FW Cook prepared a comprehensive benchmarking of our non-employee director equity awards against the equity awards offered by our peer companies and reviewed this benchmarking in detail with the Compensation Committee. No changes to our non-employee director equity-based compensation program for 2018 were made as a result of this review.

For 2018, each non-employee director was eligible to receive an annual grant on the first business day of the month following our annual shareholders meeting consisting of restricted stock units valued at $250,000 that vest in equal monthly installments over a one-year period, which we refer to as an annual vesting period. Prior to March 2018, each newly elected non-employee director was entitled to receive restricted stock units valued at $500,000 upon his or her initial election to our Board of Directors, which vest in accordance with our standard three-year vesting schedule. The number of restricted stock units issued is calculated based on the closing price per share as reported by Nasdaq of our common stock on the date of grant. In March 2018, upon further benchmarking by the Compensation Committee’s independent compensation consultant, and the Compensation Committee’s recommendation, the Board of Directors approved that, beginning in March 2018, rather than an initial restricted stock unit award valued at $500,000 that vests over three years, newly appointed directors (i.e., directors appointed prior to the annual shareholders meeting) would be entitled to a pro-rated annual grant upon election to the Board of Directors. Such grant will be an award valued at $250,000 and pro-rated based on the director’s date of appointment and the current annual vesting period. Such pro-rated grant will vest monthly over the remaining portion of the current annual vesting period.

Outside Directors’ Deferred Compensation Program for Non-Employee Directors

We offer our non-employee directors an outside directors’ deferred compensation program to defer restricted stock units awarded to them under the Amended and Restated 2014 Plan and cash compensation. In advance of payment of cash compensation or a restricted stock unit award and in compliance with the program’s requirements, a non-employee director may elect to defer the receipt of all of his or her cash compensation and/or restricted stock units until ninety days after such director’s separation from service from us or upon a change in control. Deferred cash compensation is converted into a number of deferred stock units on the date that the cash compensation would otherwise be paid and upon the vesting of deferred awards of restricted stock units, any amounts that would otherwise have been paid in shares of common stock are converted to deferred stock units on a one-to-one basis. In each case, the deferred stock units are credited to the director’s deferred account.

Matching Gifts Program

Our non-employee directors are eligible to participate in the company’s charitable matching gifts program pursuant to which we match donations made to qualifying tax-exempt 501(c)(3) charitable and non-governmental organizations on a one-for-one basis. We match up to $15,000 USD per year for executives and non-employee directors under this program.

Director Stock Ownership Guidelines

To further align the interests of members of our Board of Directors with our shareholders, our Board of Directors adopted stock ownership guidelines for our non-employee directors. Pursuant to these guidelines, each non-employee director is required to own shares of our common stock (which includes vested but deferred restricted stock units) equal in value to at least five times the Board member annual cash retainer. New directors are expected to meet the standards set forth in the guidelines within five years after the date of his or her election to our Board of Directors. Shares owned by directors are valued at the current market value.

Director Compensation Limits

The Amended and Restated 2014 Plan, which was approved by our shareholders at our 2017 Annual Meeting of Shareholders, provides for a limitation of $795,000 with respect to the value of the annual equity compensation grant that may be awarded to any non-employee director and a limitation of $500,000 with respect to the value of any annual cash compensation that may be paid to any non-employee director.

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The following table sets forth a summary of the compensation earned by, or paid to, our non-employee directors in 2018:

DIRECTOR COMPENSATION TABLE FOR FISCAL YEAR 2018(1)

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($) (2)(3)(4)	All Other Compensation (5)	Total ($)

Nanci E. Caldwell	125,904		249,938	26,721	402,563

Jesse A. Cohn	70,000	(6)	249,938	23,296	343,234

Robert D. Daleo	100,000	(7)	249,938	28,054	377,992

Murray J. Demo	77,500		249,938	491	327,929

Ajei S. Gopal	75,000		249,938	3,186	328,124

Thomas E. Hogan(8)	4,671		—	—	4,671

Moira A. Kilcoyne(9)	44,058		249,938	491	294,487

Peter J. Sacripanti	100,158		249,938	4,734	354,830

Graham V. Smith(10)	32,260		—	—	32,260

Godfrey R. Sullivan(11)	51,123		—	—	51,123

(1)

Mr. Calderoni served as Executive Chairman during 2018 and during such time, he received compensation pursuant to his Amended and Restated Employment Agreement. The term of Mr. Calderoni’s Amended and Restated Employment Agreement expired on December 31, 2018; however, Citrix will continue to provide Mr. Calderoni with health insurance coverage until age 65. Mr. Calderoni is not a Named Executive Officer in this year’s Proxy Statement, and he did not receive any additional compensation for his services as a director during 2018. Mr. Calderoni participated in the company’s charitable matching gift program and under such program the company made a $15,000 matching charitable donation.

(2)

These amounts represent the aggregate grant date fair value of the stock awards in the year in which the grant was made. The assumptions we used for calculating the grant date fair value are set forth in Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on February 15, 2019. These amounts do not represent the actual amounts paid to or realized by our directors for these awards during fiscal year 2018.

(3)

Consists solely of restricted stock units. Each continuing non-employee director is entitled to an annual grant consisting of a number of restricted stock units equaling $250,000 in value vesting in equal monthly installments over a 12 month period. Pursuant to our outside directors’ deferred compensation program for non-employee directors, each of Messrs. Cohn, Daleo, and Gopal elected to defer his 2018 annual restricted stock unit award. Please see the discussion above under the heading Outside Directors’ Deferred Compensation Program for Non-Employee Directors for additional details on our deferral program.

(4)

As of December 31, 2018, our non-employee directors held the following number of unvested restricted stock units: Ms. Caldwell, 1,369.74 restricted stock units; Mr. Cohn, 1,369.74 restricted stock units; Mr. Daleo, 1,369.74 restricted stock units; Mr. Demo, 1,369.74 restricted stock units; Dr. Gopal, 5,722.81 restricted stock units; Ms. Kilcoyne, 1,369.74 restricted stock units; and Mr. Sacripanti, 1,369.74 restricted stock units.

(5)

Reflects the value of restricted stock units issued as a result of the dividend paid on December 21, 2018 ($11,721 for Ms. Caldwell; $8,296 for Mr. Cohn; $13,054 for Mr. Daleo; $491 for Mr. Demo; $3,186 for Mr. Gopal; $491 for Ms. Kilcoyne; and $4,734 for Mr. Sacripanti) and the company’s 2018 matching charitable donations made under our matching charitable gift program that is available to our employees, executives and directors ($15,000 for Ms. Caldwell; $15,000 for Mr. Cohn; and $15,000 for Mr. Daleo).

(6)

Pursuant to our outside directors’ deferred compensation program for non-employee directors, Mr. Cohn elected to defer his cash fees in 2018. Mr. Cohn received 674 deferred stock units based on fees of $70,000 foregone, with no matching or premium given in calculating the number of stock units awarded.

(7)

Pursuant to our outside directors’ deferred compensation program for non-employee directors, Mr. Daleo elected to defer his cash fees in 2018. Mr. Daleo received 963 deferred stock units based on fees of $100,000 foregone, with no matching or premium given in calculating the number of stock units awarded.

(8)

Mr. Hogan was elected to the Board on December 10, 2018, and his fees were pro-rated for his service from December 10, 2018 through December 31, 2018. He did not receive an equity grant in 2018. In connection with his appointment, on January 2, 2019, Mr. Hogan received a pro-rated annual grant of restricted stock units valued at $140,334.

(9)

Ms. Kilcoyne was elected to the Board on June 6, 2018, and her fees were pro-rated for her service from June 6, 2018 through December 31, 2018. In connection with her appointment, Ms. Kilcoyne received a grant of a number of restricted stock units valued at $250,000.

(10)

Mr. Smith did not stand for re-election at our 2018 Annual Meeting and, thus, his service on the Board of Directors ended on June 6, 2018. His fees were prorated for his service from January 1, 2018 through June 6, 2018. He did not receive an annual equity grant in 2018.

(11)

Mr. Sullivan did not stand for re-election at our 2018 Annual Meeting and, thus, his service on the Board of Directors ended on June 6, 2018. His fees were prorated for his service from January 1, 2018 through June 6, 2018. He did not receive an annual equity grant in 2018.

2019 Proxy Statement	29

Part 3 Executive Management

Our Leadership Team

The following table sets forth our executive officers and the positions currently held by each such person with Citrix. The biographical descriptions below outline the relevant experience, qualifications, attributes and skills of each executive officer.

Name	Position

David J. Henshall	President, Chief Executive Officer and Director

Jessica Soisson	Interim Chief Financial Officer, Vice President, Corporate Controller and Chief Accounting Officer

Mark J. Ferrer	Executive Vice President and Chief Revenue Officer

Antonio G. Gomes	Executive Vice President, General Counsel and Secretary

Paul J. Hough	Executive Vice President and Chief Product Officer

Donna N. Kimmel	Executive Vice President and Chief People Officer

Timothy A. Minahan	Executive Vice President, Business Strategy and Chief Marketing Officer

Jeroen M. van Rotterdam	Executive Vice President of Engineering

David J. Henshall
Age: 50
Mr. Henshall has served as our President and Chief Executive Officer and as a member of our Board of Directors since July 2017. Mr. Henshall served as our Executive Vice President and Chief Financial Officer from September 2011 until July 2017 and as our Chief Operating Officer from February 2014 until July 2017. Mr. Henshall was appointed Acting Chief Executive Officer and President from October 2013 to February 2014. From January 2006 to September 2011, Mr. Henshall served as our Senior Vice President and Chief Financial Officer, and from April 2003 to January 2006, he served as our Vice President and Chief Financial Officer.

Jessica Soisson
Age: 45

Ms. Soisson has served as our Vice President, Corporate Controller since April 2016, as our Chief Accounting Officer since February 2017 and as our Interim Chief Financial Officer since April 2019. Previously, Ms. Soisson served as our Group Director of Worldwide Revenue Operations from July 2010 to April 2016. From May 2005 to July 2010, Ms. Soisson served as our Corporate Controller, Corporate Accounting.

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Mark J. Ferrer
Age: 59
Mr. Ferrer has served as our Executive Vice President and Chief Revenue Officer since October 2017. Prior to joining Citrix, Mr. Ferrer served as Chief Operating Officer and Executive Vice President of Global Customer Operations of SAP from August 2011 to September 2017, where he led the go-to market and customer engagement initiatives for one of the largest sales forces in the technology industry.

Antonio G. Gomes
Age: 53
Mr. Gomes has served as our Executive Vice President, General Counsel, Secretary and Chief Legal Compliance Officer since April 2015. Mr. Gomes served as our Vice President and Deputy General Counsel, Secretary and Chief Legal Compliance Officer from February 2008 to March 2015. Prior to joining Citrix, Mr. Gomes was a Partner in the corporate practice of Goodwin Procter LLP, an international law firm, from February 2005 to January 2008.

Paul J. Hough
Age: 54
Mr. Hough has served as our Executive Vice President and Chief Product Officer since October 2016. Prior to joining Citrix, Mr. Hough served as Corporate Vice President, Developer Division at Microsoft from September 2012 to August 2015. Prior to that, Mr. Hough served in a variety of roles in the Microsoft Office Division driving vision and execution for the program management of Office suite culminating with the introduction of Office365. Mr. Hough holds 11 patents.

Donna N. Kimmel
Age: 56
Ms. Kimmel has served as our Executive Vice President and Chief People Officer since November 2015. Prior to joining Citrix, Ms. Kimmel served as Senior Vice President, Human Resources at GTECH and IGT from February 2014 to November 2015. Prior to that, Ms. Kimmel served as Senior Vice President and Chief Human Resources Officer of Sensata Technologies, a private-to-public spinoff from Texas Instruments from April 2006 to December 2012.

2019 Proxy Statement	31

Timothy A. Minahan
Age: 49
Mr. Minahan has served as our Executive Vice President, Business Strategy and Chief Marketing Officer since July 2017. Mr. Minahan served as our Senior Vice President and Chief Marketing Officer from November 2015 to July 2017. Prior to joining Citrix, Mr. Minahan served as Senior Vice President and Chief Marketing Officer of SAP from June 2013 to July 2015, where he led their effort to transition to the cloud.

Jeroen M. van Rotterdam
Age: 54
Mr. van Rotterdam has served as Executive Vice President of Engineering since September 2016. Prior to joining Citrix, Mr. van Rotterdam served as Chief Technology Officer, Vice President and Distinguished Engineer for DELL EMC’s Enterprise Content Division from July 2007 to September 2016. Mr. van Rotterdam is the (co)author of 50+ patents in various stages with the US Patent Office.

Our executive officers are appointed by the Board of Directors on an annual basis and serve until their successors have been duly qualified and appointed.

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Part 4 Executive Compensation

Compensation Discussion and Analysis

Purpose of Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides comprehensive information about the 2018 compensation for the following executive officers (who we refer to as our Named Executive Officers):

•	David J. Henshall, President and Chief Executive Officer

•	Andrew H. Del Matto, former Executive Vice President and Chief Financial Officer, who joined Citrix effective February 19, 2018. As announced on April 24, 2019, Mr. Del Matto’s employment with Citrix will end on April 26, 2019. Jessica Soisson has been appointed Interim Chief Financial Officer, effective as of April 24, 2019.

•	Mark M. Coyle, former Interim Chief Financial Officer. Mr. Coyle’s role as Interim Chief Financial Officer ended February 18, 2018.

•	Antonio G. Gomes, Executive Vice President, General Counsel and Secretary

•	Paul J. Hough, Executive Vice President and Chief Product Officer

•	Donna N. Kimmel, Executive Vice President and Chief People Officer

NAVIGATING THE COMPENSATION DISCUSSION AND ANALYSIS

2018 Highlights

Accelerating to the Cloud

Citrix is powering a better way to work with unified workspace, networking, and analytics solutions that help organizations unlock innovation, engage customers, and boost productivity, without sacrificing security. With Citrix, users get a seamless work experience and IT has a unified platform to secure, manage, and monitor diverse technologies in complex cloud environments.

As the world embraces cloud solutions, we continue to accelerate our transformation, focusing on three strategic priorities. First, we are accelerating our transition to a subscription-based business model with all our solutions offered as cloud services, giving organizations flexibility in how they work. Second, we are unifying our portfolio to simplify user and IT experience. Finally, we are prioritizing innovation, organically and through acquisitions, to meet the evolving needs of our customers and position Citrix for long-term sustainable growth.

We believe execution of our strategic priorities will continue to drive results for our stakeholders. Exiting 2018, progress in our business transformation to a cloud-based subscription business was reflected in:

•	Bookings: More than 42% of total product bookings were subscription-based in 2018, up from 28% in 2017

•	Deferred and unbilled revenue: Deferred and unbilled revenue, or future committed revenue, grew 12% year-over-year to $2.2 billion[2]

•	Reported revenue: Subscription revenue grew 45% year-over-year

•	Mix within total subscription revenue: Software as a Service (SaaS) revenue accounted for 60% of total subscription revenue and 9% of total revenue in 2018

2019 Proxy Statement	33

[2]

Unbilled revenue primarily represents contractually committed future billings under our subscription agreements that have not been invoiced and, accordingly, are not recorded in accounts receivable and deferred revenue within our consolidated financial statements.

As illustrated in the graph below, our total shareholder return, (assuming reinvestment of dividends)(1) or TSR, over the five-year period ended on December 31, 2018 was approximately 105%.

(1)	For purposes of this graph, the reinvestment of Citrix’s $0.35 per share cash dividend paid on December 21, 2018 was calculated using the closing price on Nasdaq on December 31, 2018.
(2)

In January 2017, we completed the separation of our GoTo business and its subsequent merger with LogMeIn, Inc. For the purpose of this graph, the distribution of LogMeIn common stock to our shareholders in connection with such separation and merger is treated as a non-taxable cash dividend of $18.59 (equal to the opening price of LogMeIn common stock on February 1, 2017 multiplied by .1718 of a share of LogMeIn common stock). Such amount was deemed reinvested in Citrix common stock at the closing price on February 1, 2017 using the daily dividend reinvestment methodology. Other financial data providers may use different methodologies to adjust for the GoTo separation, which may produce different results.

Shareholder Engagement

Our Board of Directors welcomes and values the views and insights of our shareholders and conducts an annual outreach effort to connect with our larger shareholders in order to ensure open lines of communication. Further, our executives regularly engage with shareholders to better understand their perspective on a wide range of strategy, business and governance issues.

In 2019, we reached out to our largest shareholders and proxy advisory firms to understand their perspectives and discuss our governance and executive compensation policies with a goal to use feedback received from such shareholders and proxy advisory firms to inform our governance and executive compensation decisions for 2019. As a result, we held meetings in early 2019 with institutional shareholders representing over 32% of Citrix’s outstanding common stock. We also met with proxy advisory firms during the same

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period. These shareholder meetings covered a wide range of topics, including: our subscription model transition and strategy, corporate governance practices such as board composition; our diversity and inclusion programs; cybersecurity and data privacy; succession planning and shareholder views regarding pay ratio disclosure and other matters of shareholder interest. Peter J. Sacripanti, the Chairperson of our Compensation Committee and a member of our Nominating and Corporate Governance Committee, and David J. Henshall, our President and Chief Executive Officer, participated in each meeting along with other senior executives of the company.

Members of the leadership team, the Chairperson of our Compensation Committee, and other members of our Board of Directors who participate in shareholder engagement meetings regularly discuss shareholder feedback with relevant Board committees and the full Board of Directors. In general, feedback from our shareholders regarding our compensation programs and corporate governance practices has been positive. The Board of Directors carefully considers the feedback from shareholders and has implemented their feedback into our executive compensation and corporate governance practices, including:

•	increasing our focus on our diversity and inclusion initiatives, including diversity on our Board of Directors;

•	implementing an operational performance metric for our 2018 and 2019 performance-based equity awards to align with our strategic initiatives; and

•	increasing our focus on Corporate Social Responsibility (CSR) programs and initiatives with oversight by the Nominating and Corporate Governance Committee.

We believe it is important to continue to engage with our shareholders on a regular basis to understand their perspectives and to give them a voice in shaping our governance and executive compensation policies and practices.

Objectives and Elements of Our Executive Compensation Programs

The compensation that we offer our executive officers is designed to reflect our principles of integrity, fairness and transparency – concepts that have continually underscored the design and delivery of compensation opportunities at Citrix. We believe our compensation programs should emphasize sustainable corporate growth through a pay-for-performance orientation and a commitment to both operational and organizational effectiveness. We also believe that lavish perquisites, excessive severance and bonuses unrelated to performance are inconsistent with our executive compensation principles. Furthermore, while the establishment of variable cash compensation targets for our executive officers necessarily involves judgment, the actual payouts against those targets are based on pre-determined, objective financial criteria reflective of our corporate operating plan.

For more than a decade, the objectives of our executive compensation programs have been to:

•	provide competitive compensation that attracts, retains and engages high-performing talent; and

•	align the long-term interests of executive officers with those of our shareholders by linking a significant portion of total cash and equity compensation to company performance and value creation.

These objectives hold true today and guided us through the compensation decisions we made in 2018 as we accelerated our transformation to a cloud-based subscription business.

2019 Proxy Statement	35

Concept	Implementation
Link executive target compensation directly with company performance

•  To provide direct alignment with returns to shareholders and incentives to drive long-term success, target compensation(1) for our Named Executive Officers was:(2)

•   56.5%, on average, performance-based(3)

•   89.9%, on average, at risk(4)

Payout opportunity levels for our executive variable cash compensation plan should motivate performance that meets or exceeds our financial plan objectives while mitigating undue exposure to under-performance of these objectives

•  In 2018, each executive officer’s variable cash compensation plan award was based 100% on the achievement of objective financial operating targets consistent with our corporate operating plan

•  Based on 2018 company performance, variable cash compensation plan awards for 2018 paid 170.9% of the target amount

•  Over the past ten years, our variable cash compensation plan awards have paid out between 58.8% and 170.9% and paid above 100% only half of the time

Our executives should be incentivized to achieve financial goals that are directly tied to our multi-year business strategy and a driver of value creation for our shareholders

•  At least 50% of annual equity awards to executive officers are awarded as performance-based restricted stock units; and for 2018, these annual awards vest based on subscription bookings as a percentage of total product and subscription bookings, which we believe is an indicator of the success of our business transformation

Our compensation program should be tailored to the specific challenges facing the company and the company’s strategic initiatives at any given time

•  Each year, our variable cash compensation plan and performance-based equity awards granted to executive officers are designed to fit our strategic and operational initiatives and reflect feedback we receive from our shareholders

(1)

Includes 2018 base salary and target variable cash compensation, both in effect at the end of 2018, and the grant date fair value of equity compensation granted in 2018. Does not include the performance-based awards granted in August 2017 for retention purposes that are included in the Summary Compensation Table and Grants of Plan-Based Awards Table as described herein.

(2)

Calculations excludes Mark M. Coyle, our former Interim Chief Financial Officer, who served in such role from July 10, 2017 through February 18, 2018 and Andrew H. Del Matto, our former Executive Vice President and Chief Financial Officer who joined Citrix on February 19, 2018 and, as announced on April 24, 2019, Mr. Del Matto’s employment with our company will end on April 26, 2019.

(3)	Performance-based compensation includes target variable cash compensation and performance-based restricted stock units granted in 2018.
(4)	At risk compensation includes target variable cash compensation and equity compensation granted in 2018.

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Further, we engage in the following practices to ensure our executive compensation program achieves our objectives and is aligned with shareholders’ interests.

The elements of compensation that we use to accomplish our objectives include:

•	base salary;

•	variable cash compensation;

•	equity-based long-term incentives; and

•	benefits.

As discussed further below, our equity-based long-term incentives currently include performance-based restricted stock units and time-based restricted stock units, which we refer to as PRSUs and TRSUs, respectively.

How Executive Pay Decisions Are Made

Compensation Process and Criteria

Evaluation Process

The compensation packages for our executive officers are reviewed by our Compensation Committee and include an analysis of all elements of compensation separately and in the aggregate. In 2018, the Compensation Committee continued its engagement of FW Cook as its independent consultant to assist with its oversight of executive compensation. In addition, our legal, finance and human resources departments support the Compensation Committee in its work and act in accordance with the direction given to them to administer our compensation programs.

During early 2018, the Compensation Committee held meetings with management, our human resources department and representatives of FW Cook to:

•	review our compensation objectives;

•	evaluate and develop our executive compensation peer group;

•	review the actual and target compensation of our executive officers and compensation packages for new executive officers for consistency with our objectives;

•	analyze trends in executive compensation;

•

assess our variable cash compensation structure, as well as the plan components and mechanics, to ensure an appropriate correlation between pay and performance with resulting compensation opportunities that balance returns to the business and our shareholders (this included, among

2019 Proxy Statement	37

other things, modeling amounts payable under proposed plan structures against various scenarios);

•	assess our equity-based awards programs against our objectives of executive engagement, retention and alignment with shareholder interests;

•	benchmark our executive cash compensation and equity-based awards programs;

•	review recommendations for 2018 target direct compensation for appropriateness relative to our compensation objectives; and

•	review retention incentive levels for our executive officers to support our strategic and operational initiatives.

At several meetings throughout the first quarter of 2018, the Compensation Committee reviewed proposed compensation programs and packages for our executive officers for 2018, which were prepared by management working in conjunction with our human resources department and FW Cook and evaluated by our finance department for alignment with our corporate operating plan. In February 2018, the Compensation Committee approved the proposed 2018 executive variable cash compensation plan, which we refer to as the variable cash compensation plan. In March 2018, the Compensation Committee approved individual compensation packages for our executive officers. In each case, the determinations of the Compensation Committee were reviewed with our full Board of Directors. Our Board of Directors approved the 2018 compensation of our President and Chief Executive Officer, upon the recommendation of the Compensation Committee.

In evaluating our 2018 executive compensation program in the first quarter of 2018, the Compensation Committee considered several factors as discussed elsewhere in the Compensation Discussion and Analysis section of this Proxy Statement, including the shareholder advisory (“say-on-pay”) vote on our named executive officer compensation for 2016, which was approved by over 86% of the votes cast at our Annual Meeting of Shareholders held in June 2017, which was the most recent shareholder advisory vote on executive compensation available to the Compensation Committee at the time.

Evaluation Criteria

In determining the amount and mix of the target compensation elements, the Compensation Committee relies upon its judgment regarding the scope and strategic impact of each individual executive officer’s role. In setting final compensation targets for our executive officers in 2018, the Compensation Committee considered many factors, including:

•	the performance and experience of each individual;

•	the scope and strategic impact of the executive officer’s role;

•	our past business and financial performance and future expectations;

•	our long-term goals and strategies;

•	difficulty in, and the cost of, replacing high performing leaders with in-demand skills;

•	past compensation levels of each individual and of our executive officers as a group;

•	relative levels of compensation among our executive officers;

•	the amount of each compensation component in the context of the executive officer’s total target compensation and other benefits;

•	the retention levels, and holding power for each of our executive officers based on outstanding equity awards and recommended equity awards;

•	for each executive officer, other than our President and Chief Executive Officer, the evaluation and recommendation of our President and Chief Executive Officer;

•	for our President and Chief Executive Officer, the evaluation of our Board of Directors, a self-evaluation by our President and Chief Executive Officer and feedback from his direct reports; and

•	the competitiveness of the compensation packages relative to the selected benchmarks as highlighted by the independent compensation consultant’s analysis.

President and Chief Executive Officer Evaluation

As discussed above, one of the factors the Compensation Committee considers when determining compensation targets for our President and Chief Executive Officer is the performance evaluation of our President and Chief Executive Officer. Our President and Chief Executive Officer completes a self-evaluation, and our Board of Directors and each of our President and Chief Executive Officer’s direct reports provides written feedback assessing our President and Chief Executive Officer’s contributions to our company. To align with our transition to a cloud-based subscription business and the importance of fostering an innovative, collaborative and inclusive culture, we refined the focus areas when

38

addressing our President and Chief Executive Officer’s performance for 2017 to include the following:

•	drives and ensures financial results;

•	establishes near-term and long-term strategy with employee engagement that drives the needs of customers, partners and shareholders;

•	leads and inspires the organization, ensures Citrix employees live our core values, and drives a diverse and inclusive culture;

•	builds effective external stakeholder relationships; and

•	drives a collaborative relationship with our Board of Directors.

The Compensation Committee considered our President and Chief Executive Officer’s evaluation results for 2017 in a holistic manner, in addition to other factors, including those listed under the section titled Evaluation Criteria, when setting our President and Chief Executive Officer’s amount and mix of target compensation for 2018.

Role of the Independent Compensation Consultant

Our Compensation Committee regularly reviews its executive compensation consulting needs and periodically invites compensation consulting firms to discuss these executive compensation needs with the Compensation Committee. This process enables the Compensation Committee to re-evaluate its compensation consultant and take a fresh look at our compensation practices and policies. Beginning in October 2016, the Compensation Committee invited five consulting firms to present to the Compensation Committee. The Compensation Committee evaluated the consulting firms on consulting competency, technical competency, industry knowledge, independence and fee structure, among other things. As a result of this review, our Compensation Committee appointed FW Cook in December 2016 as its independent compensation consultant.

During 2018, FW Cook reported directly to the Compensation Committee for purposes of advising the Committee on executive compensation matters. The Compensation Committee provided FW Cook with preliminary instructions regarding the goals of our compensation program and the parameters of the competitive review of executive officer total direct compensation packages to be conducted by FW Cook. FW Cook was instructed to review and provide guidance on our peer group development. FW Cook was then instructed to benchmark all components of compensation for all executive officer positions, including base salary, total target cash (base salary plus target variable cash compensation) and equity-based long-term incentive awards. The Compensation Committee also instructed FW Cook to review the public disclosure by our peer companies concerning their executive compensation practices and to review our internal compensation model and guidelines and compare them to our peer companies and to our actual compensation practices.

During the first quarter of 2018, FW Cook attended meetings of the Compensation Committee, both with and without members of management present, and interacted with members of our human resources department with respect to its assessment of the compensation packages of our executive officers. Once FW Cook, working in conjunction with our human resources department, completed its preliminary analysis of our executive officer compensation, their analysis was presented to the Compensation Committee, which was discussed at the Compensation Committee’s March 2018 meeting.

Similarly, the Compensation Committee provided FW Cook with instructions regarding compensation packages for new and promoted executive officers in 2018, as well as retention and incentive programs to support our strategic and operational initiatives. FW Cook was instructed to benchmark the relevant compensation components for these items and also advise the Compensation Committee on market practices in similar circumstances. FW Cook attended meetings of the Compensation Committee, with executive sessions being held at most meetings, and interacted with members of our human resources, legal and finance departments with respect to certain of these matters.

Independence of Compensation Consultant

In connection with FW Cook’s continued appointment in 2018, the Compensation Committee evaluated FW Cook’s independence and considered our policy on independence of the Compensation Committee’s consultant and other advisers, which is contained in our Corporate Governance Guidelines and the Compensation Committee’s charter. The Compensation Committee also considered the six independence factors as required by Nasdaq and the SEC, which are specified in the following table. After analyzing each of these factors indicated in the following table and our policy on independence relative to FW Cook’s engagement, the Compensation Committee concluded that FW Cook is independent.

2019 Proxy Statement	39

Independence Factor	Information Considered

Other services provided to Citrix by FW Cook	None.

Citrix fees received by FW Cook, as a percentage of FW Cook’s total revenue	Modest and represents less than 0.5% of FW Cook’s total revenue.

FW Cook’s policies and procedures that are designed to prevent conflicts of interest	FW Cook maintains a number of internal mechanisms and policies designed to prevent conflicts of interest.

Business or personal relationships between the Compensation Committee’s individual compensation adviser and members of the Compensation Committee	The Compensation Committee’s individual compensation adviser has no direct business or personal relationships with any member of the Compensation Committee. FW Cook has provided consulting services to two companies that are affiliated with members of the Compensation Committee.

Citrix stock owned by the Compensation Committee’s individual compensation adviser	The Compensation Committee’s individual compensation adviser does not directly own any Citrix stock, and the practice is prohibited under FW Cook’s policies.

Business or personal relationships between the Compensation Committee’s individual compensation adviser, or FW Cook, with a Citrix executive officer	The Compensation Committee’s individual compensation adviser serves as an advisor to a Compensation Committee for a company where one of our executive officers sits on the Board. FW Cook has advised our Compensation Committee that it does not believe that this relationship presents a conflict.

Our Use of Benchmarks and Peer Group Analysis

Each year, we conduct a competitive analysis of the compensation paid to our executive officers and review the compensation practices of our peer group. As in prior years, the analysis for 2018 measured our compensation opportunities for executive officers against information from the following sources:

•	independent, commercially available surveys on executive compensation within the software industry, tailored to reflect our relative market capitalization and revenue, including the Radford Global Technology Survey and the Radford Global Sales Survey; and

•	benchmark analysis prepared by FW Cook using commercially available survey data and information from publicly filed reports from a group of peer technology companies, or the peer group, specifically identified by the Compensation Committee.

Each year, we evaluate the composition of our peer group and adjust the composition of our peer group for factors such as recent acquisitions of peer companies, new markets that we have entered or changes in the technology market landscape. In 2017, with assistance from our independent compensation consultant, we again focused on developing a peer group to address the dynamics in the markets for talent in which we compete. Based on this assessment, in the fourth quarter of 2017, our Compensation Committee approved the composition of our peer group for 2018 as set forth in the table below, which reflected no changes from our peer group for 2017. Our peer group includes:

•	U.S. publicly-traded companies that represent an appropriate range from a size and scope perspective;

•	innovative companies that operate in virtualization, cloud, software-as-a-service and networking markets; and

•	companies with whom we compete for talent.

We believe that our peer group continues to be aligned with our strategic vision and positions us to attract, retain and engage high performing leaders. Moreover, our peer group, with its inclusion of a full array of companies with whom we compete for talent, maintains Citrix’s position at approximately the group median across revenue and other key financial metrics we view as important in selecting a peer group. The table below lists the companies in our 2018 peer group indicating the peers with whom we regularly compete for executive, managerial and technical talent. We believe that our 2018 peer group is composed of innovative, software-focused businesses operating on a global scale, like Citrix, and are the companies with whom we look to align our executive compensation practices.

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Trademarks are property of their respective owners.

(1)	Fiscal year end data presented in the table is for fiscal year ending in 2018, other than VMWare whose fiscal year end data is for its fiscal year ended on February 1, 2019.

We use peer group benchmarks as one of several factors that inform our judgment of appropriate compensation parameters for base salary, variable cash compensation and equity-based, long-term incentives. Our executive compensation decisions are made on a case-by-case basis, and benchmarks are just one consideration within our holistic approach to executive compensation. Based on a regular review of our peer group, in October 2018 for 2019 compensation, our Compensation Committee after consultation with FW Cook determined to remove Adobe Systems, Inc. and salesforce.com, inc., due to their large size relative to Citrix, and to replace them with Dropbox, Inc. and Workday, Inc., which are industry- and size-appropriate.

Components of Compensation

Commitment to Performance-Based Cash and Equity Compensation

Our key executive compensation guiding principle continues to be closely aligning the compensation of our executive officers with the creation of long-term value for our shareholders by tying a significant portion of total target direct compensation opportunity to our performance. The following pie charts show the 2018 total target direct compensation mix for our President and Chief Executive Officer, Mr. Henshall, and the average total target direct compensation mix for our other Named Executive Officers, other than Mr. Coyle, our former Interim Chief Financial

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Officer, who served as Interim Chief Financial Officer through February 18, 2018 and who was not included in the executive officer annual compensation planning process during 2018, and Mr. Del Matto, our former Executive Vice President and Chief Financial Officer, who joined Citrix on February 19, 2018 and who’s employment with Citrix will end on April 26, 2019. For 2018, our President and Chief Executive Officer’s total target direct compensation was 59% performance-based and

93% at risk as shown below. Also as shown below, approximately 56% of the total target direct compensation of our other Named Executive Officers, on average, was performance-based and 89% was at risk. We consider compensation to be “at risk” if vesting is subject to achievement of performance targets or the value received is dependent on our stock price.

(1)

Total target direct compensation includes: (a) 2018 base salary in effect at the end of fiscal year 2018, (b) target 2018 annual variable cash compensation award in effect at the end of fiscal year 2018, and (c) grant date fair value of TRSUs and PRSUs granted during fiscal year 2018. Does not include the performance-based awards granted in August 2017 for retention purposes that are included in the Summary Compensation Table and Grants of Plan-Based Awards Table as described herein.

Base Salary

Salary levels for our executive officers are based on several factors, including individual performance and experience, the scope of the role and competitive ranges informed by compensation data reported for similar roles at companies in our peer group.

In 2018, based on the objectives of our executive compensation program, our evaluation criteria for individual performance, Citrix’s overall performance and other factors described above, the base salaries of our Named Executive Officers were increased, effective April 1, 2018, unless otherwise indicated below.

	2017 Base Salary ($)	2018 Base Salary ($)	Increase/ Decrease (%)
David J. Henshall President and Chief Executive Officer	1,000,000	1,000,000	—
Andrew H. Del Matto(1) Former Executive Vice President and Chief Financial Officer	—	550,000	—
Mark M. Coyle(2) Former Interim Chief Financial Officer	520,000	410,000	(21.2)
Antonio G. Gomes Executive Vice President, General Counsel and Secretary	470,000	500,000	6.4
Paul J. Hough(3) Executive Vice President and Chief Product Officer	430,000	450,000	4.7
Donna N. Kimmel Executive Vice President and Chief People Officer	435,000	450,000	3.4

(1)	Mr. Del Matto joined Citrix effective February 19, 2018. As announced on April 24, 2019, Mr. Del Matto’s employment with Citrix will end on April 26, 2019.
(2)

Mr. Coyle’s salary was increased to $400,000 for 2017 and was further increased to $520,000 upon his appointment as Interim Chief Financial Officer on July 10, 2017, and he received such base salary through the end of February 2018 at which time his salary was restored to $400,000. Effective April 1, 2018, Mr. Coyle’s salary was increased to $410,000 and Mr. Coyle received such base salary through the end of 2018.

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(3)

Mr. Hough’s salary was increased from $365,000 to $430,000 effective July 1, 2017. Mr. Hough’s salary was increased from $430,000 to $450,000 effective April 1, 2018 and Mr. Hough received such base salary through the end of 2018.

Variable Cash Compensation

Our Compensation Committee oversees our variable cash compensation plan, with administrative tasks delegated to the leadership team. We believe that, for an annual cash compensation plan to be effective, it should be easy to understand. Accordingly, we use a limited number of financial targets that focus our executive officers on the key metrics underlying our strategic plan and align performance pay strictly with financial results.

Over the past ten years, our variable cash compensation plan has paid between 58.8% and 170.9% and has paid above 100% five times, as shown below:

As discussed below, we tailor our variable cash compensation plan to our strategic and business objectives and our results vary based on achievement of those objectives. The Compensation Committee and our Board of Directors retain the discretion to decrease or increase payout of our variable cash compensation plan to account for extraordinary circumstances and to balance the interests of the plan participants with the interests of our shareholders. Over the ten years summarized in the graph above, we did not apply discretion to increase or decrease plan payouts, and no bonuses or awards were granted to make-up for forfeited awards.

Total Target Cash Compensation

For 2018, our compensation evaluation processes during our annual cycle and in connection with any promotions or executive hires during the year resulted in target awards for our Named Executive Officers under our variable cash compensation plan that ranged from 75% to 150% of base salary, based on the factors discussed above.

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Our Named Executive Officer compensation packages had the following target cash compensation in 2018, expressed both as a percentage of base salary in dollars. The base salaries and target variable cash percentage of our Named Executive Officers included in the table below reflect the increased base salaries and any increases in variable cash percentage, effective April 1, 2018, unless otherwise indicated below:

Name		Target Variable Cash
	Base Salary ($)	As a % of Base Salary	Target Variable Cash Amount ($)	Total ($)
David J. Henshall(1)
President and Chief Executive Officer	1,000,000	150%	1,500,000	2,500,000
Andrew H. Del Matto
Former Executive Vice President and Chief Financial Officer	550,000	90%	495,000	1,045,000
Mark M. Coyle(2)
Former Interim Chief Financial Officer	410,000	75%	307,500	717,500
Antonio G. Gomes(3)
Executive Vice President, General Counsel and Secretary	500,000	90%	450,000	950,000
Paul J. Hough
Executive Vice President and Chief Product Officer	450,000	90%	405,000	855,000
Donna N. Kimmel
Executive Vice President and Chief People Officer	450,000	75%	337,500	787,500

(1)	Mr. Henshall’s variable cash compensation target was increased from 125% to 150% effective April 1, 2018. As a result, his total target variable cash compensation for 2018 was $1,438,356.
(2)

Mr. Coyle served as Interim Chief Financial Officer through February 18, 2018, and his base salary was adjusted from $400,000 to $520,000 and his variable cash compensation target increased from 50% to 90% of his base salary through the end of February 2018. For the period commencing on March 1, 2018 through March 31, 2018, Mr. Coyle’s base salary was restored to $400,000 and his variable cash compensation target decreased from 90% to 50%. Effective April 1, 2018, Mr. Coyle’s base salary was increased to $410,000 and his variable cash compensation target was increased from 50% to 75%. As a result, his total target variable cash compensation for 2018 was $324,314.

(3)	Mr. Gomes’ variable cash compensation target was increased from 75% to 90% effective April 1, 2018. As a result, his total target variable cash compensation for 2018 was $425,959.

2018 Variable Cash Compensation Plan

For 2018, each executive officer’s variable cash compensation plan award was based 100% on the achievement of financial targets established by the Compensation Committee. For 2018, as discussed below, our Compensation Committee determined to align achievement with product and subscription bookings (excluding transition and trade-up bookings) and non-GAAP corporate operating margin.

To ensure the integrity of our operating plan, and to safeguard shareholder value, the payout levels under our variable cash compensation plan are designed to motivate performance that meets or exceeds our financial plan objectives while mitigating undue exposure for under-performance of these objectives. Our program is designed to provide appropriately tailored incentives to our executive officers aligned to our strategy while driving our financial performance to benefit our shareholders when we are successful. For example, during 2018, we focused heavily on new growth to drive long-term value creation. This is reflected in our 2018 executive variable cash compensation plan, as further described below, by applying a 70% weighting to product and subscription bookings (excluding transition and trade-up bookings) to drive new growth, and with profitability reflected by a 30% weighting on non-GAAP corporate operating margin. Transitions and trade-up bookings are bookings for current customers that transition to Citrix cloud-based deployments. The Compensation Committee determined to exclude transition and trade-up bookings to focus on new customer growth.

We rigorously test our plan design to ensure that the structure and possible outcomes do not create incentives for our executive officers to take unnecessary and excessive risks that would impact our long-term value. Specifically, we model potential award payouts generated by various performance attainment levels against corporate goals for product and subscription bookings and non-GAAP corporate operating margin.

The financial targets established were consistent with our 2018 corporate operating plan, which was approved by our

44

Board of Directors. Our variable cash compensation plan weighted the financial components as follows:

•	70% for achieving product and subscription bookings (excluding transition and trade-up bookings) of $1.181 billion, as further detailed below; and
•	30% for achieving a non-GAAP corporate operating margin target of 30.2%.

For 2018, we concentrated on product and subscription bookings as a metric with a 70% weighting in order to emphasize new product and subscription bookings growth consistent with our strategic plan to accelerate new bookings. We continued to weigh non-GAAP corporate operating margin for the remaining 30%, as we did in 2017.

Our variable cash compensation plan provided for a premium in the event of overachievement of targets, capped at 200% of the target payout amount, and a reduction in the event of underachievement of targets, depending on actual results. The following chart shows the maximum performance amounts that would have resulted in a payout of 200% of the target amount, the performance amounts that would have resulted in a payout of 100% of the target amount and the minimum performance requirements that needed to be met before any award could be earned.

	Minimum Performance (33% payout)	Target Performance (100% payout)	Maximum Performance (200% payout)

Product and Subscription Bookings (excluding transition and trade-up bookings)	$1.136 billion	$1.181 billion	$1.277 billion

Non-GAAP Corporate Operating Margin %	27.9%	30.2%	32.9%

The 2018 non-GAAP corporate operating margin target of 30.2% represents a decrease of 190 basis points from the operating margin target of 32.1% in our 2017 variable cash compensation plan and the maximum non-GAAP corporate operating margin threshold of 32.9% represents a decrease of 80 basis points from the 33.7% maximum threshold set for fiscal year 2017. When determining the non-GAAP corporate operating margin target for 2018 as compared to 2017, the Compensation Committee considered the following:

•	Our corporate operating plan for 2018, reflects the challenges of maintaining operating margin while transitioning to a cloud-based subscription business.

¡	Operating margin targets were projected to decrease as a result of anticipated investments for the delivery of cloud solutions and customer success that would support our transition to a subscription-based business consistent with our business transition strategy; and

¡	More revenue is recognized upfront for perpetual licenses than for subscriptions. As a result, as seen in 2018, business transition has the effect of muting current period reported revenue, as more of the value of the subscription booking is recognized as revenue in future periods. While this shift is reflected in growth of future committed revenue — or, deferred and unbilled revenue — it has a near-term impact on operating margin.
•	Other companies going through similar business transitions to a subscription-based business face the same and even greater near-term challenges in maintaining operating margin targets.

•	The view that, while the targets were decreased, such targets required a higher level of performance rigor than was the case under our 2017 variable cash compensation plan as a result of our transition to a subscription-based business.

When actual performance falls between the threshold and the target performance levels or between the target and maximum performance levels, payouts are calculated using a graduated slope to provide for the fair distribution of operating profit for overachievement and appropriate compensation reductions for underachievement, as applicable. Further, no incentive is payable under our variable cash compensation plan unless over 92% in the case of the operating margin or 96% in the case of the product and subscription bookings target, is achieved, and at such threshold level an executive officer receives only 33% of his or her target variable cash compensation allocated to such component. This payout structure recognizes that, in a business of this scale, while overachievement merits a greater reward, any underachievement should be penalized.

Consistent with the way we calculate and publicly report our financial results, the financial targets and attainment levels for corporate operating margin are adjusted to exclude certain GAAP measurements in accordance with Citrix’s past practices, including amortization of intangible assets

2019 Proxy Statement	45

primarily related to business combinations, non-cash charges associated with the expensing of equity-based compensation, non-cash charges related to amortization of debt discount, accruals related to patent litigation, charges related to restructuring programs, changes related to separation activities, the tax effects related to these items and any other items adjusted from our GAAP results in Citrix’s reported earnings as approved by our Audit Committee. In addition, references in this discussion to the non-GAAP corporate operating margin used for purposes of calculating variable cash compensation refer to our non-GAAP corporate operating margin prior to adjusting for the impact of the expense of our employee success sharing plan (a cash-based profit sharing plan in which our executive officers do not participate).

Determination of Awards

Early in the first quarter of 2019, our finance team reviewed and approved the calculations of financial target attainment levels, which were based on and consistent with, our publicly reported financial results for 2018, and the 2018 award amounts payable to executive officers that were generated by members of our human resources department in accordance with the terms of our variable cash compensation plan. At meetings held in January 2019, our Compensation Committee approved (or, in the case of our President and Chief Executive Officer, recommended to the Board of Directors for approval) the payouts under our 2018 executive variable cash compensation plan, including approval of the award calculations shown in the table below. As in the past, we did not adjust the resulting payouts under our variable cash compensation plan for 2018.

	Goal	Actual	Attainment	Payout (Pre-Weighting)	Weighting	Weighted Payout

	(amounts are approximate due to rounding)

Product and Subscription Bookings (excluding transition and trade-up bookings)	$1.181 billion	$1.226 billion	103.74%	163.29%	70%	114.30%

Non-GAAP Corporate Operating Margin %	30.2%	32.6%	107.99%	188.77%	30%	56.64%

Total Weighted Payout %						170.94%

The table below summarizes the payments approved by our Compensation Committee (or, in the case of our President and Chief Executive Officer, approved by the Board of Directors) under our variable cash compensation plan compared to each executive officer’s target award for 2018. Each Named Executive Officer listed below received 170.94% of his or her target award for 2018, except as noted below in the notes to the table.

	Target Variable Cash Compensation Award ($)(1)	Actual Variable Cash Compensation Award Paid ($)	Percentage of Target Awards Paid (%)
David J. Henshall(2)
President and Chief Executive Officer	1,438,356	2,458,726	170.94
Andrew H. Del Matto(3)
Former Executive Vice President and Chief Financial Officer	428,548	732,560	170.94
Mark M. Coyle(4)
Former Interim Chief Financial Officer	324,314	554,382	170.94
Antonio G. Gomes(5)
Executive Vice President, General Counsel and Secretary	425,959	728,134	170.94
Paul J. Hough
Executive Vice President and Chief Product Officer	400,562	684,720	170.94
Donna N. Kimmel
Executive Vice President and Chief People Officer	334,726	572,181	170.94

(1)	All target variable cash compensation awards are pro-rated to reflect changes in compensation during 2018, and are based on the actual base salary paid to the Named Executive Officer in 2018.
(2)	Mr. Henshall’s target variable cash was increased from 125% to 150% effective April 1, 2018.
(3)

Mr. Del Matto’s target variable cash compensation and his actual variable cash compensation award are pro-rated to reflect less than a full year of service given that Mr. Del Matto did not join Citrix as Executive Vice President and Chief Financial Officer until February 19, 2018.

(4)

Mr. Coyle served as Interim Chief Financial Officer through February 18, 2018, and his base salary was adjusted from $400,000 to $520,000 and his variable cash compensation target increased from 50% to 90% of his base salary through February 2018. For the period commencing on March 1, 2018 through March 31, 2018, Mr. Coyle’s base salary was restored to $400,000 and his variable cash compensation target decreased from 90% to 50%. Effective April 1, 2018, Mr. Coyle’s base salary was increased to $410,000 and his variable cash compensation target was increased from 50% to 75%. As a result, his total target variable cash compensation for 2018 was $324,314.

(5)	Mr. Gomes’ target variable cash was increased from 75% to 90% effective April 1, 2018.

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Equity-Based Long-term Incentives

The purpose of our equity-based long-term incentives is to attract, retain and engage high performing leaders, further align employee and shareholder interests, and continue to closely link executive compensation with company performance. Our equity-based long-term incentive program is an essential component of the total compensation package offered to our executive officers, reflecting the importance that we place on motivating and rewarding superior results with long-term and performance-based incentives.

Approach to Equity-Based Awards

Since 2012, our annual equity grant program has consisted entirely of restricted stock units, except restricted stock awards granted to our former Executive Chairman in 2015 (who is now our Chairman of the Board of Directors) and our former President and Chief Executive Officer in 2016. Our portfolio of equity awards granted to executive officers on an annual basis has been a mix of just two equity elements, half of which have been tied to long-term performance.

Specifically, from 2012 to 2018, our equity-based long-term incentive program was targeted to consist of at least 50% performance-based restricted stock units tied to achievement of total shareholder return metrics. Beginning in 2018, based on a review of our equity compensation program and feedback from our shareholders over the past two years, and with the assistance and guidance of its independent compensation consultant, our Compensation Committee implemented an operating metric for our 2018 performance-based restricted stock units to incentivize our executives to achieve a financial goal that is directly tied to our multi-year business transition that is described further below.

The exclusive use of restricted stock units granted to our executive officers furthers our goals of reducing dilution, burn rate and overhang by reducing the number of shares of our common stock subject to equity-based awards while continuing to provide incentive for our high performers to remain with us and continue to perform at a high level. Also, the inclusion of performance-based restricted stock units based on the achievement of an operational metric that is directly tied to our multi-year business transition is designed to drive success of our transition and be a driver of value creation for our shareholders.

Equity-Based Award Grant Levels

When establishing equity grant levels for our executive officers, our Compensation Committee considers the existing value of vested and unvested equity-based awards held by the executive officers relative to each other and to our employees as a whole, previous grants of equity-based awards to our executive officers, our overhang of equity-based awards and targeted burn rates for equity-based awards and the vesting schedules of previously granted equity-based awards, as well as the various other factors described above. In addition, our Compensation Committee considers the market competitive value for an executive officer’s role, the relative level of impact the executive officer has or is expected to have on company performance, and the current and prospective performance of the executive officer in his or her role. For the equity grant levels for promotion and new-hire awards, the Compensation Committee also considers market practices for such awards and the difficulty in recruiting high performing leaders with in-demand skills. While our Compensation Committee is aware of the accounting costs of equity-based awards, that is only one of several factors in determining individual equity-based awards.

Adjustments to Outstanding Equity Awards in Connection with our Quarterly Dividend

In connection with our payment of a cash dividend on December 21, 2018, we adjusted the number of our outstanding restricted stock units to provide each holder thereof with additional restricted stock units reflecting the value of such dividend. These additional restricted stock units are subject to the same conditions regarding vesting and settlement as the underlying restricted stock units to which they relate. The value of these additional restricted stock units is reflected in the “All Other Compensation” column of the Summary Compensation Table, and the number of such additional restricted stock units is reflected in the Outstanding Equity Awards at Fiscal Year End 2018 Table. Upon the final vesting date, any fractional unit will be rounded up to a whole share.

Restricted Stock Unit Awards

Pursuant to the Amended and Restated 2014 Plan, we may grant executive officers various types of awards, including market performance-based restricted stock units, performance-based restricted stock units, and time-based restricted stock units. Once vested, each restricted stock unit represents the right to receive one share of our common stock.

2018 Performance-Based Awards

When designing the 2018 performance-based awards to be granted to our executive officers in March 2018, our

2019 Proxy Statement	47

Compensation Committee considered the following objectives:

•	providing an incentive that has clear performance measures and aligned reward;

•	directly aligning performance-based awards to our multi-year business transition strategy to a cloud-based subscription business; and

•	responding to shareholder feedback.

To achieve the objectives described above, our Compensation Committee tied vesting of the 2018 performance-based restricted stock units awarded in March 2018 to subscription bookings as a percentage of total product and subscription bookings (excluding transition and trade-up bookings) measured from January 1, 2020 to December 31, 2020. Our Compensation Committee determined to award performance-based restricted stock units tied to this operational metric to further incentivize our executives to achieve this financial goal that is directly tied to the multi-year business transition strategy, which we reviewed with our shareholders in October 2017 and January 2018. The acceleration of our new business mix significantly towards ratable subscriptions (that is, subscription bookings as a percentage of total product and subscription bookings) is expected to be a key indicator of the success of our business transition over the three-year performance period and a driver of value creation for our shareholders.

The payout curve for the portion of these performance-based awards that may be earned based on achievement of subscription bookings as a percentage of total product and subscription bookings is as follows (utilizing straight-line interpolation between percentages):

Subscription Bookings as a Percentage of
Total Product and Subscription Bookings(1)	Percentage of Target Award Vested

Threshold (50% of Target)	None

Target	100%

Maximum (150% of Target)	200%

(1)

Disclosing subscription bookings as a percentage of total product and subscription bookings (excluding transition and trade-up bookings) targets for future periods would cause competitive harm without adding meaningfully to the understanding of our business. This internal metric is primarily used to assess our transition to a cloud-based subscription business and excludes transitions and trade-up bookings, which is a different metric than what we publicly disclose. Further, disclosing such metrics would reveal specifics regarding our transition to a cloud-based subscription business that a competitor may use against us. However, like performance targets for all metrics, the Compensation Committee set performance goals at definitive, rigorous and objective levels so as to require significant effort and achievement by our executive team. Specifically, the Compensation Committee set the payout curve for these performance-based awards to provide a maximum payout for subscription bookings as a percentage of product bookings that would exceed our internal operating plan. The company intends to disclose such metrics at the end of the performance period once performance has been determined.

No restricted stock units will vest if subscription bookings as a percentage of total product and subscription bookings is less than the threshold. For this purpose, “subscription bookings as a percentage of total product and subscription bookings” is Citrix’s total term, cloud (SaaS), hybrid-cloud and Citrix Service Provider product subscription bookings or any other product bookings from subscription offerings, including subscription renewals, expansions, extensions, upgrades, updates, initial and add-on or multiple year terms of any of the foregoing, but excluding transition and trade-up bookings, over Citrix’s total product and subscription bookings, excluding transition and trade-up bookings, in each case excluding ShareFile SMB bookings, measured as of the last fiscal year of the performance period (fiscal year 2020).

These performance-based awards are intended to ensure that a meaningful share of our executives’ equity compensation is contingent upon a successful transition to a cloud-based subscription business. The restricted stock units underlying these awards cliff vest after a three-year period based on the performance of Citrix during the last year of such performance period.

Our executive officers received performance-based restricted stock units having this performance metric in March 2018 as part of our annual grant cycle.

Retention Performance-Based Awards Granted in 2017 with Performance Metrics Established in 2018

As discussed in our proxy statement for our 2018 Annual Meeting, in August 2017, Mr. Henshall was awarded performance-based restricted stock units in connection with his promotion to President and Chief Executive Officer, and certain of our other executive officers were awarded retention performance-based restricted stock units to promote retention of our leadership team and drive the achievement of company operational goals during our business transition. In determining the level of performance-based awards for

48

Mr. Henshall, with the assistance of its independent compensation consultant, the Compensation Committee reviewed the value of Mr. Henshall’s current outstanding equity awards and market compensation data for Chief Executive Officers and, especially, internally promoted Chief Executive Officers. To closely align performance metrics with company strategy during our business transition, one-half of these performance-based awards are tied to achievement of non-GAAP corporate operating margin and the other half are tied to achievement of subscription bookings as a percentage of total product and subscription bookings, in each case during the last year of the performance period. The Compensation Committee chose subscription bookings as a percentage of total product and subscription bookings and non-GAAP corporate operating margin to help focus our executive officers on our strategy to accelerate our transition to a cloud-based subscription business, while maintaining profitability.

The Compensation Committee approved the awards effective as of August 1, 2017; however, the threshold, target and maximums for the relevant performance metrics were not established until the first quarter of 2018 in connection with the approval of a multi-year operating plan by our Board of Directors. The grant date fair value of these performance-based restricted stock units was not determined until the performance goals were established in 2018; and, therefore, these awards are included in this year’s Summary Compensation Table and Grants of Plan Based Awards Table below.

The payout curve for the portion of these performance-based awards that may be earned based on achievement of Citrix non-GAAP corporate operating margin is as follows (utilizing straight-line interpolation between percentages):

Non-GAAP Corporate Operating Margin(1)	Percentage of Target Award Vested

Threshold (84% of Target)	50%

Target	100% for Mr. Henshall / 150% for Other Executives

At or above Maximum (116% of Target)	200%

(1)

Disclosing non-GAAP corporate operating margin targets for future periods would cause competitive harm without adding meaningfully to the understanding of our business. Like performance targets for all metrics, the Compensation Committee set performance goals at definitive, rigorous and objective levels so as to require significant effort and achievement by our executive team. Specifically, the Compensation Committee set the payout curve for these performance-based awards to provide a maximum payout for non-GAAP corporate operating margin that would exceed our internal operating plan. The company intends to disclose such metrics at the end of the performance period once performance has been determined.

No restricted stock units will vest if the non-GAAP corporate operating margin is less than the threshold. For this purpose, “non-GAAP corporate operating margin” is Citrix’s non-GAAP corporate operating margin measured during the period from January 1, 2019 to December 31, 2019, excluding certain GAAP measurements in accordance with Citrix’s past practices, including amortization of intangible assets primarily related to business combinations, non-cash charges associated with the expensing of equity-based compensation, non-cash charges related to amortization of debt discount, accruals related to patent litigation, charges related to restructuring programs, charges related to separation activities, the tax effects related to these items and any other items adjusted from the GAAP results in Citrix’s reported earnings as approved by our Audit Committee.

The payout curve for the portion of these performance-based awards that may be earned based on achievement of subscription bookings as a percentage of total product and subscription bookings is as follows (utilizing straight-line interpolation between percentages):

Subscription Bookings as a Percentage of Total Product and Subscription Bookings(1)	Percentage of Target Award Vested

Threshold (56% of Target)	50%

Target	100% for Mr. Henshall / 150% for Other Executives

At or above Maximum (144% of Target)	200%

(1)

As discussed above under the heading “2018 Performance Based Awards,” disclosing such metrics would reveal specifics regarding our transition to a cloud-based subscription business that a competitor may use against us. The Compensation Committee set performance goals at definitive, rigorous and objective levels so as to require significant effort and achievement in order to be attained by our executive team. Specifically, the Compensation Committee set the payout curve for these performance-based awards to provide a maximum payout for subscription bookings as a percentage of product bookings that would exceed our internal operating plan. The company intends to disclose such metrics at the end of the performance period once performance has been determined.

2019 Proxy Statement	49

No restricted stock units will vest if subscription bookings as a percentage of total product and subscription bookings is less than the threshold. For this purpose, “subscription bookings as a percentage of total product and subscription bookings” is Citrix’s total term, cloud (SaaS), hybrid-cloud and Citrix Service Provider product subscription bookings or any other product bookings from subscription offerings, including subscription renewals, expansions, extensions, upgrades, updates, initial and add-on or multiple year terms of any of the foregoing, but excluding transition and trade-up bookings, over Citrix’s total product and subscription bookings, excluding transition and trade-up bookings, in each case excluding ShareFile SMB bookings, measured for fiscal year 2019.

Our Compensation Committee decided to provide for 150% payout for target achievement of these awards for executive officers, other than our President and Chief Executive Officer who has a 100% payout for target achievement, to create a significant retention mechanism for the company’s key executives during a time of leadership and strategy transition that is aligned with the company’s strategy of accelerating its transformation into a cloud-based subscription business while maintaining a commitment to operational efficiency. In the judgment of the Compensation Committee, the loss of the company’s key executives during such a time, and the impact that such attrition could have on value creation, significantly exceeds the value of the potential payout at target achievement.

Time-Based Awards

Consistent with our past practice, in March 2018, we also entered into restricted stock unit agreements with our executive officers, for time-based restricted stock unit awards that were not subject to performance criteria and that vest over three years, with one-third of the units vesting on the first, second and third anniversaries of the date of the award agreement. These restricted stock unit awards represented 50% of the equity grants awarded to our executive officers who participated in our annual equity grant program.

Our Compensation Committee also granted time-based restricted stock units to Mr. Del Matto as his new-hire equity award, with one-third of the units in each case vesting on the first, second and third anniversaries of the date of the award agreement.

Vesting of these time-based restricted stock units is subject to the continued employment of the executive officer with Citrix through the applicable vesting date.

The equity-based awards indicated in the table below reflect an equity portfolio mix with respect to our annual equity award grants that is 50% performance-based and 50% time-based restricted stock units. Mr. Del Matto also received a new hire time-based restricted stock unit award upon joining Citrix on February 19, 2018. His new-hire award is reflected in the table below. For further details regarding these equity awards, see Individual Executive Compensation Decisions beginning on page 51.

The following table summarizes our 2018 equity-based awards to our Named Executive Officers:

	Target Performance- Based Restricted Stock Unit Awards (#)	Time-Based Restricted Stock Unit Awards (#)
David J. Henshall
President and Chief Executive Officer	55,555	55,556
Andrew H. Del Matto
Former Executive Vice President and Chief Financial Officer	11,111	60,665	(1)
Mark M. Coyle
Former Interim Chief Financial Officer	6,944	6,945
Antonio G. Gomes
Executive Vice President, General Counsel and Secretary	15,278	15,278
Paul J. Hough
Executive Vice President and Chief Product Officer	15,278	15,278
Donna N. Kimmel
Executive Vice President and Chief People Officer	13,889	13,889

(1)	Reflects Mr. Del Matto’s new-hire time-based equity award (49,554) and his annual time-based equity award (11,111).

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Benefits

Our executive officers participate in our broad-based employee benefit plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid by executive officers under these plans. We offer a stock purchase plan, under which our employees may purchase shares of our common stock at a 15% discount from the fair market value of our common stock on the first or last business day of the purchase period, whichever is lower (determined by reference to the closing price of our common stock on each such date). Further, we offer a 401(k) plan that includes a Roth feature. The 401(k) allows our employees to invest in a wide array of funds and provides for matching contributions by our company. We also maintain insurance and other benefit plans for our employees. Our executive officers receive higher life, accidental death and dismemberment and disability insurance benefits than other employees, which reflects industry standards and their relative base salary levels. Our executive officers also receive reimbursement for annual health physicals, are eligible for relocation assistance upon joining our company and have access to financial counseling and tax services benefits. Our executive officers are eligible to participate in our charitable matching gifts program pursuant to which we match donations made to qualifying tax-exempt 501(c)(3) charitable and non-governmental organizations on a one-for-one basis. We match up to 15,000 USD per year for executives under this program. During 2018, we did not offer any non-qualified deferred compensation plans or supplemental retirement plans to our executive officers. During 2018, we provided relocation benefits to our former Executive Vice President and Chief Financial Officer as described below. For more information, please refer to the Summary Compensation Table and the Nonqualified Deferred Compensation Table below. We have always limited the perquisites that are generally made available to our executive officers.

Individual Executive Compensation Decisions

Next, we discuss how we apply the policies and practices described above and the resulting compensation paid or awarded to each of our Named Executive Officers for the year ended December  31, 2018 as set forth in the Summary Compensation Table and the Grants of Plan-Based Awards Table.

President and Chief Executive Officer Compensation

Chief Executive Officer Compensation

Our President and Chief Executive Officer is responsible for overseeing all of our corporate functions, product strategy and development, go-to-market activities and the attainment of our strategic, operational and financial goals. Working in concert with the leadership team and our Board of Directors, our President and Chief Executive Officer formulates current and long-term strategic plans and objectives and is our chief spokesperson to our employees, customers, partners and shareholders.

Based on a recommendation of the Compensation Committee, our Board of Directors determines compensation for our President and Chief Executive Officer using the same factors it uses for other executive officers, placing less emphasis on base salary and, instead, driving greater performance-based alignment through equity-based long-term and variable cash compensation. In assessing the compensation paid to our President and Chief Executive Officer, the Compensation Committee relies on the advice of its independent compensation consultant, information from selected benchmarks and its judgment with respect to the factors described above and specific factors described below.

Mr. Henshall’s employment agreement provides for a minimum base salary of $1,000,000, which is subject to annual review and may be increased but not decreased. In addition, Mr. Henshall is entitled to participate in our executive variable cash compensation program at an annual target variable cash compensation payment of 125% of his base salary and a maximum variable cash compensation payment of 200% of his base salary, with the actual amount to be determined in the discretion of the Compensation Committee based on Citrix’s performance and the individual performance of Mr. Henshall.

In March 2018, as part of our annual compensation review process, our Board of Directors met in executive session to review Mr. Henshall’s annual compensation, including the minimum compensation provided for by his employment agreement, and to assess his performance for 2017. Our Board of Directors considered Mr. Henshall’s performance and the demands on, and responsibilities of, a leader of a global organization of the scale and complexity of Citrix, especially given that our company is going through a significant transition. Further, our Compensation Committee, with assistance from its independent compensation consultant, conducted a comprehensive review of compensation for chief executive officers at our peer companies.

As a result of that review, our Board of Directors approved a 2018 direct target compensation package for Mr. Henshall that was approximately 59% performance-based. Target direct compensation includes base salary, target variable cash compensation and the grant date fair value of time-based restricted stock units and performance-based restricted stock units. This percentage of performance-based

2019 Proxy Statement	51

target direct compensation was consistent with the average pay mix for chief executive officers in our peer group.

Our Board of Directors maintained Mr. Henshall’s base salary of $1,000,000 for 2018 (as a result, Mr. Henshall received base salary compensation of $1,000,000 in 2018). Also, effective April 1, 2018, the Board increased Mr. Henshall’s target variable cash compensation from 125% of his base salary to 150% of his base salary, which resulted in actual variable cash compensation for 2018 of $2,458,726. In addition, Mr. Henshall was granted 55,556 time-based restricted stock units and 55,555 performance-based restricted stock units, which vest based on subscription bookings as a percentage of total product and subscription bookings as discussed above.

Our Board of Directors approved Mr. Henshall’s 2018 compensation package, including his equity awards, upon the recommendation of the Compensation Committee.

Other Named Executive Officers Cash Compensation – Base Salary and Variable Cash Compensation

Former Executive Vice President and Chief Financial Officer

Mr. Del Matto joined Citrix on February 19, 2018. As announced on April 24, 2019, Mr. Del Matto’s employment with Citrix will end on April 26, 2019. As former Chief Financial Officer, Mr. Del Matto was responsible for all of our financial and capital management strategies, budgeting and planning, financial accounting, tax and treasury, and investor relations, as well as our information technology function.

Mr. Del Matto’s initial annual base salary was set at $550,000, and he received base salary compensation of $478,704 in 2018. Mr. Del Matto’s 2018 target variable cash compensation award as a percentage of base salary was set at 90% of his base salary. For 2018, Mr. Del Matto was awarded variable cash compensation of $732,560 in accordance with our 2018 executive variable cash compensation plan.

In connection with joining our company, we provided assistance to Mr. Del Matto with respect to the costs of his relocation from the State of California to our corporate headquarters in Florida in the amount of $325,000. This assistance included the reimbursement of certain related moving expenses associated with his relocation. This assistance was not subject to a gross-up.

Former Interim Chief Financial Officer

In July 2017, our Board of Directors appointed Mr. Coyle, our Senior Vice President of Finance at the time, as Interim Chief Financial Officer. In connection with his appointment as Interim Chief Financial Officer, the Compensation Committee approved an increase in Mr. Coyle’s annual base salary from $400,000 to $520,000. Mr. Coyle served as Interim Chief Financial Officer through February 18, 2018 and his annual base salary returned to $400,000 on March 1, 2018. Effective April 1, 2018, Mr. Coyle’s annual base salary was increased from $400,000 to $410,000. As a result, Mr. Coyle received base salary compensation of $427,500 in 2018.

Our Compensation Committee also approved an increase in his target annual variable cash compensation opportunity from 50% to 90% of his annual base salary during the period of time he served as Interim Chief Financial Officer. In February 2018, his target annual variable cash compensation opportunity returned to 50% of his base salary and effective April 1, 2018, it was increased to 75% of his base salary. For 2018, Mr. Coyle was awarded variable cash compensation of $554,382 in accordance with our 2018 executive variable cash compensation plan.

Executive Vice President, General Counsel and Secretary

As our Executive Vice President, General Counsel and Secretary, Mr. Gomes is responsible for overseeing our global legal team.

Effective April 1, 2018, Mr. Gomes’ annual base salary was increased from $470,000 to $500,000. As a result, Mr. Gomes received base salary compensation of $492,500 in 2018. Effective April 1, 2018, our Compensation Committee also approved an increase in Mr. Gomes’ target variable cash compensation opportunity from 75% to 90% of his base salary. For 2018, Mr. Gomes was awarded variable cash compensation of $728,134 in accordance with our 2018 executive variable cash compensation plan.

Executive Vice President and Chief Product Officer

As Executive Vice President and Chief Product Officer, Mr. Hough is responsible for providing direction for the current and future technology direction, including our mergers and acquisition strategy, and delivery alignment, innovation and growth across the product portfolio.

Effective April 1, 2018, Mr. Hough’s annual base salary was increased from $430,000 to $450,000. As a result, Mr. Hough received base salary compensation of $445,000 in 2018. Mr. Hough’s target variable cash compensation award as a

52

percentage of base salary was set at 90% of his base salary. For 2018, Mr. Hough was awarded variable cash compensation of $684,720, in accordance with our 2018 executive variable cash compensation plan. In July 2017, the Compensation Committee approved a $15,000 per month stipend for up to three years to cover Mr. Hough’s housing, commuting and other related costs. For 2018, Mr. Hough received a monthly stipend totaling $180,000.

Executive Vice President and Chief People Officer

As Executive Vice President and Chief People Officer, Ms. Kimmel is responsible for all aspects of identifying, fostering and developing top talent as well as overseeing organizational strategies for Citrix.

Effective April 1, 2018, Ms. Kimmel’s annual base salary was increased from $435,000 to $450,000. As a result, Ms. Kimmel received base salary compensation of $446,250 in 2018. Ms. Kimmel’s 2018 target variable cash compensation award as a percentage of base salary was set at 75% of her base salary. For 2018, Ms. Kimmel was awarded variable cash compensation of $572,181 in accordance with our 2018 executive variable cash compensation plan.

Other Named Executive Officers Equity – Long-term Incentive Compensation

In March 2018, certain of our Named Executive Officers were awarded grants of performance-based restricted stock units at the following target award levels. Attainment levels will be determined within 60 days of the end of the performance period (i.e., within 60 days of December 31, 2020):

Name and Principal Position	Target Performance- Based Restricted Stock Unit Awards
Andrew H. Del Matto Former Executive Vice President and Chief Financial Officer	11,111
Mark M. Coyle Former Interim Chief Financial Officer	6,944
Antonio G. Gomes Executive Vice President, General Counsel and Secretary	15,278
Paul J. Hough Executive Vice President and Chief Product Officer	15,278
Donna N. Kimmel Executive Vice President and Chief People Officer	13,889

In March 2018, certain of our Named Executive Officers were awarded time-based restricted stock units as part of our annual equity grant program, which vest in three equal annual installments, as follows:

Name and Principal Position	Time- Based Restricted Stock Unit Awards
Andrew H. Del Matto(1) Former Executive Vice President and Chief Financial Officer	60,665
Mark M. Coyle Former Interim Chief Financial Officer	6,945
Antonio G. Gomes Executive Vice President, General Counsel and Secretary	15,278
Paul J. Hough Executive Vice President and Chief Product Officer	15,278
Donna N. Kimmel Executive Vice President and Chief People Officer	13,889

(1)

Upon joining Citrix on February 19, 2018, Mr. Del Matto was granted a new-hire equity award with a value of $5,000,000, consisting of 49,554 time-based restricted stock units that vest over three years, with one-third of the units vesting on the first, second and third anniversaries of the date of the award agreement. Mr. Del Matto was also granted an annual grant of 11,111 time-based restricted stock unit awards granted on March 29, 2018.

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Other Compensation Policies and Information

Executive Agreements

In January 2017, we entered into executive agreements with certain members of our senior leadership team, including Mr. Coyle, Mr. Gomes and Ms. Kimmel, that extended certain severance benefits under their existing incentive agreements, which expired in accordance with their terms on January 25, 2017. The executive agreements also superseded the executive’s existing change in control agreements by consolidating the benefits under those agreements into a single agreement with Citrix. We subsequently entered into an executive agreement with Mr. Hough in September 2017 when he was hired as Senior Vice President and Chief Product Officer, and Mr. Del Matto in February 2018 when he was hired as Executive Vice President and Chief Financial Officer of Citrix. The Compensation Committee believes that it is in the best interests of our shareholders to extend these benefits to our executives to reinforce and encourage retention and focus of shareholder value creation without distraction. Mr. Henshall has an individual employment agreement with Citrix that provides for similar benefits in the event of the termination of his employment under certain circumstances. See Potential Payments upon Termination or Change in Control beginning on page 64 for further information.

Equity Award Grant Policy

In 2007, the Compensation Committee adopted the Citrix Equity Award Grant Policy, or the Awards Policy. The Awards Policy enhances our controls with respect to grants of equity awards by establishing procedures for approving and pre-determining the dates on which awards will be made. Pursuant to the Awards Policy, unless a different date is set by our Board of Directors or the Compensation Committee, annual grants of full-value awards are made on the last business day in March on or prior to March 30th. Beginning in 2019, annual grants will be made on or about April 1 or the first trading day thereafter. The Awards Policy also establishes fixed grant dates for new hire and performance grants. An employee’s eligibility to receive an award as of a particular, fixed grant date is subject to the time of the month in which the employee’s employment begins or promotion is effective or, if later, the date on which all documentation necessary for the approval of the grant is obtained. A copy of our Awards Policy is available on the Corporate Governance section of our website at http://www.citrix.com/about/governance.html under Governance Documents.

Executive Stock Ownership Guidelines

To align the interests of our executive officers with the interests of our shareholders, our Board of Directors has established stock ownership guidelines for our executive officers. Under our current guidelines, our executive officers are expected to own shares of our common stock equal in value to a multiple of base salary as indicated in the table below.

Position	Stock Ownership Value (Multiple of Base Salary)

President and Chief Executive Officer	6 times

Other Executive Officers who report to the President and Chief Executive Officer	4 times

To comply with these guidelines, each executive officer is required to retain an amount equal to one-third (1/3) of the net shares (those shares remaining after shares are deducted or withheld to cover any exercise price or tax obligations arising in connection with the exercise, vesting or payment of an equity award) received as a result of the exercise, vesting or payment of any equity-based award granted to the executive officer by the company unless such executive officer holds the applicable guideline value of shares. Each of our executive officers is expected to hold such shares for so long as he or she is one of our executive officers. Failure to satisfy the stock ownership guidelines when required to do so will result in suspension of an executive officer’s ability to sell shares of our common stock until the requisite ownership levels are reached. Our executive officers may accumulate shares of our common stock through stock option exercises, settlement of restricted stock units or other awards and open market purchases made in compliance with applicable securities laws, our policies or any other equity plans we may adopt from time to time. Shares of our common stock beneficially owned (unless the executive officer disclaims beneficial ownership of the shares) and vested restricted stock (including vested but deferred restricted stock units) count towards the satisfaction of the stock ownership guidelines. Given the nature and expected duration of his role, our Board of Directors determined that Mr. Calderoni, as our then Executive Chairman, would be subject to our director ownership guidelines and not our executive stock ownership guidelines. Shares owned by executive officers are valued at the current market value.

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Policy Concerning Hedging And Pledging Transactions

Certain transactions in Citrix securities (such as buying or selling puts, calls or other derivative securities of Citrix securities, or any derivative securities that provide the economic equivalent of ownership of any Citrix securities or an opportunity, direct or indirect, to profit from any change in the value of Citrix securities, or engaging in any other hedging transactions with respect to Citrix securities) create a heightened compliance risk or could create the appearance of misalignment between management and shareholders. As a result, our insider trading policy prohibits our executive officers and directors from engaging in hedging transactions, such as short sales and/or other derivative transactions, purchasing Citrix securities on margin, holding Citrix securities in an account that is, or is linked to, a margin account, and pledging Citrix securities as collateral for a loan.

Policy Regarding Change In Control Arrangements

It is our policy that we will not enter into any agreements with our executive officers that provide the executive officer with payments following a change in control unless such agreements provide for a double-trigger termination event

(that is, upon the termination of the executive officer’s employment without cause or for good reason following a change in control).

Policy Regarding Recovery of Executive Compensation

Citrix executive officers are subject to a formal executive compensation recovery policy, or “clawback” policy, which allows Citrix to recoup from its executive officers excess proceeds from certain incentive compensation received by such executive due to a material restatement of Citrix’s financial results due to an executive officer engaging in an act of embezzlement, fraud, willful misconduct or breach of fiduciary duty. Excess compensation includes any cash or equity-based compensation if the payment, grant or vesting of such compensation is predicated on the achievement of financial performance goals or financial metrics (excluding any incentive-based compensation based on total shareholder return or any similar stock price-based metric). The Compensation Committee intends to periodically review this policy and, as appropriate, conform it to any applicable final rules adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act.

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Summary of Executive Compensation

The following table sets forth certain information with respect to compensation for the years ended December 31, 2018, 2017 and 2016 earned by or paid to our President and Chief Executive Officer, former Executive Vice President and Chief Financial Officer, former Interim Chief Financial Officer, and our three other most highly-compensated executive officers, collectively referred to as our Named Executive Officers, as determined in accordance with applicable SEC rules.

SUMMARY COMPENSATION TABLE

FOR THE 2018, 2017 AND 2016 FISCAL YEARS

Name and Principal Position	Year	Salary ($)*	Stock Awards ($)(1)(2)		Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
David J. Henshall	2018	1,000,000	15,648,049		2,458,726		151,327	(3)	19,258,102
President and Chief	2017	860,834	8,637,185		791,081		32,189		10,321,289
Executive Officer	2016	717,500	4,103,145		1,166,525		16,090		6,003,260
Andrew H. Del Matto(4)	2018	478,704	6,974,974		732,560	(5)	383,270	(6)	8,569,508
Former Executive Vice President and
Chief Financial Officer
Mark M. Coyle(7)	2018	427,500	3,265,557	(8)	554,382		35,037	(9)	4,282,476
Former Interim Chief Financial Officer	2017	454,597	1,805,883		263,735		5,000		2,529,215
Antonio G. Gomes(10)	2018	492,500	4,865,259		728,134		73,062	(11)	6,158,955
Executive Vice President, General Counsel and Secretary
Paul J. Hough(12)	2018	445,000	4,865,259		684,720		237,050	(13)	6,232,029
Executive Vice President and Chief Product Officer
Donna N. Kimmel(14)	2018	446,250	5,195,521		572,181		62,193	(15)	6,276,145
Executive Vice President and Chief People Officer	2017	432,500	4,020,226		262,018		13,100		4,727,844

*

Each year, our salary levels are determined during our first fiscal quarter and become effective April 1, except in connection with promotions and new hires. The amounts represented in this table reflect salary actually paid during the fiscal year.

(1)

These amounts represent the aggregate grant date fair value of restricted stock unit awards in the year in which the grant was made. The assumptions we used for calculating the grant date fair value are set forth in Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on February 15, 2019. These amounts do not represent the actual amounts paid to or realized by the executive officer for these awards during fiscal years 2018, 2017 or 2016. The value as of the grant date for restricted stock unit awards is recognized over the number of days of service required for the grant to become vested. In the case of performance-based restricted stock units, the fair value is reported for the probable outcome, which for this purpose is estimated using the company’s financial projections as of the grant date. The fair value of awards at the maximum level of achievement for performance-based restricted stock units included in this table for 2018 which include the performance-based restricted stock units granted in August 2017 as previously described is as follows: Mr. Henshall, $20,984,904; Mr. Del Matto, $2,887,748; Mr. Coyle, $3,997,873; Mr. Gomes, $6,894,921; Mr. Hough, $6,894,921; and Ms. Kimmel, $7,813,245.

(2)

Includes performance-based restricted stock units awarded to each Named Executive Officer (other than Mr. Del Matto who joined Citrix in February 2018) in August 2017 having performance-based vesting based on non-GAAP corporate operating margin and subscription bookings as a percentage of total product bookings as discussed under the section titled “Retention Performance-Based Awards Granted in 2017 with Performance Metrics Established in 2018.”

(3)

Includes restricted stock units issued as a result of the dividend paid on December 21, 2018 ($106,867), the value of company-covered financial services available to each executive officer ($6,970), 401(k) matching contributions made by our company ($8,250), the value of a company-covered physical examination available to each executive officer ($5,000), and premiums for split-dollar life insurance and disability policies ($19,240), and charitable donations made under the Company’s matching gift program ($5,000).

(4)	Mr. Del Matto joined Citrix in February 2018. As announced on April 24, 2019, Mr. Del Matto’s employment with Citrix will end on April 26, 2019.
(5)	Mr. Del Matto’s non-equity incentive award was pro-rated to reflect less than one year of service as Executive Vice President and Chief Financial Officer in 2018.
(6)

Includes restricted stock units issued as a result of the dividend paid on December 21, 2018 ($25,122), reimbursement of relocation expenses ($325,000), the value of company-covered financial services available to each executive officer ($8,066), 401(k) matching contributions made by our company ($4,813), the value of a company-covered physical examination available to each executive officer ($5,000), and premiums for split-dollar life insurance and disability policies ($10,269), and charitable donations made under the Company’s matching gift program ($5,000).

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(7)	Mr. Coyle was not a Named Executive Officer for the fiscal year ended December 31, 2016.
(8)	Includes incremental fair value of $622,125 as a result of a modification to the performance-based restricted stock unit award granted March 30, 2017.
(9)

Includes restricted stock units issued as a result of the dividend paid on December 21, 2018 ($16,000), the value of company-covered financial services available to each executive officer ($6,970), the value of a company-covered physical examination available to each executive officer ($5,000), and premiums for split-dollar life insurance and disability policies ($7,067).

(10)	Mr. Gomes was not a Named Executive Officer for the fiscal years ended December 31, 2016 and 2017.
(11)

Includes restricted stock units issued as a result of the dividend paid on December 21, 2018 ($29,177), the value of company-covered financial services available to each executive officer ($8,066), 401(k) matching contributions made by our company ($8,250), the value of a company-covered physical examination available to each executive officer ($5,000), and premiums for split-dollar life insurance and disability policies ($7,569), and charitable donations made under the Company’s matching gift program ($15,000).

(12)	Mr. Hough was not a Named Executive Officer for the fiscal years ended December 31, 2016 and 2017.
(13)

Includes restricted stock units issued as a result of the dividend paid on December 21, 2018 ($27,480), a $15,000 per month stipend to cover commuter expenses in 2018 ($180,000), 401(k) matching contributions made by our company ($8,250), the value of a company-covered physical examination available to each executive officer ($5,000), and premiums for split-dollar life insurance and disability policies ($4,310), and charitable donations made under the Company’s matching gift program ($12,010).

(14)	Ms. Kimmel was not a Named Executive Officer for the fiscal year ended December 31, 2016.
(15)

Includes restricted stock units issued as a result of the dividend paid on December 21, 2018 ($33,130), the value of company-covered financial services available to each executive officer ($8,066), 401(k) matching contributions made by our company ($8,250), the value of a company-covered physical examination available to each executive officer ($5,000), and premiums for split-dollar life insurance and disability policies ($7,747).

2019 Proxy Statement	57

Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards for the year ended December 31, 2018 to the Named Executive Officers. Grants of equity awards to each Named Executive Officer were made pursuant to our Amended and Restated 2014 Plan. There can be no assurance that the Grant Date Fair Value of the Stock Awards listed below will ever be realized.

GRANTS OF PLAN-BASED AWARDS TABLE

FOR THE 2018 FISCAL YEAR

											All
											Other
											Stock
											Awards	Grant Date Fair Value of Stock Awards ($)(3)
											Number
				Estimated Future Payouts			Estimated Future Payouts				Of
		Comp.		Under Non-Equity			Under Equity Incentive				Shares
		Comm.		Incentive Plan Awards			Plan Awards				Of Stock
Name	Grant Date	Action Date		Threshold ($)	Target ($)(1)	Maximum ($)	Threshold (#)	Target (#)(*)(2)		Maximum (#)	Units (#)
David J. Henshall	8/1/17	7/7/17	(4)	—	—	—	7,762	15,524	(5)	31,048	—	1,449,321
	8/1/17	7/7/17	(4)	—	—	—	7,762	15,524	(6)	31,048	—	1,823,760
	3/29/18	3/7/18		—	—	—	—	—		—	55,556	5,155,597
	3/29/18	3/7/18		—	—	—	0	55,555	(7)	111,110	—	7,219,372
	—	3/7/18		495,000	1,500,000	3,000,000	—	—		—	—	—
Andrew H. Del Matto	3/1/18	11/30/17		—	—	—	—	—		—	49,554	4,499,999
	3/29/18	3/7/18		—	—	—	—	—		—	11,111	1,031,101
	3/29/18	3/7/18		—	—	—	0	11,111	(7)	22,222	—	1,443,874
	—	3/7/18		163,350	495,000	990,000	—	—		—	—	—
Mark M. Coyle	8/1/17	7/7/17	(4)	—	—	—	1,884	3,768	(8)	7,536	—	525,561
	8/1/17	7/7/17	(4)	—	—	—	1,884	3,768	(9)	7,536	—	571,003
	3/29/18	3/7/18		—	—	—	—	—		—	6,945	644,496
	3/29/18	3/7/18		—	—	—	0	6,944	(7)	13,888	—	902,373
	—	3/7/18		101,475	307,500	615,000	—	—		—	—	—
Antonio G. Gomes	8/1/17	7/7/17	(4)	—	—	—	2,512	5,024	(8)	10,048	—	700,748
	8/1/17	7/7/17	(4)	—	—	—	2,512	5,024	(9)	10,048	—	761,337
	3/29/18	3/7/18		—	—	—	—	—		—	15,278	1,417,798
	3/29/18	3/7/18		—	—	—	0	15,278	(7)	30,556	—	1,985,376
	—	3/7/18		148,500	450,000	900,000	—	—		—	—	—
Paul J. Hough	8/1/17	7/7/17	(4)	—	—	—	2,512	5,024	(8)	10,048	—	700,748
	8/1/17	7/7/17	(4)	—	—	—	2,512	5,024	(9)	10,048	—	761,337
	3/29/18	3/7/18		—	—	—	—	—		—	15,278	1,417,798
	3/29/18	3/7/18		—	—	—	0	15,278	(7)	30,556	—	1,985,376
	—	3/7/18		133,650	405,000	810,000	—	—		—	—	—
Donna N. Kimmel	8/1/17	7/7/17	(4)	—	—	—	3,611	7,222	(8)	14,444	—	1,007,325
	8/1/17	7/7/17	(4)	—	—	—	3,611	7,222	(9)	14,444	—	1,094,422
	3/29/18	3/7/18		—	—	—	—	—		—	13,889	1,288,899
	3/29/18	3/7/18		—	—	—	0	13,889	(7)	27,778	—	1,804,876
	—	3/7/18		111,375	337,500	675,000	—	—		—	—	—

*

This table includes performance-based restricted stock units issued in August 2017 to the following Named Executive Officers because the performance targets for these restricted stock units were established in early 2018 at a time where, for purposes of FASB ASC Topic 718, there is a grant date fair value for such awards for financial reporting purposes: Mr. Henshall, 31,048 units; Mr. Coyle, 7,536 units; Mr. Gomes, 10,048 units; Mr. Hough, 10,048 units; and Ms. Kimmel, 14,444 units.

(1)

Reflects target variable cash compensation awards in effect at December 31, 2018. On January 22, 2019, the Compensation Committee determined that the reported product and subscription bookings (excluding transition and trade-up bookings) target was 163.29% attained and the non-GAAP corporate operating margin target was 188.77% attained, resulting in a payout of 170.94% and in the following variable cash compensation awards: Mr. Henshall received $2,458,726; Mr. Del Matto received $732,560; Mr. Coyle received $554,382; Mr. Gomes received $728,134; Mr. Hough received $684,720; and Ms. Kimmel received $572,181. See the column labelled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table included in this Proxy Statement. Mr. Henshall’s variable cash compensation award was pro-rated to reflect the increase in variable cash compensation effective April 1, 2018 through December 31, 2018. Mr. Del Matto’s variable cash compensation was pro-rated

58

based on the date he began service as Executive Vice President and Chief Financial Officer. Mr. Gomes’ variable cash compensation award was pro-rated to reflect the increase in base salary and the increase in variable cash compensation effective April 1, 2018 through December 31, 2018. Mr. Coyle’s variable cash compensation award was pro-rated to reflect his base salary and variable cash compensation effective January 1, 2018 through February 18, 2018, the restoration of his base salary and variable cash compensation effective February 19, 2018 through March 31, 2018 when he ceased to serve as Interim Chief Financial Officer and the subsequent increase in his base salary and variable cash compensation effective April 1, 2018 through December 31, 2018. The variable cash compensation award of each of Mr. Hough and Ms. Kimmel was pro-rated to reflect the increase in base salary effective April 1, 2018 through December 31, 2018.
(2)

The “Estimated Future Payouts Under Equity Incentive Plan Awards” columns represent the minimum, target, and maximum number of restricted stock units that may vest pursuant to the applicable performance-based restricted stock unit agreements.

(3)

The grant date fair value of awards in this column reflects the fair value of such awards, excluding estimated forfeitures. The assumptions we used for calculating the grant date fair value are set forth in Note 8 to the financial statements filed with our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on February 15, 2019. In the case of performance-based restricted stock units, the fair value is reported for the probable outcome after the three-year performance period, which for this purpose is based on the company’s financial projections as of the grant date.

(4)	Targets for the August 1, 2017 performance-based restricted stock awards were set by the Compensation Committee on March 29, 2018.
(5)

The number of restricted stock units vested as a percentage of the target award shall be determined based on the company’s non-GAAP corporate operating margin at the end of the performance period ending on December 31, 2019. At target these awards result in 100% vesting.

(6)

The number of restricted stock units vested as a percentage of the target award shall be determined based on subscription bookings as a percentage of product bookings at the end of the performance period ending on December 31, 2019. At target these awards result in 100% vesting.

(7)

The number of restricted stock units vested as a percentage of the target award shall be determined based on subscription bookings as a percentage of product bookings for the last fiscal year of the performance period ending on December 31, 2020.

(8)

The number of restricted stock units vested as a percentage of the target award shall be determined based on the company’s non-GAAP corporate operating margin at the end of the performance period ending on December 31, 2019. At target these awards result in 150% vesting.

(9)

The number of restricted stock units vested as a percentage of the target award shall be determined based on subscription bookings as a percentage of product bookings at the end of the performance period ending on December 31, 2019. At target these awards result in 150% vesting.

2019 Proxy Statement	59

Outstanding Equity Awards

The following table sets forth certain information with respect to the outstanding equity awards at December 31, 2018 for each of the Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2018 TABLE

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)		Equity Incentive Plan Awards; Market or Payout Value of Unearned or Other Rights That Have Not Vested ($)(2)
David J. Henshall	11,562.023	(3)	1,184,645
	19,400.155	(4)	1,987,740
	20,769.897	(5)	2,128,084
	55,748.979	(6)	5,712,040
				52,379.000	(7)	5,366,752
				29,100.734	(8)	2,981,661
				15,577.924	(9)	1,596,114
				15,577.924	(10)	1,596,114
				55,747.976	(11)	5,711,938
Andrew H. Del Matto	49,726.131	(12)	5,094,939
	11,149.595	(13)	1,142,388
				11,149.595	(13)	1,142,388
Mark M. Coyle	2,534.774	(3)	259,713
	4,180.471	(4)	428,331
	6,969.124	(6)	714,056
				11,486.000	(7)	1,176,856
				6,271.710	(14)	642,599
				3,781.089	(9)	387,410
				3,781.089	(10)	387,410
				6,968.121	(11)	713,954
Antonio G. Gomes	4,056.040	(3)	415,582
	3,244.230	(12)	332,404
	7,358.472	(4)	753,949
	15,331.070	(6)	1,570,821
				18,379.000	(7)	1,883,112
				11,038.210	(8)	1,130,975
				5,041.451	(9)	516,547
				5,041.451	(10)	516,547
				15,331.070	(11)	1,570,821
Paul J. Hough	14,604.555	(15)	1,496,383
	7,358.472	(4)	753,949
	15,331.070	(6)	1,570,821
				11,038.210	(8)	1,130,975
				5,041.451	(9)	516,547
				5,041.451	(10)	516,547
				15,331.070	(11)	1,570,821
Donna N. Kimmel	4,056.040	(16)	415,582
	4,056.040	(3)	415,582
	10,034.736	(4)	1,028,159
	13,937.245	(6)	1,428,010
				18,379.000	(7)	1,883,112
				15,052.104	(8)	1,542,239
				7,247.086	(9)	742,536
				7,247.086	(10)	742,536
				13,937.245	(11)	1,428,010

(1)

Includes restricted stock units issued as a result of the dividend paid on December 21, 2018. The shares reported in this table are reported on a post-adjusted basis as of December 31, 2018. Upon final vesting, any fractional unit will be rounded to a whole share.

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(2)

Based on a per share price of $102.46, which was the closing price per share of our common stock on the last business day of the 2018 fiscal year (December 31, 2018). Values have been rounded to the nearest whole dollar.

(3)	Restricted stock units that vest in three annual installments, with 33.4% having vested on March 30, 2017, 33.3% having vested on March 30, 2018, and 33.3% having vested on March 30, 2019.
(4)	Restricted stock units that vest in three annual installments, with 33.4% having vested on March 30, 2018, 33.3% having vested on March 30, 2019, and 33.3% vesting on March 30, 2020.
(5)	Restricted stock units that vest in three annual installments, with 33.4% having vested on August 1, 2018, 33.3% vesting on August 1, 2019, and 33.3% vesting on August 1, 2020.
(6)	Restricted stock units that vest in three annual installments, with 33.4% having vested on March 29, 2019, 33.3% vesting on March 29, 2020, and 33.3% vesting on March 29, 2021.
(7)

Represents the actual number of restricted stock units that vested on March 30, 2019 based on our compounded annual total shareholder return over a three-year performance period. On April 8, 2019, it was determined that 150.50% payout was achieved.

(8)

Represents the target number of restricted stock units that will vest on December 31, 2019 if the company’s relative total shareholder return percentile compared to the selected custom index companies is the 61st percentile.

(9)	Represents target number of restricted stock units that will vest on December 31, 2019 based on the company’s subscription bookings as a percentage of total product and subscription bookings.
(10)	Represents target number of restricted stock units that will vest on December 31, 2019 based on the company’s 2019 non-GAAP corporate operating margin.
(11)	Represents the target number of restricted stock units that will vest on December 31, 2020 based on the company’s subscription bookings as a percentage of total product and subscription bookings.
(12)

Restricted stock units that vest in three annual installments, with 33.4% having vested on October 3, 2017, 33.3% having vested on October 3, 2018, and 33.3% vesting on October 3, 2019. Mr. Del Matto will forfeit 23,228.629 of these restricted stock units, which includes subsequent adjustments related to our quarterly dividends, upon his departure from our company on April 26, 2019.

(13)	Mr. Del Matto will forfeit all of these restricted stock units upon his departure from our company on April 26, 2019.
(14)

Represents the target number of restricted stock units that will vest on December 31, 2019 if the company’s relative total shareholder return percentile compared to the Nasdaq composite index companies as of January 2, 2019 is the 61st percentile.

(15)	Restricted stock units that vest in three annual installments, with 33.4% having vested on November 1, 2017, 33.3% having vested on November 1, 2018, and 33.3% vesting on November 1, 2019.
(16)	Restricted stock units that vest in three annual installments, with 33.4% having vested on January 4, 2017, 33.3% having vested on January 4, 2018, and 33.3% having vested on January 4, 2019.

2019 Proxy Statement	61

Stock Vested

The following table sets forth certain information regarding restricted stock unit vesting, during the year ended December 31, 2018 under our equity incentive plans for our Named Executive Officers.

STOCK VESTED TABLE

FOR THE 2018 FISCAL YEAR

	Stock Awards
	Number of Shares	Value
	Acquired on	Realized on
	Vesting	Vesting
Name	(#)	($)(1)
David J. Henshall	108,978	10,223,473
Andrew H. Del Matto	—	—
Mark M. Coyle	15,194	1,444,050
Antonio G. Gomes	29,305	2,843,437
Paul J. Hough	28,286	2,824,405
Donna N. Kimmel	27,556	2,618,734

(1)

Based on the closing price per share of our common stock on the date upon which the restricted stock units vested or, if the vesting date is not a trading day, based on the closing price on the last trading day immediately preceding the vesting date.

62

Nonqualified Deferred Compensation

The following table sets forth certain information regarding non-tax qualified compensation deferred during the year ended December 31, 2018, under our equity incentive plans for our Named Executive Officers. The deferred compensation consists of shares of our common stock that will be issued with respect to vested restricted stock units under a long-term incentive program, or LTIP, that we instituted in 2009.

The LTIP’s design and structure were intended to, and ultimately did, reward executive officers for generating both relative and absolute shareholder returns. The number of vested restricted stock units was determined after the conclusion of a three-year period ending December 31, 2011, subject to employment of the executive officer by us throughout the three-year period. The number of shares of common stock issuable upon settlement of the LTIP restricted stock units was determined by comparing the performance of our common stock to the performance of the specified market indices over the same three-year period. Although the LTIP stock units have vested, the units will not be settled in shares of our common stock until the earliest of six months and one day following termination of the executive officer’s employment for any reason other than cause, the executive officer’s death, or the effective date of a change in control of our company.

NONQUALIFIED DEFERRED COMPENSATION TABLE

FOR THE 2018 FISCAL YEAR

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
David J. Henshall	—	—	—	—	4,941,435	(1)
Andrew H. Del Matto	—	—	—	—	—
Mark M. Coyle	—	—	—	—	—
Antonio G. Gomes	—	—	—	—	—
Paul J. Hough	—	—	—	—	—
Donna N. Kimmel	—	—	—	—	—

(1)

Based on a per share price of $102.46, which was the closing price per share of our common stock on December 31, 2018, the last business day of the 2018 fiscal year, and reflects the balance of restricted stock units currently outstanding that were issued under the LTIP that vested on December 31, 2011, net of any underlying shares that were withheld to satisfy minimum tax withholding obligations that arose upon vesting. The number of restricted stock units on a net basis for each of the Named Executive Officers is as follows: Mr. Henshall, 48,227.945 units which includes additional restricted stock units received as a result of adjustments made to outstanding equity awards in connection with our quarterly cash dividend paid in December 2018. None of Messrs. Del Matto, Coyle, Gomes, Hough, or Ms. Kimmel participated in the LTIP program. The grant date fair value of the LTIP awards was included in the “Stock Awards” column of the Summary Compensation Table for 2009.

2019 Proxy Statement	63

Potential Payments upon Termination or Change in Control

We have change in control and severance arrangements with our Named Executive Officers that provide severance and other benefits to our Named Executive Officers in the event of the termination of their employment under certain circumstances. Set forth below is a summary of these arrangements.

President and Chief Executive Officer

In July 2017, we entered into an employment agreement with Mr. Henshall in connection with his appointment as our President and Chief Executive Officer. The employment agreement has a term of three years, with one-year extensions thereafter unless written notice of non-renewal is given by either party not less than 180 days prior to the end of the then current term.

Mr. Henshall’s employment agreement provides for a minimum base salary of $1,000,000, which is subject to annual review and may be increased but not decreased. In addition, Mr. Henshall is entitled to participate in our executive variable cash compensation program at an annual target variable cash compensation payment of 125% of his base salary and a maximum variable cash compensation payment of 200% of his base salary, with the actual amount to be determined in the discretion of the Compensation Committee based on Citrix’s performance and the individual performance of Mr. Henshall.

In connection with his appointment as our President and Chief Executive Officer, Mr. Henshall received an equity grant consisting of (1) $2,500,000 of time-based restricted stock units that vest in three annual installments and (2) $2,500,000 of performance-based restricted stock units, half of which may be earned based on Citrix’s performance against a non-GAAP corporate operating margin percentage target and half of which may be earned based on Citrix’s performance against a subscription bookings as a percentage of total product and subscription bookings target for the fiscal year ending on December 31, 2019. Mr. Henshall became eligible to receive annual equity awards with a minimum target value of $8,000,000 beginning in 2018. Mr. Henshall also is entitled to participate in all of our employee benefit plans and programs that are generally available to our senior executive employees.

Upon a termination of Mr. Henshall’s employment without cause or for good reason before a change in control,

Mr. Henshall will be entitled to severance pay and benefits as follows:

•	salary continuation in an amount equal to two times the sum of (a) Mr. Henshall’s base salary and (b) his target variable cash compensation;

•	continued health insurance coverage for 18 months; and

•	acceleration of unvested equity awards with time-based vesting then scheduled to vest over 24 months.

In such event, his performance-based equity awards will remain outstanding and may be earned on a pro-rata basis at the end of the relevant performance period based on actual performance.

The definitions of “cause”, “good reason” and “change in control” included in Mr. Henshall’s employment agreement are substantially the same as the definitions included in the executive agreements for the other Named Executive Officers described below, except that it will be considered a substantial reduction in Mr. Henshall’s duties or responsibilities for purposes of the definition of “good reason” if he is not nominated for re-election to the Board or, in the event of a change in control, if he is no longer serving as President and Chief Executive Officer for the ultimate parent of the resulting company or such parent is not a publicly-traded company.

In the event Mr. Henshall’s employment is terminated without cause or if he resigns his position for good reason in the 18-month period following a change in control, he will be entitled to receive:

•	a lump sum payment equal to 300% of the sum of (a) his annual base salary and (b) his target variable cash compensation;

•	continued health insurance coverage for 18 months; and

•	accelerated vesting of all unvested equity awards with time-based vesting.

Mr. Henshall’s currently outstanding equity awards with performance-based vesting provide that they will be deemed earned at the time of a change in control based on maximum achievement of 200%, subject to time-based vesting over the remaining measurement period, with full vesting if Mr. Henshall is terminated without cause or resigns for good reason following a change in control.

Upon Mr. Henshall’s death or disability, all unvested equity awards with time-based vesting held by Mr. Henshall will

64

immediately vest, and any equity awards with performance-based vesting will remain outstanding and may be earned on a pro-rata basis at the end of the relevant performance period based on actual performance. Mr. Henshall (or his estate, if applicable) also will be entitled to receive his target variable cash compensation on a pro-rata basis for such year. For purposes of his employment agreement, “disability” means that he is unable to perform the essential functions of his then existing position or positions under the agreement (or is expected, based on a reasonable degree of medical certainty, to be unable to perform such functions) with or without reasonable accommodation for a period of 180 days (which need not be consecutive) in any 12-month period.

All severance payments and benefits under Mr. Henshall’s employment agreement are subject to the execution of a separation and release agreement by Mr. Henshall containing, among other provisions, a general release of claims in favor of Citrix.

In the event that any payments made to Mr. Henshall in connection with a change in control or termination would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, the payments to Mr. Henshall would be reduced to the maximum amount that can be paid without the imposition of an excise tax under Section 4999 of the Internal Revenue Code of 1986, but only if such reduction provides a higher benefit on an after-tax basis to Mr. Henshall. The employment agreement does not provide for any tax gross-up payments. The employment agreement superseded Mr. Henshall’s previously existing executive agreement with Citrix.

Other Named Executive Officers

In January 2017, we entered into executive agreements with certain members of our senior leadership team, including Mr. Coyle, Mr. Gomes, and Ms. Kimmel. The executive agreements extended certain severance benefits to our executive officers under their existing incentive agreements with the company, which were scheduled to expire in accordance with their terms on January 25, 2017, and require the executive to comply with additional provisions protective of the company and shareholder interests to be eligible to receive the severance benefits. The executive agreements also superseded the executives’ existing change in control agreements by consolidating the benefits under those agreements into a single agreement with the company. We subsequently entered into an executive agreement with Mr. Hough in September 2017 when he was hired as Senior Vice President and Chief Product Officer, and Mr. Del Matto in

February 2018 when he was hired as Executive Vice President and Chief Financial Officer of Citrix.

The executive agreements have a term of three years and automatically renew for one-year periods, unless written notice of non-renewal is given by either party at least 180 days prior to the end of the term. In the event of a change in control, the term will be automatically extended until 12 months after the change in control.

Under the executive agreements, if an executive’s employment is terminated by Citrix without cause or by the executive for good reason, in either case before a change in control, he or she will be entitled to receive:

•	a lump sum payment equal to the sum of his or her then-current annual base salary plus the higher of (a) a designated percentage of his or her then-current annual base salary (90% for each of Mr. Del Matto and Mr. Hough, 75% for each of Mr. Gomes and Ms. Kimmel, and 50% for Mr. Coyle) or (b) the amount of variable cash compensation paid to him or her for the fiscal year prior to termination;

•	continued health insurance coverage for 12 months;

•	accelerated vesting of the unvested portion of his or her equity awards with time-based vesting that would have vested within the 12-month period following his or her date of termination; and

•	12 months of executive-level outplacement services.

In addition, the executive agreements provide for certain benefits in the event that the executive’s employment is terminated following a change in control of Citrix. In the event that an executive’s employment is terminated without “cause” or if he or she resigns his or her position for “good reason”, in either case, within the 12-month period following a “change in control”, he or she will be entitled to receive:

•	a lump sum payment equal to 150% of the sum of (a) his or her annual base salary and (b) his or her variable cash compensation target for the then-current fiscal year;

•	continued health insurance coverage for 18 months;

•	accelerated vesting of the unvested portion of any equity awards; and

•	18 months of executive-level outplacement services.

The company’s currently outstanding equity awards with performance-based vesting provide that they will be deemed earned at the time of a change in control based on maximum achievement of 200%, subject to time-based vesting over the remaining measurement period, with full vesting if the

2019 Proxy Statement	65

executive is terminated without cause or resigns for good reason following the change in control as described above.

Under the executive agreements, a “change in control” would include any of the following events:

•	any “person,” as defined in the Securities Exchange Act of 1934, as amended, acquires 30% or more of our voting securities;

•	the consummation of a consolidation, merger or sale or other disposition of all or substantially all of our assets in which our shareholders would beneficially own less than 50% of the voting securities of the resulting entity or its ultimate parent after such transaction;

•	our incumbent directors cease to constitute a majority of our Board of Directors;

•	any other acquisition of the business of Citrix in which a majority of our Board of Directors votes in favor of a decision that a change in control has occurred; or

•	our shareholders approve a plan or proposal for our liquidation or dissolution.

Termination of the executive officer’s employment by Citrix for “cause” includes a termination of the executive officer’s employment as a result of:

•	an indictment for the commission of any felony or a misdemeanor involving deceit, material dishonesty or fraud, or any willful conduct that would reasonably be expected to result in material injury or reputational harm to Citrix if the executive were retained in his or her position;

•	willful disclosure of material trade secrets or other material confidential information related to our business;

•	willful and continued failure substantially to perform the executive’s duties with Citrix, other than any such failure resulting from the executive’s incapacity due to physical or mental illness (subject to notice and a period for the executive officer to cure such failure);

•	willful and knowing participation in releasing false or materially misleading financial statements or submission of a false certification to the Securities and Exchange Commission; or

•	failure to cooperate with a bona fide internal investigation by regulatory or law enforcement authorities.

Termination of the executive officer’s employment by the executive officer for “good reason” includes a termination of the executive officer’s employment as a result of:

•	a substantial reduction, not consented to by the executive officer, in the nature or scope of the executive officer’s responsibilities, authorities, powers, functions or duties;

•	a reduction in the executive officer’s annual base salary or target variable cash compensation;

•	failure to provide the executive with any payments, rights and other entitlements under the applicable agreement, including upon a change in control;

•	following a change in control, a material breach by Citrix of any agreements, plans, policies and practices relating to the executive’s employment with Citrix;

•	the relocation of our offices at which the executive officer is principally employed by more than 35 miles; or

•	Citrix’s issuance to the executive of a notice of non-renewal of the agreement (as applicable).

In addition, it will be considered a substantial reduction in Mr. Gomes’ duties or responsibilities for purposes of the definition of “good reason” if, in the event of a change in control, he is no longer serving as General Counsel for the ultimate parent of the resulting company or such parent is not a publicly-traded company.

The severance payments and benefits described above are subject to the execution of a separation and release agreement containing, among other provisions, a general release of claims in favor of Citrix.

In the event that any payments made in connection with a change in control or termination would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, the payments to our executive officers would be reduced to the maximum amount that can be paid without the imposition of an excise tax under Section 4999 of the Internal Revenue Code of 1986, but only if such reduction provides a higher benefit on an after-tax basis to our executive officers. The executive agreements do not provide any “gross-up” payments in connection with a change in control.

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With respect to the performance-based equity awards granted to these Named Executive Officers, the award agreements provide that if the executive officer’s employment with our company terminates as a result of the executive’s death, disability (defined under our long-term disability plan) or retirement (defined as termination of employment after attainment of age 65 and provided that the executive officer has at least four years of service with our company), the executive officer will remain eligible to earn such performance-based awards on a pro-rata basis at the end of the performance period based on our achievement of the applicable performance metrics. As of December 31, 2018, none of our Named Executive Officers were eligible for retirement under our policy. In addition, our Compensation Committee adopted a policy applicable to these Named Executive Officers providing for the acceleration of vesting of outstanding time-based restricted stock units upon death or disability.

Each of our executive officers is also subject to the terms of a non-solicitation, non-compete and confidentiality and employee non-disclosure agreement with us. The non-solicitation and non-compete obligations, where enforceable, survive the termination of the executive officer’s employment for a period of one year.

Potential Payments

The following table shows potential payments and benefits that would have been provided to each of Messrs. Henshall, Del Matto, Coyle, Hough and Gomes and Ms. Kimmel upon the occurrence of a change in control and/or certain termination triggering events, assuming such change in control and/or termination event occurred on December 31, 2018. The amounts shown in this table do not include payments and benefits to the extent they have been earned prior to the termination of employment or are provided on a non-discriminatory basis to employees upon termination of employment. These include:

•	accrued salary and vacation pay;

•	distribution of plan balances under our 401(k) plan and the non-qualified deferred compensation plan (see Nonqualified Deferred Compensation on page 63 for the balances of each Named Executive Officer); and

•	life insurance proceeds in the event of death.

The closing market price of our common stock on December 31, 2018 was $102.46 per share.

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Benefit	Involuntary Not for Cause Termination / Good Reason Termination ($)		Involuntary Not for Cause Termination / Good Reason Termination Following Change in Control ($)(1)	Death or Disability ($)(2)
David J. Henshall
Severance	4,500,000		6,750,000	1,250,000	(3)
Unvested Equity Awards	18,175,277	(2)	41,891,591	20,077,344
Benefits Continuation	22,434		22,434	—
Outplacement Services	—		—	—
Total	22,697,711		48,664,025	21,327,344
Andrew H. Del Matto
Severance	1,045,000		1,567,500	—
Unvested Equity Awards	2,083,319		8,522,315	6,618,301
Benefits Continuation	22,538		33,888	—
Outplacement Services	21,250		21,250	—
Total	3,172,107		10,144,953	6,618,301
Mark M. Coyle
Severance	673,735		1,076,250	—
Unvested Equity Awards	712,507		7,223,532	3,051,976
Benefits Continuation	7,891		11,837	—
Outplacement Services	21,250		21,250	—
Total	1,415,383		8,332,869	3,051,976
Antonio G. Gomes
Severance	875,000		1,425,000	—
Unvested Equity Awards	1,649,913		13,036,805	6,423,730
Benefits Continuation	23,662		35,574	—
Outplacement Services	21,250		21,250	—
Total	2,569,825		14,518,629	6,423,730
Paul J. Hough
Severance	855,000		1,282,500	—
Unvested Equity Awards	2,398,179		11,291,194	6,028,951
Benefits Continuation	22,538		33,888	—
Outplacement Services	21,250		21,250	—
Total	3,296,967		12,628,832	6,028,951
Donna N. Kimmel
Severance	787,500		1,181,250	—
Unvested Equity Awards	1,822,558		14,692,047	7,271,586
Benefits Continuation	7,226		10,839	—
Outplacement Services	21,250		21,250	—
Total	2,638,534		15,905,386	7,271,586

(1)	The value of any performance-based awards included in this column was calculated using maximum achievement of 200%.
(2)

The value of any performance-based awards was calculated using the target award level. For each performance-based award for which the performance period is not complete as of termination, the number of shares earned will be calculated based on actual performance during the performance period and pro-rated for the number of months that elapsed in the performance period prior to such termination.

(3)	Mr. Henshall (or his estate, if applicable) would be entitled to receive his target variable cash compensation on a pro-rata basis for such year.

Report of the Compensation Committee of the Board of Directors

This report is submitted by the Compensation Committee of the Board of Directors. The Compensation Committee has reviewed the Compensation Discussion and Analysis included in this Proxy Statement and discussed it with management. Based on its review of the Compensation Discussion and Analysis and its discussions with management, the Compensation Committee has recommended to the Board of

Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

No portion of this Compensation Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general

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statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that Citrix specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Respectfully submitted by the Compensation Committee,

Nanci E. Caldwell

Ajei S. Gopal

Peter J. Sacripanti

Compensation Committee Interlocks and Insider Participation

From January through December 2018, Ms. Caldwell and Dr. Gopal served as members of the Compensation Committee. Messrs. Smith and Sullivan, who departed the Board of Directors at the 2018 Annual Meeting, also served on the Compensation Committee until that time, and Mr. Sacripanti joined the Compensation Committee in June 2018 upon their departure. No member of our Compensation Committee was an employee or former employee of our company or any of our subsidiaries. During the past year, none of our executive officers served as: (1) a member of the compensation committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on our Compensation Committee; (2) a director of another entity, one of whose executive officers served on our Compensation Committee; or (3) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director on our Board of Directors.

Pay Ratio Disclosure

Pay Ratio Disclosure

We strive to provide competitive benefits and compensation programs that meet the diverse needs of our employees. Our compensation and benefits philosophy and the overall structure of our compensation and benefit programs are broadly similar across the organization to encourage and reward all employees who contribute to our success. We strive to ensure that the pay of every Citrix employee reflects the level of their job responsibilities and is competitive with our peer group. Our team is global, with over half our workforce located outside of the United States, and we believe it is important to be consistent in how employees are rewarded. We have differences in our programs to meet competitive needs and comply with local customs and laws, and strive to provide offerings that reflect local market practices. Compensation rates are benchmarked and set to be market-competitive in the country in which the jobs are performed.

Each part of our compensation program encourages and rewards both individual performance and the company’s results and can include base salary, variable cash compensation, commissions, equity awards and other benefits.

Under the rules adopted pursuant to the Dodd-Frank Act of 2010, Citrix is required to calculate and disclose the total compensation paid to its median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to Citrix’s CEO. We describe our methodology and the resulting CEO pay ratio below.

The SEC rules for identifying the median paid employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to our Chief Executive Officer pay ratio, as other companies have offices in different countries, have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their CEO pay ratios.

Pay Ratio Methodology

Median Employee Determination

We first determined our “median employee” during 2017 for purposes of determining our CEO pay ratio as disclosed in our 2017 Proxy Statement. The applicable SEC rules require us to identify a “median employee” only once every three years, as long as there have been no material changes in our employee

2019 Proxy Statement	69

population or employee compensation arrangements that we reasonably believe would result in a significant change to our CEO pay ratio disclosure. Because there have been no material changes in our employee population or employee compensation arrangements that we believe would significantly impact the Company’s CEO pay ratio disclosure, we are using the same “median employee” for our 2018 CEO pay ratio that we used for our 2017 CEO pay ratio, although we have updated the calculation of the total compensation earned by that employee for 2018.

The methodology and the material assumptions and estimates that we used to identify our “median employee” during 2017 were as described below.

We determined that as of December 31, 2017, we had approximately 7,500 employees at Citrix. We used this employee population to determine the median employee.

Under the relevant rules, we are required to identify the median employee using a “consistently applied compensation measure” (“CACM”). We chose a CACM that closely approximates the annual total direct compensation of our employees. Specifically, we identified the median employee using all elements of cash compensation. We excluded the value of benefits that were not paid in cash and equity. We did not adjust the compensation paid to part-time employees to calculate what they would have been paid on a full-time basis. We, however, annualized the compensation of all permanent full-time employees who were hired in 2017 but did not work for Citrix for the full year. We did not make any cost-of-living adjustments in identifying the median employee. For purposes of this calculation, we converted all local currency to USD based on the average exchange rates over the twelve months ended December 31, 2017.

Using this methodology, we determined that the median employee was a full-time salaried employee located in the United States who was awarded variable cash compensation and equity awards during 2017. Similarly, for 2018, the median employee was awarded variable cash compensation and equity awards during 2018.

Calculating the Total Annual Compensation of the Median Employee and the Pay Ratio for 2018

Using the 2017 median employee, we calculated that employee’s total annual compensation in the same manner we calculate our President and Chief Executive Officer’s total annual compensation in the 2018 Summary Compensation Table on page 56. We determined that the median employee’s 2018 annual total compensation was $170,433. Our President and Chief Executive Officer’s annual total compensation as reported in the 2018 Summary Compensation Table was $19,253,101. As a result, the ratio of the annual total compensation of our Chief Executive Officer and President, to the annual total compensation of the median employee was 113 to 1.

Neither the Compensation Committee nor Citrix management used this pay ratio measure in making compensation decisions. Given the differences in calculation methodology, our pay ratio should not be used as a basis for comparison across companies.

Related Party Transactions Policies and Procedures and Transactions with Related Persons

In accordance with its charter, the Nominating and Corporate Governance Committee reviews, approves and ratifies any related person transaction. The term “related person transaction” refers to any transaction required to be disclosed in our filings with the SEC pursuant to Item 404 of Regulation S-K.

In considering any related person transaction, the Nominating and Corporate Governance Committee considers the facts and circumstances regarding such transaction, including, among other things, the amounts involved, the relationship of the related person (including those persons identified in the instructions to Item 404(a) of Regulation S-K) with our company and the terms that would be available in a similar transaction with an unaffiliated third-party. The Nominating and Corporate Governance Committee also considers its fiduciary duties, our obligations under applicable securities law, including disclosure obligations and director independence rules, and other applicable law in evaluating any related person transaction. The Nominating and Corporate Governance Committee reports its determination regarding any related person transaction to our full Board of Directors.

Since the beginning of 2018, there were no related person transactions, and there are not currently any proposed related person transactions, that would require disclosure under SEC rules.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of our common stock as of February 28, 2019:

•	by each person who is known by Citrix to beneficially own more than 5% of our outstanding shares of common stock;

•	by each of our directors and nominees;

•	by each of our Named Executive Officers; and

•	by all of our directors and executive officers as a group.

Name of Beneficial Owner	Shares Beneficially Owned(1)	Percentage of Shares Beneficially Owned(2)
The Vanguard Group(3) 100 Vanguard Boulevard Malvern, PA 19355	14,351,992	10.92%
FMR LLC(4) 245 Summer Street Boston, MA 02210	10,064,194	7.65%
BlackRock, Inc.(5) 55 East 52nd Street New York, NY 10055	9,565,070	7.28%
Elliott Associates, L.P.(6) 40 West 57th Street New York, NY 10019	6,591,000	5.01%
David J. Henshall(7)	266,854	*
Antonio G. Gomes(8)	102,602	*
Robert M. Calderoni(9)	75,105	*
Donna N. Kimmel(10)	65,813	*
Paul J. Hough(11)	24,161	*
Mark M. Coyle(12)	33,249	*
Andrew Del Matto(13)	20,304	*
Murray J. Demo (14)	10,039	*
Peter J. Sacripanti(15)	4,933	*
Moira A. Kilcoyne(16)	1,760	*
Nanci E. Caldwell(17)	1,760	*
Thomas E. Hogan(18)	767	*
Robert D. Daleo(19)	181	*
Jesse A. Cohn(20)	—	*
Ajei S. Gopal(21)	—	*
All executive officers, directors and nominees as a group (19 persons)(22)	706,331	*

*	Represents less than 1% of the outstanding common stock.
(1)

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Unless otherwise indicated below, to our knowledge, all persons listed in the table have sole voting and dispositive power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. Pursuant to the rules of the SEC, the number of shares of common stock deemed outstanding includes shares issuable upon settlement of restricted stock units held by the respective person or group that will vest within 60 days of February 28, 2019 and pursuant to options held by the respective person or group that are currently exercisable or may be exercised within 60 days of February 28, 2019. Pursuant to our outside directors’ deferred compensation program for non-employee directors, our non-employee directors may elect to defer their annual equity awards and cash fees and as a result, this table reflects no beneficial ownership for certain non-employee directors who have elected deferral. Please see the discussion above under the heading Outside Directors’ Deferred Compensation Program for Non-Employee Directors for additional details on our deferral program.

(2)	Applicable percentage of ownership is based upon 131,472,973 shares of common stock outstanding as of February 28, 2019.
(3)

With respect to information relating to The Vanguard Group, we have relied solely on information supplied by such entity on a Schedule 13G/A filed with the SEC on February 11, 2019. Per the Schedule 13G/A, Vanguard held sole voting power over 162,361 shares, shared voting power over 27,532 shares, sole dispositive power over 14,164,824 shares, and shared dispositive power over 187,168 shares.

(4)

With respect to information relating to FMR LLC, we have relied solely on information supplied by such entity on a Schedule 13G/A filed with the SEC on February 13, 2019. Per the Schedule 13G/A, FMR held sole voting power over 443,707 shares and sole dispositive power over 10,064,194 shares.

2019 Proxy Statement	71

(5)

With respect to information relating to BlackRock, Inc., we have relied solely on information supplied by such entity on a Schedule 13G/A filed with the SEC on February 4, 2019. Per the Schedule 13G/A, BlackRock held sole voting power over 8,347,687 shares and sole dispositive power over 9,565,070 shares.

(6)

With respect to information relating to Elliott Associates, L.P., or Elliott, we have relied solely on information supplied by such entity on a Schedule 13D/A filed with the SEC on November 30, 2018. In that Schedule 13D/A, Elliott, Elliott International, L.P., or Elliott International, and Elliott International Capital Advisors Inc., or EICA, and collectively with Elliott and Elliott International, the Elliott Reporting Entities, Elliott reported sole voting power and sole dispositive power with regard to 2,109,120 shares, including stock call options exercisable into 160,000 shares, and Elliott International and EICA reported shared voting power and shared dispositive power with regard to 4,481,880 shares, including stock call options exercisable into 340,000 shares. In addition, Elliott, through The Liverpool Limited Partnership, a Bermuda limited partnership and a wholly-owned subsidiary of Elliott, or Liverpool, and Elliott International reported entering into notional principal amount derivative agreements, or the Derivative Agreements, in the form of cash settled swaps with respect to 855,321 and 1,817,571 shares, respectively. The Derivative Agreements provide Elliott and Elliott International with economic results that are comparable to the economic results of ownership but do not provide them with the power to vote or direct the voting or dispose of or direct the disposition of the shares that are referenced in the Derivative Agreements. In the Schedule 13D/A, the Elliott Reporting Entities disclaimed beneficial ownership of the shares referenced in the Derivative Agreements.

(7)	Includes 92,364 shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of February 28, 2019.
(8)	Includes 31,270 shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of February 28, 2019.
(9)	Mr. Calderoni currently holds 17,036 vested restricted stock units pursuant to our outside directors’ deferred compensation program for non-employee directors.
(10)	Includes 32,146 shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of February 28, 2019.
(11)	Includes 8,820 shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of February 28, 2019.
(12)	Includes 18,458 shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of February 28, 2019.
(13)

Includes 20,304 shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of February 28, 2019. Pursuant to a letter agreement entered into between the company and Mr. Del Matto, subject to certain requirements, including signing a separation and release agreement with the company, 10,038 time-based restricted stock units previously granted to Mr. Del Matto will immediately accelerate and become nonforfeitable as of such date of termination.

(14)	Includes 392 shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of February 28, 2019.
(15)

Includes 392 shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of February 28, 2019. In addition, Mr. Sacripanti currently holds 11,826 vested deferred restricted stock units pursuant to our outside directors’ deferred compensation program for non-employee directors.

(16)	Includes 392 shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of February 28, 2019.
(17)

Includes 392 shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of February 28, 2019. In addition, Ms. Caldwell currently holds 31,303 vested deferred restricted stock units pursuant to our outside directors’ deferred compensation program for non-employee directors.

(18)	Includes 404 shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of February 28, 2019.
(19)	In addition, Mr. Daleo currently holds 35,897.575 vested deferred restricted stock units pursuant to our outside directors’ deferred compensation program for non-employee directors.
(20)	Mr. Cohn currently holds 22,489.668 deferred vested restricted stock units pursuant to our outside directors’ deferred compensation program for non-employee directors.
(21)	Mr. Gopal currently holds 3,549.285 deferred vested restricted stock units pursuant to our outside directors’ deferred compensation program for non-employee directors.
(22)	Includes 262,325 shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of February 28, 2019.

Cooperation Agreement with Elliott

In July 2015, we entered into a cooperation agreement with affiliates of Elliott Management, or Elliott, a significant investor in our company. Pursuant to this agreement, we agreed to the initial appointment of Jesse A. Cohn, Elliott’s Partner and head of U.S. equity activism, to our Board of Directors (we have no continuing obligation to appoint Mr. Cohn as a director pursuant to this agreement), and Elliott agreed to vote all shares of Citrix common stock owned by

Elliott in favor of the directors nominated by our Board and in accordance with management’s recommendations with respect to any other proposals (other than those relating to extraordinary transactions) at any annual meeting of Citrix shareholders at which Mr. Cohn (or another Elliott designee) has been nominated by our Board of Directors for election as a director. Also, Elliott agreed to certain standstill restrictions that will continue until our Board fails to re-nominate

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Mr. Cohn as a director for election at an annual meeting or the date that Mr. Cohn resigns as a director. These standstill restrictions include not engaging in any solicitation of proxies or consents with respect to the election or removal of directors; forming or joining a “group” with respect to our common stock and other voting securities of Citrix; beneficially owning more than 9.9% of the voting power of, or economic exposure to, our common stock; making or participating in any extraordinary transaction, including tender offer, merger, business combination, recapitalization, restructuring, liquidation, dissolution or other similar transaction involving Citrix; seeking, alone or in concert with others, representation on our Board of Directors or the removal of any member of our Board of Directors; or making any shareholder proposal. These standstill restrictions terminate automatically upon certain events, including in the event of certain extraordinary transactions involving our company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the Nasdaq Stock Market. Our officers and directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations from our executive officers and directors that no other reports were required during the fiscal year ended December 31, 2018, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than ten percent beneficial owners were satisfied on a timely basis, with the exception of the following:

•	one Form 4 filed by each of Andrew H. Del Matto, Mark J. Ferrer, Antonio G. Gomes, David J. Henshall, Paul J. Hough, Donna N. Kimmel, Timothy A. Minchen, Jessica Soisson and Jeroen van Rotterdam to report one transaction for each of Messrs. Del Matto and Ferrer, three transactions for each of Messrs. Hough and van Rotterdam, four transactions for each of Messrs. Henshall, and Minahan and Ms. Kimmel, and five transactions for each of Mr. Gomes and Ms. Soisson related to annual equity awards on March 29, 2018. The due date for these nine Form 4 filings was April 2, 2018, and they were filed on April 3, 2018; and

•	one Form 4 filed by Jeroen van Rotterdam on April 6, 2018 to report one transaction related to Mr. van Rotterdam’s sale of stock under a 10b5-1 plan on April 2, 2018. The due date for this Form 4 filing was April 4, 2018, and it was filed on April 6, 2018.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986 generally places a $1 million limit on the amount of compensation a company can deduct in any one year for certain executive officers. While the Compensation Committee considers tax deductibility as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes. The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our Named Executive Officers and certain other individuals in excess of $1 million will not be deductible unless it qualifies for the limited transition relief applicable to certain arrangements in place as of November 2, 2017.

Despite the Compensation Committee’s efforts to structure certain performance-based awards in a manner intended to be exempt from Section 162(m) and therefore not subject to its deduction limits, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, including the uncertain scope of the transition relief under the legislation repealing the performance-based compensation exemption from the deduction limit, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) in fact will. Further, the Compensation Committee reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with our business needs. The Compensation Committee believes that shareholder interests are best served if its discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expenses.

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Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of December 31, 2018, with respect to the securities authorized for issuance to our employees and directors under our equity compensation plans, consisting of:

•	Amended and Restated 2005 Equity Incentive Plan (which we refer to as the 2005 Stock Plan);

•	Amended and Restated 2014 Plan; and

•	2015 Employee Stock Purchase Plan.

EQUITY COMPENSATION PLAN INFORMATION TABLE

Plan category	(A) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(B) Weighted- average exercise price of outstanding options, warrants and rights	(C) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by security holders(1)	5,902,557	$—	29,213,762
Equity compensation plans not approved by security holders	—	$—	—
Total	5,902,557	$—	29,213,762

(1)

Includes securities issuable upon rights that were granted pursuant to our 2005 Stock Plan. No additional awards will be granted under this plan. Also includes securities issuable upon rights that have been issued pursuant to the Amended and Restated 2014 Plan, which is currently available for future grants. Also includes securities remaining available for future issuance under our 2015 Employee Stock Purchase Plan.

Equity Compensation Plans

We are currently granting stock-based awards from our Amended and Restated 2014 Plan and our 2015 Employee Stock Purchase Plan, which are overseen by the Compensation Committee of our Board of Directors.

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Part 5 Audit Committee Matters

Report of the Audit Committee

The Audit Committee oversees the accounting and financial reporting processes of Citrix and the audits of the consolidated financial statements of Citrix on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited consolidated financial statements in Citrix’s Annual Report on Form 10-K for the year ended December 31, 2018, and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant estimates and judgments, critical accounting policies and accounting estimates resulting from the application of these policies, and the substance and clarity of disclosures in the financial statements, and reviewed Citrix’s disclosure controls and procedures and internal control over financial reporting.

The Board of Directors has determined that each member of the Audit Committee meets the independence requirements promulgated by Nasdaq and the SEC, including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended. Messrs. Daleo and Demo each qualify as an “audit committee financial expert” under the rules of the SEC.

The Audit Committee has reviewed Citrix’s audited consolidated financial statements at December 31, 2018 and 2017 and for each of the years in the three-year period ended December 31, 2018 and has discussed them with both management and Ernst & Young. The Audit Committee also discussed with Ernst & Young the overall scope and plan for their annual audit for 2018. The Audit Committee met separately with Ernst & Young in its capacity as Citrix’s independent registered public accountants, with and without management present, to discuss the results of Ernst & Young’s procedures, its evaluations of Citrix’s internal control over financial reporting, and the overall quality of its financial reporting, as applicable.

The Audit Committee reviewed and discussed with Ernst & Young the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, or PCAOB. In addition, the Audit Committee has reviewed the services provided by Ernst & Young and discussed with Ernst & Young its independence from management and Citrix, including the matters in the written disclosures and letter from independent accountants required by PCAOB Rule 3526 and considered the compatibility of non-audit services with the registered public accountants’ independence.

Based on the Audit Committee’s review of the financial statements and the reviews and discussions referred to above, it concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited consolidated financial statements be included in Citrix’s Annual Report on Form 10-K for the year ended December 31, 2018.

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that Citrix specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Respectfully submitted by the Audit Committee,

Robert D. Daleo

Murray J. Demo

Thomas E. Hogan

Moira A. Kilcoyne

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Fees Paid to Ernst & Young

The following table shows the aggregate fees for professional services rendered to us by Ernst & Young during the fiscal years ended December 31, 2018 and December 31, 2017.

	2018	2017
Audit Fees	$5,886,726	$6,058,999
Audit-Related Fees	$48,500	$570,147
Tax Fees	$3,688,054	$2,905,176
All Other Fees	$2,500	2,500
Total	$9,625,780	$9,536,822

Audit Fees

Audit fees consist of fees for professional services associated with the annual consolidated financial statements audit, review of the interim financial statements included in our quarterly reports on Form 10-Q, and services in connection with international statutory audits, regulatory filings, and accounting consultations. Audit Fees for both years also include fees for professional services rendered for the audit of the effectiveness of internal control over financial reporting as promulgated by Section 404 of the Sarbanes-Oxley Act.

Audit-Related Fees

Audit-Related Fees for 2018 and 2017 consist of fees for services for the annual audits of employee benefit plans. Audit-Related Fees for 2017 also include fees for professional services rendered for potential business combinations and internal control reviews.

Tax Fees

Tax Fees consist of fees for professional services rendered for assistance with federal, state, local and international tax compliance and consulting. Tax compliance fees were $854,514 for 2018 and $898,348 for 2017. Tax Fees also include fees of $2,833,540 for 2018 and $2,006,828 for 2017 for services rendered for tax examination assistance, tax research and tax planning services in the countries in which we do business.

Other Fees

Other Fees for 2018 and 2017 consist of fees for publications and on-line subscriptions and materials.

Audit Partner Rotation

In accordance with SEC rules and Ernst & Young policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to Citrix. For lead and concurring audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of our lead audit partner pursuant to this rotation policy involves meetings among the Chair of the Audit Committee, our Chief Financial Officer and the candidate for the role, as well as discussion by the full Audit Committee and with other members of management.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

The Audit Committee has implemented procedures under our Audit Committee Pre-Approval Policy for Audit and Non-Audit Services, which we refer to as the Pre-Approval Policy, to ensure that all audit and permitted non-audit services to be provided to Citrix have been pre-approved by the Audit Committee. Specifically, the Audit Committee pre-approves the use of our independent registered public accounting firm for specific audit and non-audit services, within approved monetary limits. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the Audit Committee before the service may be provided by our independent registered public accounting firm. Any pre-approved services exceeding the pre-approved monetary limits require specific approval by the Audit Committee. All of the audit-related, tax and all other services provided to us by Ernst & Young in 2018 and 2017 were approved by the Audit Committee by means of specific pre-approvals or pursuant to the procedures contained in the Pre-Approval Policy. All non-audit services provided in 2018 and 2017 were reviewed with the Audit Committee, which concluded that the provision of such services by Ernst & Young was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. For additional information concerning the Audit Committee and its activities with Ernst & Young, see Our Board Committees beginning on page 24.

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Part 6 Proposals to be Voted on at the Meeting

Proposal 1

Election of Director Nominees

Our Board of Directors currently consists of ten members. Directors elected at this meeting will serve a term of one year. The table below sets forth the nominees for directors at the 2019 Annual Meeting.

The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated the Board members, listed in the chart below, for re-election and has recommended that each be elected to the Board of Directors, each to hold office until the annual meeting of shareholders to be held in the year 2020 and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal. All of the nominees are current directors whose terms expire at the

2019 Annual Meeting. The Board of Directors knows of no reason why any of the nominees would be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board of Directors may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below.

This proposal for the election of directors relates solely to the election of ten directors nominated by our Board of Directors and does not include any other matters relating to the election of directors, including, without limitation, the election of directors nominated by any of our shareholders.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS

A VOTE “FOR” THE FOLLOWING NOMINEES:

Nominee’s or Director’s Name	Director Since	Position(s) with Citrix

Robert M. Calderoni	2014	Chairman

Nanci E. Caldwell	2008	Lead Independent Director

Jesse A. Cohn	2015	Director

Robert D. Daleo	2013	Director

Murray J. Demo	2005	Director

Ajei S. Gopal	2017	Director

David J. Henshall	2017	President, Chief Executive Officer and Director

Thomas E. Hogan	2018	Director

Moira A. Kilcoyne	2018	Director

Peter J. Sacripanti	2015	Director

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Proposal 2

Amendment to

Amended and Restated

2014 Equity Incentive Plan

On March 11, 2019, our Board of Directors, upon the recommendation of the Compensation Committee, approved the Second Amendment to the Amended and Restated 2014 Plan (which we refer to herein as the Plan Amendment), subject to shareholder approval, to:

•	decrease the total number of shares authorized for issuance under the Amended and Restated 2014 Plan by 2,600,000 shares, from 46,000,000 to 43,400,000 shares; and

•	remove the fungible share formula so that, going forward, each share underlying awards granted under the Amended and Restated 2014 Plan will reduce the share reserve by one share and all shares underlying forfeited, cancelled or terminated awards that are granted on or after the effective date of the Plan Amendment will be returned to the share reserve in the same manner.

References to the Amended and Restated 2014 Plan, or to the Plan, in the remainder of this discussion refer to the Amended and Restated 2014 Plan as if this Proposal 2 is approved by our shareholders, unless otherwise specified or the context otherwise references the Amended and Restated 2014 Plan prior to it being amended. The Plan Amendment will only become effective if and when approved by shareholders.

Background of Proposal

We operate in a challenging and competitive environment and our success depends, to a great extent, on our ability to attract, retain and effectively motivate the most qualified employees, officers and non-employee directors. Our Compensation Committee and Board of Directors believe we must continue to offer a competitive equity compensation program in order to meet those objectives and, as such, our equity compensation program constitutes a significant part of our overall compensation philosophy at Citrix. Each year, we seek to grant equity-based compensation to a significant percentage of our employee population and, in recent years, have increased that percentage in order to be competitive with our peers and industry practice. Ensuring that our equity compensation program is appropriately tailored requires continuous reevaluation and careful management of our Amended and Restated 2014 Plan.

The Amended and Restated 2014 Plan (prior to the effectiveness of the Plan Amendment) currently employs a fungible share formula under which shares of our common stock underlying “full-value” awards (i.e., awards other than stock options and stock appreciation rights) are counted against the Plan’s share limit as 2.75 shares for every one share of common stock underlying the award. The Plan Amendment would remove the 2.75 fungible share formula. Accordingly, so-called full-value awards granted under our Plan on or after the effective date of the Plan Amendment would be counted against the Plan’s share limit as one share for every one share underlying the award. Because the 2.75 formula was in place with respect to awards made prior to the Plan Amendment, any forfeitures, cancellations or other terminations of a full-value award that was granted prior to the Plan Amendment will return back to the Plan’s share reserve pool as 2.75 shares for every one share underlying the relevant award to reflect the formula used at the time such award was granted.

In addition to the removal of the fungible share formula, the Plan Amendment also decreases the maximum number of shares authorized for issuance under the Plan by 2,600,000 shares, from 46,000,000 to 43,400,000 shares.

Our Board of Directors believes that the Plan Amendment will give Citrix greater flexibility to structure future incentives and better attract, retain, motivate and reward key employees and non-employee directors. If our shareholders do not approve this proposal, the current share limits under, and other terms and conditions of, the Amended and Restated 2014 Plan as currently in place will continue in effect.

As of April 2, 2019, under the Amended and Restated 2014 Plan (the only plan from which we grant equity), there were:

•	5,640,416 total shares remaining available for grant of full-value awards (after giving effect to this Proposal 2, including decreasing the total number of shares authorized for issuance); and

•	6,564,390 unvested full-value awards outstanding and no options, stock appreciation rights or other awards outstanding.

With this amendment, we are not requesting that shareholders authorize any additional shares for the Plan.

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Rationale for Plan Amendment

As we have discussed previously in the Compensation Discussion and Analysis section of this Proxy Statement, we believe that stock-based incentive awards play an important role in our success by motivating and enabling our employees, officers and non-employee directors, upon whose judgment, initiative and efforts we largely depend for the successful conduct of our business, to acquire a proprietary interest in Citrix. Further, we believe that continuing to motivate and retain such individuals who we expect to make important contributions to our business will impact the speed and success of our transition to a cloud-based subscription business. Our Board of Directors anticipates that providing these individuals with a direct stake in Citrix will more closely align the interests of such individuals with those of Citrix and our shareholders, thereby encouraging their efforts on our behalf and strengthening their desire to remain with us.

As we anticipated in 2017, when we most recently requested and received shareholder approval for an increase to the number of shares available for issuance under the Plan, and as a result of a number of factors, including the impact of a fungible share formula on our grants of restricted stock units and the fact that we have not historically requested outsized increases to the share reserve available under the Plan which would have resulted in significantly greater equity dilution, Citrix will need additional shares for issuance under the Plan in order to continue providing stock-based incentive awards to recruit, hire and retain the talent required to successfully execute our business plan. Consistent with our focus on achieving such operational objectives while also exercising discipline in order to limit or reduce dilution, we are not currently seeking to increase the share reserve available under the Plan. Instead, the Plan Amendment provides for a change to our fungible share formula while also reducing the overall share reserve by 2,600,000 in order to mitigate the dilutive impact of the revision to the fungible share formula.

Our Compensation Committee, working with management and our independent compensation advisors, determined that removing the fungible share formula from the Plan and decreasing the shares available under the Plan, without asking for an increase to the share reserve, was in the best interests of Citrix and its shareholders because:

-	The Plan Amendment will allow us to make grants from our share reserve and will not directly increase the dilutive effect on shareholders’ current holdings (unlike a proposal to increase the available share reserve). Requesting additional shares would dilute our current shareholders. Removing the fungible share formula allows us to make additional grants without such additional dilution. Further, we are reducing the share reserve under the Plan by 2,600,000 shares. Our Compensation Committee heavily weighted potential dilution to existing shareholders when considering the Plan Amendment.

-

The Plan Amendment allows us to maintain an equity compensation program primarily comprised of full-value awards. Since 2012, our annual equity grant program has consisted entirely of full-value awards, and almost exclusively restricted stock units. The use of restricted stock units furthers our goals of managing burn rate and dilution by reducing the number of shares of our common stock subject to equity-based awards (as compared to other types of awards) while continuing to provide incentive for our high performers to remain with us and to perform at a high level and we expect to continue to grant primarily full-value awards. As a result, the fungible share formula is less relevant than in prior periods.

-

The Plan Amendment provides increased transparency and a truer indication of the number of shares of our common stock remaining under the Amended and Restated 2014 Plan share reserve. To illustrate the end result of the Plan Amendment, we have (prior to giving effect to the Plan Amendment) 8,240,416 total shares remaining available for issuance under the Amended and Restated 2014 Plan as of April 2, 2019. Due to the fungible share counting structure and the 2.75:1 ratio for full-value awards under the Amended and Restated 2014 Plan, we only have 2,996,515 total shares remaining available for the grant of full-value awards as of such date. If this Proposal 2 is approved by our shareholders, we would have 5,640,416 total shares remaining available for grant of full-value awards under the Amended and Restated 2014 Plan as of April 2, 2019, and have a better measure of the shares that we estimate that we will need for future awards. Our Board of Directors believes that having more shares available for full-value awards will help us achieve our goals by keeping our incentive compensation program competitive with those of comparable companies.

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Our Board of Directors approved the Plan Amendment, subject to approval by our shareholders, following the recommendations of our Compensation Committee and consideration of various sources of information and relevant factors including review and discussion of our historical and anticipated equity grant practices and requirements, the dilutive impact of the alternatives available to address anticipated equity incentive needs, the advice of our independent compensation consultant, and in light of our significant institutional shareholder base, the policy guidelines of major proxy advisory firms. The Board of Directors believes it is in the best interests of Citrix and its shareholders to approve the Plan Amendment and recommends that shareholders vote in favor of this Proposal 2. Our carefully-considered reasoning, as well as a summary of the Amended and Restated 2014 Plan, is provided below.

Amended and Restated 2014 Plan Reflects Continued Focus on Disciplined Equity Compensation Practices

The Amended and Restated 2014 Plan, as amended by the Plan Amendment, continues to reflect responsible equity compensation practices including the following features:

•	Shares tendered or held back for taxes will not be added back to the reserved pool under the Plan. Upon the exercise of a stock appreciation right, the full number of shares underlying the award will be charged to the reserved pool. Additionally, shares that we reacquire on the open market will not be added to the reserved pool;

•	Stock options and stock appreciation rights may not be granted below fair market value and will not be repriced in any manner without shareholder approval;

•	No reload grants are permitted;

•	No “evergreen” provision is included (i.e., no automatic annual share reserve increase);

•	The number of shares that may be issued in any year to an individual in the form of certain awards is limited;

•	Awards granted under the Plan are subject to our executive compensation recovery (or clawback) policy;

•	If the Plan Amendment is approved by shareholders, the Plan will count the number of actual shares underlying an award granted after the effective date of the Plan Amendment for purposes of calculating the remaining share reserve available; and

•	The term of the Plan is fixed and will expire on June 22, 2027.

Other material features of the Plan, as amended by the Plan Amendment, include:

•	The maximum number of shares of common stock authorized for issuance under the Plan is 43,400,000 (or 46,000,000 if the Plan Amendment is not approved by shareholders);

•	The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, performance shares, dividend equivalent rights and cash-based awards is permitted; and

•	Certain amendments to the Plan are subject to approval by our shareholders.

The Plan also contains certain limits on the compensation of our non-employee directors. The value of all equity-based awards granted under the Plan to any of our non-employee directors in any calendar year shall not exceed $795,000 (excluding any awards granted in connection with a non-employee director’s initial election to the Board). The value of all cash compensation, not including the value of awards under the Plan, paid by the Company to any non-employee director for his or her services as such in any calendar year shall not exceed $500,000. These limits were included in our Plan at the time that it was last approved by our shareholders.

The shares of common stock underlying any awards that are forfeited, canceled, reacquired by us prior to vesting, satisfied without any issuance of stock, expire or are otherwise terminated (other than by exercise) under the Plan or the 2005 Equity Incentive Plan are added back to the shares of common stock available for issuance under the Plan. Each share underlying awards granted under the Plan prior to the Plan Amendment will be added back to the Plan as 2.75 shares. The following shares will not be added back to the shares authorized for issuance under the Plan: shares tendered or held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding, and shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right upon exercise. In addition, if we repurchase shares on the open market, such shares will not be added back to the Plan.

We Manage Our Equity Incentive Program Thoughtfully

We manage our long-term shareholder dilution by limiting the number of equity incentive awards granted annually. The Compensation Committee carefully monitors our annual net

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burn rate, total dilution, and equity expense in order to maximize shareholder value by granting only the appropriate number of equity incentive awards that it believes are necessary to attract, reward, and retain employees, officers, and non-employee directors.

The following table shows our historical dilution and burn rate percentages.

As of and for the year-ended December 31	2018	2017	2016
Full Dilution(1)	13.7%	16.4%	11.3%
Gross Burn Rate(2)	2.9%	2.1%	1.6%

(1)

Full Dilution is calculated as (shares available for grant under our equity incentive plans + shares subject to outstanding equity incentive awards)/(common stock outstanding + shares available for grant under our equity incentive plans + shares subject to outstanding equity incentive awards).

(2)	Gross Burn Rate is calculated as (shares subject to equity incentive awards granted / weighted average common shares outstanding).

Our total dilution has been impacted by an active stock repurchase program, which was initiated in July 2000. During the 19-year period ended December 31, 2018, we have repurchased approximately 177 million shares under this program. We believe that our stock repurchase program represents a valuable use of cash that has improved shareholder value. Because dilution increases as total shares outstanding decrease, the effect of our stock repurchase program has been to increase our dilution by more than 116%. Specifically, if we had not repurchased approximately 177 million shares under the program, dilution as of December 31, 2018 would have been 6.3% instead of 13.7%. In addition, as of April 2, 2019, assuming approval of the Plan Amendment including the 2,600,000 share reserve reduction, dilution would be 8.4%.

Given that our Gross Burn Rate is calculated as a percentage of the weighted average common shares outstanding, our share repurchase program has also impacted our Gross Burn Rate. Specifically, if we had not repurchased approximately 177 million shares under the program, our Gross Burn Rate for the year ended December 31, 2018 would have been 1.3% instead of 2.9%. Our Compensation Committee determined the number of shares available for issuance under the Plan after giving effect to the Plan Amendment, based on projected equity awards to anticipated new hires, projected annual equity awards to existing employees, and an assessment of the magnitude of increase that our institutional investors and the firms that advise them would likely find acceptable. We anticipate that if the Plan Amendment is approved, the number of shares available for issuance under the Plan will be sufficient to provide equity incentives to attract, retain, and motivate employees through the next 18 to 24 months.

Note Regarding Forecasts and Forward-Looking Statements

We do not as a matter of course make public forecasts as to our total shares outstanding and utilization of various equity awards due to the unpredictability of the underlying assumptions and estimates. In particular, the forecasts set forth above in this Proposal 2 include embedded assumptions which are highly dependent on the public trading price of our common stock and other factors, which we do not control and, as a result, upon which we do not as a matter of practice provide forecasts. These forecasts reflect various assumptions regarding our future operations. The inclusion of the forecasts set forth above should not be regarded as an indication that these forecasts will be predictive of actual future outcomes, and the forecasts should not be relied upon as such.

Background on our Stock Compensation

Our comprehensive compensation programs include base salary, variable cash compensation tied to our financial and individual goals, and stock-based compensation. We have a long history of linking employee compensation to our long-term stock performance. For over 25 years, we have been granting equity awards to employees in connection with a focused evaluation of strategic value and in cases of high-level performance.

As of April 2, 2019, under all of our equity-based compensation plans (prior to giving effect to the Plan Amendment), there were 8,240,416 total shares of common stock remaining available for grant of which 2,996,515 may be issued as full-value awards. As of such date, there were 6,564,390 unvested full-value awards outstanding and there were otherwise no options, stock appreciation rights or other awards outstanding under our equity compensation plans.

We believe that our focus on pay-for-performance, as well as employee participation as shareholders, have been key contributing factors in enabling our growth and will continue to be important to our ability to achieve consistent performance in the years ahead. We believe that consistent performance is achieved through the ability to attract, retain and motivate the employee talent critical to attaining long-term improved company performance and shareholder

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returns. Therefore, we consider approval of the Plan Amendment vital to our future success.

In 2018, we used, and intend to continue using, restricted stock units as our primary means of providing equity compensation to our employees, officers, and non-employee directors. We will continue to evaluate other equity-based compensation vehicles, such as restricted stock and stock appreciation rights, and may return to more widespread option grants in the future, as a means of providing additional equity compensation to our employees, officers, and non-employee directors.

Summary of the Plan

The following description of certain features of the Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Plan Amendment that is attached as Appendix A to this Proxy Statement and the copies of the Plan and the First Amendment to the Plan which are filed with the SEC as Exhibit 10.1 to Citrix’s Current Report on Form 8-K filed on June 27, 2017 and Exhibit 10.8 to Citrix’s Quarterly Report on Form 10-Q filed on May 4, 2018, respectively.

Plan Administration

The Plan is administered by the Compensation Committee. The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Plan. The Compensation Committee may delegate to our Chief Executive Officer, Chief Financial Officer or Chief People Officer the authority to grant stock awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act, subject to certain limitations and guidelines.

Eligibility

Persons eligible to participate in the Plan will be those of our full or part-time officers, employees, non-employee directors and consultants selected from time to time by the Compensation Committee in its discretion. As of April 2, 2019, approximately 8,400 individuals are currently eligible to participate in the Plan, which includes eight executive officers, 8,392 employees who are not executive officers, and nine non-employee directors.

Plan Limits

The maximum number of shares of common stock available for issuance under the Plan (as amended by the Plan Amendment) is 43,400,000.

The maximum award of stock options or stock appreciation rights granted to any one individual will not exceed 2,000,000 shares of common stock (subject to adjustment for stock splits and similar events) for any calendar year period. In addition, no more than 46,000,000 shares will be issued in the form of incentive stock options.

Effect of Awards

For purposes of determining the number of shares of common stock available for issuance under the Plan, subject to approval of the Plan Amendment, the grant of any award granted on or after the effective date of the Plan Amendment will be counted for this purpose as one share for each share of common stock actually subject to the award, except that any forfeitures, cancellations or other terminations (other than by exercise) of a full-value award that was granted prior to the Plan Amendment shall return back to the Plan’s pool as 2.75 shares for every one share to reflect the formula used at the time such award was granted.

Stock Options

The Plan permits the granting of the following stock options: (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986 and (2) options that do not so qualify. Options granted under the Plan will be non-qualified options if they fail to qualify as incentive options or to the extent these exceed the annual limit on incentive stock options. Incentive stock options may only be granted to our employees. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and consultants. The option exercise price of each option will be determined by the Compensation Committee but may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose will be the last reported sale price of the shares of common stock on the NASDAQ Global Select Market on the date of grant. The exercise price of an option may not be reduced after the date of the option grant, other than to appropriately reflect changes in our capital structure.

The term of each option will be fixed by the Compensation Committee and may not exceed five years from the date of grant. The Compensation Committee will determine at what

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time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation Committee. In general, unless otherwise permitted by the Compensation Committee, no option granted under the Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation Committee or by delivery (or attestation to the ownership) of shares of common stock that are beneficially owned by the optionee or were purchased in the open market. Subject to applicable law, the exercise price may also be delivered to Citrix by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the Compensation Committee may permit non-qualified options to be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

To qualify as incentive stock options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Stock Appreciation Rights

The Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as the Compensation Committee may determine. Stock appreciation rights entitle the recipient to shares of common stock equal to the value of the appreciation in the stock price over the exercise price. The exercise price is the fair market value of the common stock on the date of grant. The maximum term of a stock appreciation right is five years.

Restricted Stock

The Compensation Committee may award shares of common stock to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified restricted period.

Restricted Stock Units

The Compensation Committee may award restricted stock units to any participants. Restricted stock units are ultimately payable in the form of shares of common stock and may be subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified vesting period. In the Compensation Committee’s sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a deferred stock unit award, subject to the participant’s compliance with the procedures established by the Compensation Committee and requirements of Section 409A of the Internal Revenue Code of 1986.

Unrestricted Stock Awards

The Compensation Committee may also grant shares of common stock which are free from any restrictions under the Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Performance Share Awards

The Compensation Committee may grant performance awards to any participant which entitle the recipient to receive shares of common stock upon the achievement of certain performance goals and such other conditions as the Compensation Committee shall determine. Except in the case of a change in control, these awards granted to employees will have a performance period of at least one year.

Dividend Equivalent Rights

The Compensation Committee may grant dividend equivalent rights to participants which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights granted as a component of another award may be paid only if the related award becomes vested and settled. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award.

2019 Proxy Statement	83

Cash-Based Awards

The Compensation Committee may grant cash bonuses under the Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals.

Acquisition

In the event of an “Acquisition” (as defined in the Plan), Citrix and the surviving or acquiring entity, shall, as to outstanding awards (on the same basis or on different bases as the Compensation Committee shall specify), make appropriate provision for the assumption or continuation of such awards or the substitution of such awards on an equitable basis with new awards, with appropriate adjustments as to the number and kind of shares, and if appropriate, the per share exercise prices, as such parties shall agree, the fair market value of which shall not materially differ from the fair market value of the shares of Citrix common stock subject to such awards immediately preceding the Acquisition. To the extent the parties to such Acquisition do not provide for the assumption, continuation or substitution of awards, the Plan and all outstanding awards shall terminate, and, except as the Compensation Committee may otherwise specify, all options and stock appreciation rights shall become exercisable in full prior to the consummation of the Acquisition, all other awards subject to time-based vesting shall become fully vested and non-forfeitable as of the effective time of the Acquisition and all awards with conditions and restrictions relating to the attainment of performance goals will, in each case unless otherwise set forth in an award agreement, be deemed achieved at 100% of target levels and become fully vested and nonforfeitable as of the effective time of an Acquisition.

In addition to or in lieu of the foregoing, with respect to outstanding options or stock appreciation rights, the Compensation Committee may, upon written notice to the affected participant, provide that one or more options or stock appreciation rights then outstanding must be exercised, in whole or in part, within a specified number of days of the date of such notice, at the end of which period such options or stock appreciation rights shall terminate, or provide that one or more options or stock appreciation rights then outstanding, in whole or in part, shall be terminated in exchange for a cash payment equal to the excess of the fair market value for the shares subject to such options or stock appreciation rights over the exercise price thereof.

The Compensation Committee may provide that all options and stock appreciation rights that are not exercisable immediately prior to the effective time of an Acquisition shall become fully exercisable as of the effective time of the Acquisition, all other awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of an Acquisition and all awards with conditions and restrictions relating to the attainment of performance goals will be deemed achieved at 100% of target levels, unless otherwise set forth in an award agreement, and become fully vested and nonforfeitable as of the effective time of an Acquisition. In such cases, such awards shall become exercisable in full prior to the consummation of the Acquisition at such time and on such conditions as the Compensation Committee determines, and if such awards are not exercised prior to the consummation of the Acquisition, they shall terminate at such time as determined by the Compensation Committee.

In the event of an involuntary termination of services of a participant for any reason other than death, disability or Cause (as defined in the Plan) within six months following the consummation of an Acquisition, any awards of the participant assumed or substituted in the Acquisition which are subject to vesting conditions, shall accelerate in full, and any awards accelerated in such manner with conditions and restrictions relating to the attainment of performance goals will be deemed achieved at 100% of target levels. All such accelerated options or stock appreciation rights of the participant shall be exercisable for a period of one year following termination, but in no event after the expiration date of such award.

In the event of an Acquisition, the vesting of any and all awards held by any participant who is a Non-Employee Director shall accelerate and become exercisable in full prior to the consummation of the Acquisition at such time and on such conditions as the Compensation Committee determines, and shall terminate if not exercised prior to the consummation of the Acquisition.

Adjustments for Stock Dividends, Stock Splits, Etc.

The Plan requires the Compensation Committee to make appropriate adjustments to the number of shares of common stock that are subject to the Plan, to certain limits in the Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Clawback

Awards granted under the Plan are subject to clawback pursuant to our executive compensation recovery policy.

84

Dispute Resolution

The Plan provides that all disputes or claims arising under the Plan shall be resolved by confidential binding arbitration.

Tax Withholding

Participants in the Plan are responsible for the payment of any federal, state or local taxes that we are required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. Subject to approval by the Compensation Committee, the tax withholding obligations may be satisfied by us withholding shares of common stock to be issued pursuant to the exercise or vesting of the award.

Amendments and Termination

Our Board of Directors may at any time amend or discontinue the Plan and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. Stock options and stock appreciation rights may not be amended to reduce the exercise price, or otherwise repriced in any manner, without shareholder approval. In addition, to the extent required under the rules of NASDAQ, any amendments that materially change the terms of the Plan will be subject to approval by our shareholders. Amendments shall also be subject to approval by our shareholders if and to the extent determined by the Compensation Committee to be required by the Internal Revenue Code of 1986 to preserve the qualified status of incentive options or to ensure that compensation earned under the Plan qualifies as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986.

Effective Date of Plan

Our Board of Directors adopted the Plan on March 14, 2017, and the Plan became effective when it was approved by our shareholders on June 22, 2017. The Plan was amended by the First Amendment to the Plan, adopted by the Board of Directors on March 7, 2018 to add our Chief People Officer to the list of officers to whom certain authority may be delegated under the Plan. The Plan Amendment to change the fungible ratio and decrease the number of shares available for issuance under the Plan was adopted by our Board of Directors on March 11, 2019 and will become effective on the date it is approved by our shareholders. No other awards may be granted under the Plan after June 22, 2027 or, in the case of any incentive stock options, 10 years from the date of adoption by our Board.

New Plan Benefits

All awards to executive officers in future periods are made at the discretion of the Compensation Committee and our Board. Therefore, the benefits and amounts that will be received or allocated under the Plan to such persons are not determinable at this time.

Tax Aspects Under the Internal Revenue Code of 1986

The following is a summary of the principal federal income tax consequences of certain transactions under the Plan. It does not describe all federal tax consequences under the Plan, nor does it describe state or local tax consequences.

Incentive Options

No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) we will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

2019 Proxy Statement	85

Non-Qualified Options

No income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security and Medicare taxes on the excess of the fair market value over the exercise price of the option.

Other Awards

We generally will be entitled to a tax deduction in connection with an award under the Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax, Social Security and Medicare taxes and recognize such taxes at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments

The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Internal Revenue Code of 1986. Any such parachute payments may not be deductible by us, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions

Section 162(m) of the Internal Revenue Code of 1986 generally places a $1 million limit on the amount of compensation a company can deduct in any one year for certain executive officers. Therefore, our deduction for certain awards under the Plan may be limited by Section 162(m).

Vote Required

The affirmative vote of at least a majority of shares present in person or represented by proxy at the meeting and entitled to vote on this proposal is required for the approval of the Plan Amendment.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”

THE SECOND AMENDMENT TO THE CITRIX SYSTEMS, INC.

AMENDED AND RESTATED 2014 EQUITY INCENTIVE PLAN, AS AMENDED

86

Proposal 3

Ratification of Appointment of

Independent Registered Public

Accounting Firm

The Audit Committee has retained the firm of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2019. Ernst & Young has served as our independent registered public accounting firm since 1989. The Audit Committee reviewed and discussed the prior performance of Ernst & Young and its selection of Ernst & Young for the fiscal year ending December 31, 2019. As a matter of good corporate governance, the Audit Committee has determined to submit its selection to our shareholders for ratification. Even if the selection of Ernst & Young is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year, if it determines that such a change would be in the best interests of Citrix and our shareholders.

We expect that a representative of Ernst & Young will attend our 2019 Annual Meeting, and the representative will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from shareholders.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”

THE RATIFICATION OF THE APPOINTMENT OF

ERNST & YOUNG AS CITRIX’S INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR 2019.

2019 Proxy Statement	87

Proposal 4

Advisory Vote to Approve the

Compensation of Our Named

Executive Officers

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, known as the Dodd-Frank Act, this proposal, commonly known as a say-on-pay proposal, gives our shareholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation of our Named Executive Officers. This vote is not intended to address any specific item of compensation or the compensation of any particular officer, but rather the overall compensation of our Named Executive Officers and our compensation philosophy, policies and practices.

As discussed under Compensation Discussion and Analysis beginning on page 33, we believe that our executive compensation programs emphasize sustainable growth through a pay-for-performance orientation and a commitment to both operational and organizational effectiveness. We believe that our compensation programs for our Named Executive Officers are instrumental in helping us achieve our strategic and financial performance and, during this transition period for our company, to retain our

Named Executive Officers in order to drive execution of our strategic and operational initiatives. Accordingly, we are asking our shareholders to vote “FOR” the following resolution at our 2019 Annual Meeting:

“RESOLVED, that Citrix’s shareholders approve, on an advisory basis, the compensation of Citrix’s Named Executive Officers, as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative disclosures that accompany the compensation tables).”

The vote is advisory, and therefore not binding on Citrix, the Compensation Committee or our Board of Directors. However, our Board of Directors and our Compensation Committee value the opinions of our shareholders and will take into account the outcome of the vote when considering future compensation decisions for our Named Executive Officers.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”

THE APPROVAL OF, ON AN ADVISORY BASIS, THE

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

AS DISCLOSED IN THIS PROXY STATEMENT.

88

Part 7 Additional Information

Other Matters

The Board of Directors knows of no other matters to be brought before the 2019 Annual Meeting. If any other matters are properly brought before the 2019 Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

Shareholder Proposals

Proposals of shareholders intended for inclusion in the Proxy Statement to be furnished to all shareholders entitled to vote at our 2020 Annual Meeting of Shareholders, pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, must be received at our principal executive offices not later than December 27, 2019. All such proposals must comply with Rule 14a-8 under the Securities Exchange Act of 1934.

In order to be properly brought before the 2020 Annual Meeting, a shareholder’s notice of (a) nomination of a director candidate to be included in our Proxy Statement and proxy pursuant to Section 1.11 of our Bylaws (a “proxy access nomination”) or (b) any proposal other than a matter brought pursuant to Rule 14a-8 or a proxy access nomination, must be received by our Secretary at our principal executive offices between November 27, 2019 and December 27, 2019. However, in the event that an annual meeting is called for a date that is more than 30 days before or more than 60 days after the first anniversary of the date of the Proxy Statement furnished to shareholders in connection with the preceding year’s annual meeting, then, in order to be timely, a shareholder’s notice must be received by our Secretary not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of (1) the 60th day prior to such annual meeting or (2) the close of business on the 10th day following the day on which we first publicly announce the date of such annual meeting. A shareholder’s notice to our Secretary must set forth the information required by our Bylaws with respect to such proxy access nomination or proposal. If a shareholder makes a timely notification, discretionary voting authority with respect to the shareholder’s proposal may be conferred upon the persons selected by management to vote the proxies under circumstances consistent with the SEC’s proxy rules. In order to curtail controversy as to the date on which a notice was received by Citrix, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested, to our principal executive offices at Citrix Systems, Inc., 851 West Cypress Creek Road, Fort Lauderdale, Florida 33309, Attention: Secretary.

Expenses and Solicitation

The cost of solicitation of proxies will be borne by Citrix and, in addition to soliciting shareholders by mail and via the Internet through our regular employees, we may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of Citrix registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some shareholders in person or by mail, telephone, e-mail or telegraph following the original solicitation. We have retained MacKenzie Partners, a proxy solicitation firm, to assist in the solicitation of proxies for a fee not to exceed $20,000, plus reimbursement of expenses.

Delivery of Documents to Shareholders Sharing an Address

If you share an address with any of our other shareholders, your household might receive only one copy of the Proxy Statement, Annual Report and Notice, as applicable. To request individual copies of any of these materials for each shareholder in your household, please contact Investor Relations, Citrix Systems, Inc., 851 West Cypress Creek Road,

Fort Lauderdale, Florida 33309 (telephone: 954-229-5990) (email: investorrelations@citrix.com). We will deliver copies of the Proxy Statement, Annual Report and/or Notice promptly following your written or oral request. To ask that only one copy of any of these materials be mailed to your household, please contact your broker.

2019 Proxy Statement	89

Note Regarding Forward-Looking Statements

This Proxy Statement contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this Proxy Statement do not constitute guarantees of future performance. Investors are cautioned that statements in this Proxy Statement, which are not strictly historical statements, including, without limitation, statements regarding management’s plans, business initiatives, objectives, expectations regarding future performance or needs of our business, strategies and goals, constitute forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “goal,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential” and similar expressions intended to identify forward-looking statements. The forward-looking statements in this Proxy Statement are not guarantees of future performance. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, risks associated with the success and growth of the company’s product lines, including competition, demand and pricing dynamics and the impact of our transition to new business models, including a subscription model; the impact of the global, political and social economic environment on our business, volatility in global stock markets, foreign exchange rate volatility and uncertainty in the IT spending environment; the risks associated with maintaining the security of our products, services, and networks, including securing customer data, and the risks associated with our ability to manage past, present and future cyber security incidents; the risks associated with managing data security incidents, such as the previously-disclosed data security incident impacting our ShareFile service and the more recent incident impacting our internal corporate network, including investigation, remediation, litigation and other associated matters; changes in Citrix’s pricing and licensing models, promotional programs and product mix, all of which may impact Citrix’s revenue recognition; our ability to expand our customer base and attract more users within our customer base; the introduction of new products by competitors or the entry of new competitors into the markets for Citrix’s products or services; the concentration of customers in Citrix’s networking business; Citrix’s ability to innovate and develop new products and services while growing its established virtualization and networking products and services; changes in our revenue mix towards products and services with lower gross margins; seasonal fluctuations in Citrix’s business; failure to execute Citrix’s sales and marketing plans; failure to successfully partner with key distributors, resellers, system integrators, service providers and strategic partners and Citrix’s reliance on the success of those partners for the marketing and distribution of the company’s products; Citrix’s ability to maintain and expand its business in large enterprise accounts and reliance on large service provider customers; the size, timing and recognition of revenue from significant orders; the success of investments in Citrix’s product groups, foreign operations and vertical and geographic markets; the recruitment and retention of qualified employees; transitions in key personnel and succession risk, including transitions in Citrix’s executive leadership; risks in effectively controlling operating expenses; ability to effectively manage our capital structure and the impact of related changes on our operating results and financial condition; the effect of recent accounting pronouncements on revenue and expense recognition; the ability of Citrix to make suitable acquisitions on favorable terms in the future; risks associated with Citrix’s completed and future acquisitions and divestitures, including failure to further develop and successfully market the technology and products of acquired companies, failure to achieve or maintain anticipated revenues and operating performance contributions from acquisitions, which could dilute earnings, the retention of key employees from acquired companies, difficulties and delays integrating personnel, operations, technologies and products, disruption to our ongoing business and diversion of management’s attention from our ongoing business; failure to comply with federal, state and international regulations; litigation and disputes, including challenges to our intellectual property rights or allegations of infringement of the intellectual property rights of others; the ability to maintain and protect our collection of brands; charges in the event of a write-off or impairment of acquired assets, underperforming businesses, investments or licenses; international market readiness, execution and other risks associated with the markets for Citrix’s products and services; risks related to servicing our debt; unanticipated changes in tax rates, non-renewal of tax credits or exposure to additional tax liabilities; and other risks detailed in Citrix’s filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this Proxy Statement.

Note Regarding References to Citrix Website

Information contained on or connected to our website is not incorporated by reference into this proxy statement and should not be considered a part of this proxy statement or any other filing or submission that we make with the SEC.

90

APPENDIX A

CITRIX SYSTEMS, INC.

SECOND AMENDMENT TO

AMENDED AND RESTATED 2014 EQUITY INCENTIVE PLAN

The Amended and Restated 2014 Equity Incentive Plan, (as amended to date, the “Plan”) is hereby amended by the Board of Directors of Citrix Systems, Inc. (the “Company”), subject to approval of the Company’s shareholders, as follows:

1.

To decrease the aggregate number of shares authorized for issuance under the Plan by 2,600,000 shares of common stock, par value $0.001 per share, of the Company, by deleting the first sentence of Section 3(a) of the Plan in its entirety and replacing it as follows:

“The maximum number of shares of Stock reserved and available for issuance under the Plan shall be the sum of (i) 43,400,000 shares, plus (ii) the shares of Stock underlying any awards granted under the 2005 Plan that are forfeited, canceled or otherwise terminated (other than by exercise) after the date of the Company’s 2014 annual stockholder meeting, subject to adjustment as provided in this Section 3.”

2.	To remove the fungible share counting method under the Plan by deleting Section 3(b) in its entirety and replacing it as follows:

“(b) Effect of Awards. With respect to Awards granted prior to the date of the Company’s 2019 annual stockholder meeting, (i) the grant of any full-value Award (i.e., an Award other than an Option or a Stock Appreciation Right) shall be deemed, for purposes of determining the number of shares of Stock available for issuance under Section 3(a), as an Award of 2.75 shares of Stock for each such share of Stock actually subject to the Award, and (ii) the grant of an Option or a Stock Appreciation Right shall be deemed, for purposes of determining the number of shares of Stock available for issuance under Section 3(a), as an Award for one share of Stock for each such share of Stock actually subject to the Award. With respect to Awards granted on or after the date of the Company’s 2019 annual stockholder meeting, the grant of any Award shall be deemed, for purposes of determining the number of shares of Stock available for issuance under Section 3(a), as an Award for one share of Stock for each such share of Stock actually subject to the Award. Any forfeitures, cancellations or other terminations (other than by exercise) of any full-value Award (i.e., an Award other than an Option or a Stock Appreciation Right) that was granted prior to the date of the Company’s 2019 annual stockholder meeting shall be returned to the reserved pool of shares of Stock under the Plan as 2.75 shares of Stock for each such share of Stock actually subject to the Award that is returned to the reserved pool, and any forfeitures, cancellations or other terminations (other than by exercise) of any other type of Award (including any full-value Awards granted on or after the date of the Company’s 2019 annual stockholder meeting) shall be returned to the reserved pool of shares of Stock under the Plan as one share of Stock for each such share of Stock actually subject to the Award that is returned to the reserve pool.”

All other terms and conditions of the Plan shall be unchanged and remain in full force and effect.

APPROVED BY BOARD OF DIRECTORS:	March 11, 2019
APPROVED BY SHAREHOLDERS:	, 2019

2019 Proxy Statement	91

Shareholder Materials

Annual Meeting Voting

citrix.com

Shareholder Annual Meeting Materials Voting Citrix Systems, Inc.851 West Cypress Creek Road Fort Lauderdale, FL 33309 citrix.com

    CITRIX SYSTEMS, INC.

    ATTN: LEGAL DEPARTMENT

    15 Network Drive

    Burlington, MA 01803

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on 06/03/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Citrix Systems, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on 06/03/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:    ☒

KEEP THIS PORTION FOR YOUR RECORDS

— — — — —  —  —  —  —  —  —  —  —  —  —  —  —  —  —  —  —  —  —  —  —  —  —  — — — —  —  —  —  —  — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors

	Nominees	For	Against	Abstain

1a.	Robert M. Calderoni	☐	☐	☐

1b.	Nanci E. Caldwell	☐	☐	☐

1c.	Jesse A. Cohn	☐	☐	☐

1d.	Robert D. Daleo	☐	☐	☐

1e.	Murray J. Demo	☐	☐	☐

1f.	Ajei S. Gopal	☐	☐	☐

1g.	David J. Henshall	☐	☐	☐

1h.	Thomas E, Hogan	☐	☐	☐

For address change/comments, mark here. (see reverse for instructions)		Yes	No	☐

Please indicate if you plan to attend this meeting		☐	☐

		For	Against	Abstain

1i.	Moira A. Kilcoyne	☐	☐	☐

1j.	Peter J. Sacripanti	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.		For	Against	Abstain

2.	Approval of an amendment to the Company’s Amended and Restated 2014 Equity Incentive Plan	☐	☐	☐

3.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2019	☐	☐	☐

4.	Advisory vote to approve the compensation of the Company’s named executive officers	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name(s) appear(s) hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

0000418459_1     R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com

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Proxy

Citrix Systems, Inc.

Proxy for Annual Meeting of Shareholders on June 4, 2019

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Citrix Systems, Inc., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 25, 2019, and hereby appoints David J. Henshall and Antonio G. Gomes, and each of them, proxies and attorneys-in-fact, with full power of substitution to each, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held at 851 West Cypress Creek Road, Fort Lauderdale, Florida 33309, United States, on June 4, 2019 at 5:00 p.m. Eastern Time, and at any adjournments or postponements thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THESE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS AND “FOR” THE PROPOSALS IN ITEMS 2, 3 AND 4. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDER ON ANY MATTER INCIDENTAL TO THE FOREGOING OR ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000418459_2    R1.0.1.18